UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

Pilgrim Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☒
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)
Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of Pilgrim Bancshares, Inc.

2)
Aggregate number of securities to which transaction applies:

2,444,619

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee: The filing fee was determined based on 2,444,619 shares of common stock and 183,000 stock options multiplied by $23.00 per share (which represents the possible amount of the per share merger consideration). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001245 by the number calculated in the preceding sentence.

4)
Proposed maximum aggregate value of transaction:

$56,226,237

5)
Total fee paid:

$7,001

☒
Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)
Amount Previously Paid:

2)
Form, Schedule or Registration Statement No.:

3)
Filing Party:

4)
Date Filed:

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
Dear Fellow Stockholder:
We cordially invite you to attend a special meeting of stockholders of Pilgrim Bancshares, Inc. (“Pilgrim Bancshares” or the “Company”). The special meeting will be held at the Red Lion Inn, located at 71 South Main Street, Cohasset, Massachusetts 02025, on Tuesday, December 11, 2018, at 10:00 a.m., local time.
On July 25, 2018, Pilgrim Bancshares entered into an Agreement and Plan of Merger with Hometown Financial Group, MHC, a Massachusetts mutual holding company (“MHC”), and Hometown Financial Group, Inc., a Massachusetts corporation and the wholly owned subsidiary of MHC (“Hometown Financial” and together with MHC, “Hometown”), pursuant to which Pilgrim Bancshares will merge with Hometown Financial Group Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Hometown Financial formed solely to facilitate the merger, with Pilgrim Bancshares as the surviving entity (the “merger”). Immediately thereafter, Pilgrim Bancshares will merge with and into Hometown Financial, with Hometown Financial as the surviving entity (the “second step merger”). If the merger is completed, each share of Pilgrim Bancshares common stock will be converted into the right to receive $23.00 in cash, without interest.
At the special meeting, you will be asked to approve: (1) the Agreement and Plan of Merger, dated as of July 25, 2018, by and among, MHC, Hometown Financial and Pilgrim Bancshares (the “merger agreement”), and the merger; and (2) any adjournment or postponement of the special meeting, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes represented in person or by proxy at the time of the special meeting to approve the merger agreement and the merger (the “adjournment proposal”). A majority of the outstanding shares of Pilgrim Bancshares common stock must be voted for approval of the merger agreement and the merger for the merger to be completed. The merger is expected to close during the first quarter of 2019.
Your exchange of shares of Pilgrim Bancshares common stock for cash generally will cause you to recognize income or loss for federal, and possibly state, local and foreign, income tax purposes. You should consult your personal tax advisor for a full understanding of the income tax consequences of the merger to you.
Your board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and the merger and for the adjournment proposal, because your board believes that the merger is advisable and in the best interests of Pilgrim Bancshares’ stockholders.
This proxy statement provides you with detailed information about the merger and includes, as Appendix A, a copy of the merger agreement. We urge you to read the enclosed materials carefully for a complete description of the merger.
Your vote is very important.   Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided. You may also vote your shares by telephone or the Internet following the instructions on the enclosed proxy or voting instruction card. If your shares are held in an account at a bank, broker or other nominee, you should instruct your bank, broker or nominee how to vote your shares using the separate voting instruction form furnished by your bank, broker or nominee. Failing to vote will have the same effect as voting “AGAINST” the merger agreement and the merger.
If you have any questions concerning the merger or need assistance in voting, please contact Pilgrim Bancshares’ proxy solicitor, Georgeson LLC, toll-free, at, (866) 391-7007.
On behalf of the Board, we thank you for your prompt attention to this important matter.
Sincerely,
Francis E. Campbell
Chairman of the Board, President and Chief Executive Officer
This proxy statement is dated October 29, 2018 and is first being mailed to stockholders on or about October 31, 2018.

Pilgrim Bancshares, Inc.
40 South Main Street
Cohasset, Massachusetts 02025
(781) 383-0541
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 11, 2018
A special meeting of stockholders of Pilgrim Bancshares, Inc. (“Pilgrim Bancshares” or the “Company”) will be held at the Red Lion Inn, located at 71 South Main Street, Cohasset, Massachusetts 02025, on Tuesday, December 11, 2018, at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned.
A proxy card and a proxy statement for the special meeting are enclosed. The special meeting is being held:
1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 25, 2018, by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. and Pilgrim Bancshares, Inc. (the “merger agreement”), pursuant to which Pilgrim Bancshares will merge with Hometown Financial Group Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Hometown Financial formed solely to facilitate the merger, with Pilgrim Bancshares as the surviving entity (the “merger”), and immediately thereafter Pilgrim Bancshares will merge with and into Hometown Financial (the “second step merger”), and upon consummation of the merger and the second step merger, Hometown Financial will maintain Pilgrim Bank, the wholly owned subsidiary of Pilgrim Bancshares, as a separate stand-alone bank subsidiary of Hometown Financial, as more fully described in the accompanying proxy statement; and

2.
To consider and vote upon a proposal to adjourn the special meeting of stockholders if necessary or appropriate to solicit additional proxies.

We are not aware of any other business to come before the special meeting. Any action may be taken on Proposal No. 1 at the special meeting or on any date or dates to which the special meeting may be adjourned or postponed. You can vote at the special meeting if you owned Pilgrim Bancshares common stock at the close of business on October 15, 2018.
Your vote is very important.   We cannot complete the merger unless a majority of the outstanding shares of Pilgrim Bancshares common stock approve the merger agreement and the merger. Failure to vote will have the same effect as voting “AGAINST” the merger agreement and the merger.
The enclosed document provides a detailed description of the merger, the merger agreement and related matters. We urge you to read carefully the document, and its appendices in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Pilgrim Bancshares common stock, please contact Pilgrim Bancshares’ proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas
9th Floor
New York, NY 10104
Monday through Friday from 9:00 a.m. to 5:00 p.m., Eastern Time, toll-free at (866) 391-7007
The Pilgrim Bancshares board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that Pilgrim Bancshares’ stockholders vote “FOR” approval of the merger agreement and the merger and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement and the merger.
By Order of the board of directors
Edward T. Mulvey, Corporate Secretary
Cohasset, Massachusetts
October 29, 2018

Important: The prompt return of proxies will save Pilgrim Bancshares the expense of further requests for proxies to ensure a quorum at the special meeting. Please complete, sign and date the enclosed proxy card or voting instruction card and promptly mail it in the enclosed envelope. You may also be able to vote your shares by telephone or over the Internet. If telephone or Internet voting is available to you, voting instructions are printed on the proxy card or voting instruction card sent to you.

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING	iii
SUMMARY TERM SHEET	1
PILGRIM BANCSHARES SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA	4
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	6
THE SPECIAL MEETING	7
Place, Date and Time	7
Purpose of the Meeting	7
How to Vote; Attending the Meeting	7
Record Date; Vote Required	7
Beneficial Ownership of Pilgrim Bancshares Common Stock	8
Proxies; Revocation	8
Recommendation of the Pilgrim Bancshares Board of Directors Relating to the Merger	9
Participants in Pilgrim Bancshares Benefit Plans	9
MARKET PRICE AND DIVIDEND DATA FOR PILGRIM BANCSHARES COMMON STOCK	10
INFORMATION ABOUT THE COMPANIES	11
PROPOSAL 1 — APPROVAL OF THE MERGER AGREEMENT	12
General	12
Background of the Merger	12
Pilgrim Bancshares’ Reasons for the Merger and Recommendation of the Board of Directors that Pilgrim Bancshares Stockholders Vote “FOR” Approval of the Merger Agreement	15
Opinion of Pilgrim Bancshares’ Financial Advisor	17
Certain Prospective Financial Information Provided by Pilgrim Bancshares	25
Surrender of Certificates; Payment of Merger Consideration	26
Certain Federal Income Tax Consequences to U.S. Holders	27
Certain Effects of the Merger	28
Effects on Pilgrim Bancshares and Our Stockholders if the Merger is Not Completed	29
Appraisal Rights	29
Financial Interests of Directors and Executive Officers in the Merger	29
Regulatory Approvals	33
Accounting Treatment	33
Terms of the Merger Agreement	34
Surviving Corporation, Governing Documents and Directors	34
Treatment of Pilgrim Bancshares Stock Options and Other Equity-Based Awards	34
Closing and Effective Time of the Merger	35
Representations and Warranties	35
Covenants and Agreements	37
i

QUESTIONS AND ANSWERS
ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING
Q:
Why am I receiving this proxy statement and proxy card?

A:
You are being asked to approve the Agreement and Plan of Merger, dated as of July 25, 2018 (the “merger agreement”), by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. (“Hometown Financial”) and Pilgrim Bancshares, Inc. (“Pilgrim Bancshares”), pursuant to which Pilgrim Bancshares will merge with Hometown Financial Group Acquisition Corp., a wholly owned subsidiary of Hometown Financial formed solely to facilitate the merger (“merger sub”), with Pilgrim Bancshares as the surviving entity (the “merger”). Immediately thereafter, Pilgrim Bancshares will merge with and into Hometown Financial (the “second step merger”). Upon consummation of the merger and the second step merger, Hometown Financial will maintain Pilgrim Bank, the wholly owned subsidiary of Pilgrim Bancshares, as a separate wholly owned, direct subsidiary of Hometown Financial. By virtue of the merger, each outstanding common share of Pilgrim Bancshares automatically will be converted into the right to receive $23.00 in cash, without interest.

A copy of the merger agreement is attached to this proxy statement as Appendix A.
You are also being asked to approve the adjournment of the special meeting of stockholders if necessary or appropriate to solicit additional proxies.
Q:
What do I need to do now?

A:
After you have carefully read this proxy statement, including the appendices, please vote your shares promptly so that your shares are represented and voted at the special meeting.

If you hold stock in your name as a stockholder of record, you can vote by signing, dating and mailing your proxy card in the enclosed prepaid return envelope as soon as possible or by telephone or internet.
If you hold your stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. “Street name” stockholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.
If you are a participant in the Pilgrim Bank Employee Stock Ownership Plan (the “ESOP”), you will have received a voting instruction form that reflects all shares for which you may direct the voting under the ESOP. Under the terms of the ESOP, each participant may provide instructions to the trustee how to vote the shares of Pilgrim Bancshares common stock allocated to his or her plan account. The ESOP trustee will vote your shares in accordance with your instructions and will vote the unallocated shares and shares for which it does not receive voting instructions in the same proportion as the instructions received from participants. The deadline for returning your voting instructions is December 4, 2018.
Q:
What is the vote required to approve the merger agreement?

A:
Approval of the merger agreement requires the affirmative vote of a majority of the shares of Pilgrim Bancshares common stock outstanding as of the close of business on October 15, 2018, the record date for the special meeting. Failing to vote will have the same effect as voting “AGAINST” the merger agreement and the merger.

Q:
Why is my vote important?

A:
If you do not return your proxy card or vote by telephone, Internet or in person at the special meeting or fail to instruct your bank, broker or nominee how to vote, it will be more difficult for us to obtain the necessary quorum to hold our special meeting. In addition, your failure to vote or failure to instruct your bank, broker or other nominee how to vote will have the same effect as a vote “AGAINST” approval of the merger agreement and the merger. The merger agreement and the merger must be approved by a majority of the shares of Pilgrim Bancshares common stock outstanding. The Pilgrim Bancshares board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and the merger.

Q:
If my broker holds my shares in street name, will my broker automatically vote my shares for me?

A:
No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures your broker provides to you.

Q:
What if I abstain from voting or fail to instruct my broker?

A:
If you abstain from voting or fail to instruct your broker to vote your shares, it will have the same effect as a vote “AGAINST” the merger agreement and the merger. However, abstentions and broker non-votes will be counted toward a quorum at the special meeting.

Q:
Can I attend the special meeting and vote my shares in person?

A:
Yes. All stockholders are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee how you can vote at the special meeting.

Q:
Can I change my vote?

A:
Yes, you can change your vote at any time before your proxy is voted at the special meeting. If you have not voted through your bank, broker or other nominee, there are five ways you can change your vote after you have sent in your proxy card or after you have voted by telephone or Internet.

•
First, you may send a written notice to our Corporate Secretary, stating that you would like to revoke your proxy.

•
Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

•
Third, you may attend the special meeting and vote in person. Any earlier-dated proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

•
Fourth, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 1:00 a.m., Eastern Time, on December 11, 2018.
•
Fifth, you can change your vote by using the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 1:00 a.m., Eastern Time, on December 11, 2018.

If you have directed your bank, broker or other nominee to vote your shares, you must follow directions you receive from your bank, broker or nominee to change your vote.
Q:
Will I have the right to have my shares appraised if I dissent from the merger?

A:
No. Under Pilgrim Bancshares’ Articles of Incorporation, Pilgrim Bancshares’ stockholders do not have appraisal rights with respect to the merger.

Q:
Should I send in my stock certificates now?

A:
No. Instructions for surrendering your Pilgrim Bancshares stock certificates in exchange for the cash purchase price will be sent to you later. Please do not send any stock certificates with your proxy.

Q:
Will I owe income taxes as a result of the merger?

A:
Only if you recognize a taxable gain. The receipt of the merger consideration in exchange for shares of Pilgrim Bancshares common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign income or other tax laws). In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the adjusted tax basis of your shares of Pilgrim Bancshares common stock. See “Proposal 1 — Approval of the Merger Agreement — Certain Federal Income Tax Consequences to U.S. Holders.” You are urged to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) as a result of the receipt of the merger consideration in exchange for Pilgrim Bancshares common shares pursuant to the merger.

Q:
Who should I call with questions about the merger?

A:
You may contact Georgeson LLC, our proxy solicitor toll-free at (866) 391-7007. If your bank, broker or other nominee holds your shares, you should also call your bank, broker or other nominee for additional information. You may also contact Pilgrim Bancshares’ Chief Executive Officer, Francis E. Campbell, at (781) 383-0541.

v

SUMMARY TERM SHEET
This is a summary of selected key terms of the transaction between Pilgrim Bancshares, Inc. (“Pilgrim Bancshares” or the “Company”) and Hometown Financial Group, Inc. (“Hometown Financial”). It may not contain all of the information that is important to you. We urge you to read carefully the entire document, including the appendices, and the other documents to which we refer, to fully understand the merger. Each item in this summary refers to the page of this document on which the subject is discussed in more detail.
In the Merger, Pilgrim Bancshares Stockholders Will Have a Right to Receive $23.00 Per Share of Pilgrim Bancshares Common Stock (page 12)
Pursuant to the merger agreement, Pilgrim Bancshares will merge with and into Hometown Financial, with Hometown Financial as the surviving entity. If the merger occurs, each stockholder of Pilgrim Bancshares will receive, for each share owned, the right to receive $23.00 in cash, without interest.
Pilgrim Bancshares’ Reasons for the Merger and Recommendation of the Board of Directors that Pilgrim Bancshares Stockholders Vote “FOR” Approval of the Merger Agreement (page 15)
The merger cannot occur unless Pilgrim Bancshares’ stockholders approve the merger agreement and the merger by the affirmative vote of a majority of the shares of Pilgrim Bancshares common stock outstanding, all regulatory and other approvals necessary to complete the merger are obtained and other conditions to the merger are satisfied or waived. See the discussion under the caption “Proposal 1 —  Approval of the Merger Agreement — Conditions to Complete the Merger” for more information. The board of directors of Pilgrim Bancshares has unanimously approved the merger agreement and the merger and unanimously recommends that Pilgrim Bancshares’ stockholders vote “FOR” the merger agreement and the merger. In reaching its decision, the Pilgrim Bancshares board of directors considered a number of factors, which are described in the section captioned “Proposal 1 — Approval of the Merger Agreement — Pilgrim Bancshares’ Reasons for the Merger and Recommendation of the Board of Directors that Pilgrim Bancshares’ Stockholders Vote “FOR” Approval of the Merger Agreement.”
The Pilgrim Bancshares board of directors also unanimously recommends that the Pilgrim Bancshares stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.
Pilgrim Bancshares’ Financial Advisor Has Provided an Opinion to the Pilgrim Bancshares Board of Directors Regarding the Merger Consideration (page 17 and Appendix B)
In connection with the merger, Pilgrim Bancshares’ financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated July 24, 2018, to the Pilgrim Bancshares board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Pilgrim Bancshares common stock of the merger consideration in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Appendix B to this proxy statement. The opinion was for the information of, and was directed to, the Pilgrim Bancshares board of directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion did not address the underlying business decision of Pilgrim Bancshares to engage in the merger or enter into the merger agreement or constitute a recommendation to the Pilgrim Bancshares board of directors in connection with the merger, and it does not constitute a recommendation to any holder of Pilgrim Bancshares common stock or any stockholder of any other entity as to how to vote in connection with the merger or any other matter.
Pilgrim Bancshares Has Agreed to Pay Hometown Financial a Termination Fee of  $1,625,000 in Certain Circumstances and Has Agreed to Non-Solicitation Restrictions (pages 45 and 42)
Under certain circumstances described in the merger agreement, in connection with a termination of the merger agreement, Pilgrim Bancshares is required to pay Hometown Financial a $1,625,000 termination fee. See the discussion under the caption “Proposal 1 — Approval of the Merger Agreement — Termination Fee” for more information.

In general, Pilgrim Bancshares has agreed that it will not seek or encourage a competing transaction to acquire Pilgrim Bancshares except in very limited situations in which an unsolicited offer is made. See the discussion under the caption “Proposal 1 — Approval of the Merger Agreement — Agreement Not to Solicit Other Offers” for more information.
Pilgrim Bancshares’ Executive Officers and Directors Have Financial Interests in the Merger That Differ From Your Interests (page 29)
In considering the recommendation of the board of directors of Pilgrim Bancshares to approve the merger agreement and the merger, you should be aware that certain executive officers and directors of Pilgrim Bancshares and Pilgrim Bank have employment and other compensation agreements or plans that give them interests in the merger that are somewhat different from, or in addition to, your interests as Pilgrim Bancshares stockholders. These interests and agreements, include:
•
cash payments to Pilgrim Bancshares’ President and Chief Executive Officer, Francis E. Campbell, Executive Vice President and Chief Financial Officer, Christopher G. McCourt, and Senior Vice President and Chief Information Officer, Joan A. MacIntyre, under their employment, change in control, retention bonus agreements and supplemental retirement agreements, as applicable;

•
a settlement, consulting and non-competition agreement for Mr. Campbell;

•
the acceleration of the time of payment of the annual bonuses that may be earned by Mr. Campbell, Mr. McCourt and Ms. MacIntyre for 2018 in the ordinary course under the Pilgrim Bank Executive Annual Incentive Plan, such that the bonuses would be paid at the effective time of the merger;

•
the accelerated vesting of outstanding restricted stock awards previously granted by Pilgrim Bancshares, which restricted stock will be exchanged for the merger consideration, and the distribution of the unvested dividends declared with respect to the restricted stock awards;

•
the accelerated vesting of outstanding stock options previously granted by Pilgrim Bancshares, which can be exchanged for cash payments equal to the difference between the option exercise price and $23.00;

•
additional allocations under Pilgrim Bank’s ESOP of a pro rata portion of the excess assets in the ESOP’s suspense account after the ESOP loan is repaid, the ESOP is terminated and the shares in the ESOP are exchanged for the merger consideration; and

•
the rights of officers and directors of Pilgrim Bancshares and its subsidiaries to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

See the discussion under the caption “Proposal 1 — Approval of the Merger Agreement — Financial Interests of Directors and Executive Officers in the Merger” for more information.
What Holders of Pilgrim Bancshares Stock Options and Other Equity-Based Awards Will Receive (page 34)
Each outstanding stock option granted by Pilgrim Bancshares, whether vested or unvested, will be canceled and converted automatically into the right to receive a cash payment equal to the excess, if any, of $23.00 over the exercise price of the option, less applicable tax withholdings. See, “Proposal 1 — Approval of the Merger Agreement — Treatment of Pilgrim Bancshares Stock Options and Other Equity-Based Awards.”
Each outstanding restricted stock award granted by Pilgrim Bancshares, whether vested or unvested, will be canceled in exchange for a cash payment equal to the number of shares subject to the restricted stock award multiplied by $23.00.
At the effective time of the merger, each share of common stock held by the ESOP will be converted into the right to receive $23.00 in cash, without interest.

There Are Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 43)
Currently, we expect to complete the merger during the first quarter of 2019. As more fully described in this proxy statement and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:
•
the approval of the merger agreement by Pilgrim Bancshares’ stockholders;

•
the absence of  (a) any order, injunction or decree by any court or agency of competent jurisdiction or (b) any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental entity, that prohibits the consummation of the transactions contemplated by the merger agreement;

•
the receipt of required regulatory approvals and the expiration or termination of all related statutory waiting periods, subject to the absence of any term or condition that would be, individually or in the aggregate, materially burdensome to Hometown Financial; and

•
the accuracy of the representations and warranties of the parties in the merger agreement as of the closing date of the merger, subject to the materiality standards provided in the merger agreement, and the performance of the parties in all material respects of all obligations required to be performed by each of them at or prior to the effective time of the merger under the merger agreement (and the receipt by each party of certificates from the other party to such effect).

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
There Are Regulatory Approvals That Must Be Received for the Merger to Occur (page 33)
Each of Pilgrim Bancshares and Hometown Financial has agreed to use their reasonable best efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the merger and the transactions contemplated by the merger agreement, which includes the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the Massachusetts Board of Bank Incorporation. Hometown Financial and Pilgrim Bancshares have filed all of the required regulatory applications but have not yet received any approvals from these regulators. Although we do not know of any reason why the regulatory approvals cannot be obtained timely, we cannot be certain when or if such approvals will be obtained.
The Merger Will Be Taxable to Pilgrim Bancshares Stockholders for U.S. Federal Income Tax Purposes (page 27)
The receipt of the merger consideration in exchange for shares of Pilgrim Bancshares common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and may be a taxable transaction under applicable state, local and foreign income or other tax laws). For U.S. federal income tax purposes, each Pilgrim Bancshares stockholder generally will recognize gain or loss at the effective time of the merger equal to the per share difference, if any, between: (1) $23.00 and (2) the stockholder’s adjusted tax basis in each share of Pilgrim Bancshares common stock exchanged in the merger. The federal income tax consequences described above may not apply to all holders of Pilgrim Bancshares common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

PILGRIM BANCSHARES
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
The selected consolidated financial data presented below as of June 30, 2018 and for the six months ended June 30, 2018 and 2017 is derived from Pilgrim Bancshares’ unaudited historical financial statements. In Pilgrim Bancshares’ opinion, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. The information for each of the years in the five-year period ended December 31, 2017 is derived from Pilgrim Bancshares’ audited historical financial statements. Results for past periods are not necessarily indicative of results that may be expected for any future period.
	At June 30, 2018	At December 31,
		2017	2016	2015	2014	2013
	(Unaudited)
	(In thousands)
Selected Financial Condition Data:
Total assets	$265,562	$265,508	$252,933	$210,507	$188,035	$171,556
Cash and cash equivalents	18,113	14,970	11,188	10,670	18,295	8,991
Interest-bearing time deposits with other banks	1,111	1,106	1,092	1,087	2,575	4,511
Investment securities(1)	16,098	16,690	17,145	16,676	11,916	13,750
Federal Home Loan Bank stock	2,296	2,296	2,299	971	694	667
Loans receivable, net	217,299	219,975	210,486	170,427	143,774	132,923
Premises and equipment, net	4,720	4,758	4,919	5,177	5,409	5,571
Investment in real estate, net	1,520	1,547	1,534	1,578	1,623	1,662
Bank-owned life insurance	2,367	2,349	2,314	2,276	2,230	2,181
Total liabilities	231,212	231,389	220,286	178,538	156,433	159,052
Deposits	194,634	190,247	182,086	169,372	151,010	153,732
Federal Home Loan Bank advances	35,801	40,209	37,329	8,500	5,000	5,000
Total stockholders’ equity	34,350	34,119	32,647	31,969	31,602	12,504

(1)
Investment securities include securities available-for-sale and securities held-to-maturity

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(Unaudited)
	(In thousands, except per share data)
Selected Operating Data:
Interest and dividend income	$5,134	$4,664	$9,650	$8,223	$6,897	$5,993	$5,963
Interest expense	1,117	931	1,985	1,581	1,085	1,066	1,175
Net interest and dividend income	4,017	3,733	7,665	6,642	5,812	4,927	4,788
Provision for loan losses	45	90	180	170	144	—	—
Net interest and dividend income after provision for loan losses	3,972	3,643	7,485	6,472	5,668	4,927	4,788
Noninterest income	252	232	446	562	597	615	351
Noninterest expense	2,994	2,917	5,738	5,525	5,246	5,595	4,611
Income (loss) before income tax	1,230	958	2,193	1,509	1,019	(53)	528
Income tax expense	349	363	1,106	502	365	66	160
Net income (loss)	$881	$595	$1,087	$1,007	$654	$(119)	$368

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(Unaudited)
	(In thousands, except per share data)
Weighted-average number of common shares outstanding
Basic	2,053,164	2,033,581	2,038,153	2,024,918	2,076,337	n/a	n/a
Diluted	2,108,737	2,052,687	2,074,918	2,026,099	2,076,337	n/a	n/a
Earnings per share
Basic	$0.43	$0.29	$0.53	$0.50	$0.31	n/a	n/a
Diluted	$0.42	$0.29	$0.52	$0.50	$0.31	n/a	n/a
Performance Ratios(1):
Return (loss) on average assets	0.67%	0.46%	0.42%	0.43%	0.34%	(0.07)%	0.21%
Return (loss) on average stockholders’ equity	5.17%	3.59%	3.23%	3.13%	2.05%	(0.74)%	2.98%
Interest rate spread(2)	3.01%	2.88%	2.93%	2.85%	3.04%	2.97%	2.99%
Net interest margin(3)	3.20%	3.04%	3.10%	3.01%	3.19%	3.06%	3.05%
Non-interest expense to average assets	2.28%	2.27%	2.22%	2.38%	2.70%	3.22%	2.69%
Efficiency ratio(4)	70.13%	73.57%	70.74%	76.69%	81.85%	100.96%	89.73%
Average interest-earning assets to average interest-bearing liabilities	121.08%	120.54%	120.71%	121.32%	124.49%	114.41%	107.73%
Net loans to deposits	111.64%	112.71%	115.63%	115.60%	100.62%	95.21%	86.89%
Average equity to average assets	12.99%	12.88%	12.98%	13.85%	16.42%	9.24%	7.21%
Stockholders’ equity to total assets at end of period	12.93%	12.96%	12.85%	12.91%	15.19%	16.81%	7.29%
Capital Ratios:
Total capital to risk-weighted assets(5)	15.86%	15.12%	15.15%	14.56%	16.18%	21.92%	13.49%
Tier 1 capital to risk-weighted assets(5)	15.11%	14.43%	14.43%	13.93%	15.55%	21.17%	12.74%
Common equity Tier 1 capital to risk-weighted assets(5)	15.11%	14.43%	14.43%	13.93%	15.55%	n/a	n/a
Tier 1 capital to average assets (5)	9.90%	9.29%	9.45%	9.38%	10.86%	11.65%	7.49%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	0.58%	0.53%	0.56%	0.50%	0.52%	0.51%	0.56%
Allowance for loan losses as a percentage of non-performing loans	NM%	NM%	NM	NM	62.84%	52.36%	31.55%
Net charge-offs to average outstanding loans during the period	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%
Non-performing loans as a percentage of total loans	0.31%	0.32%	0.05%	0.00%	0.83%	0.98%	1.76%
Non-performing assets as a percentage of total assets	0.26%	0.27%	0.04%	0.00%	0.67%	0.75%	1.37%
Other Data:
Number of:
Offices	3	3	3	3	3	3	3
Full-time equivalent employees (FTE)	33	34	31	33	33	32	32

(1)
Annualized for interim periods, where appropriate.

(2)
The interest rate spread represents the difference between the weighted-average yield on interest-earning assets, before a tax equivalent adjustment, and the weighted-average cost of interest-bearing liabilities for the period.

(3)
The net interest margin represents net interest income, before a tax equivalent adjustment, as a percent of average interest-earning assets for the period.

(4)
The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

(5)
Calculation is for Pilgrim Bank.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement, and the documents that we refer to in this proxy statement, contain forward-looking statements intended to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, information concerning possible or assumed future results of operations of Pilgrim Bancshares, the expected completion and timing of the merger and other information relating to the merger. Forward-looking statements generally contain the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “continues,” “remains,” “will,” “should,” “may,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. These forward-looking statements reflect our current expectations and forecasts, however, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of Pilgrim Bancshares. In addition to other factors and matters discussed in this document or discussed and identified in other public filings we make with the Securities and Exchange Commission, we believe the following risks could cause actual results to differ materially from those discussed in the forward-looking statements:
•
the risk that the merger will not be consummated timely, if at all;

•
conditions to the closing of the merger may not be satisfied or the merger agreement may be terminated prior to closing;

•
the impact that potential litigation related to the merger may have on the ability to consummate the merger;

•
difficulties in obtaining required stockholder and regulatory approvals of the merger;

•
increases in competitive pressure among financial institutions or from non-financial institutions;

•
changes in the interest rate environment;

•
changes in deposit flows, loan demand or real estate values;

•
changes in accounting or tax principles, policies or guidelines;

•
changes in laws or regulations;

•
governmental and public policy changes;

•
changes in general economic conditions or conditions in securities markets or the banking industry;

•
materially adverse changes in the financial condition of Pilgrim Bancshares, Pilgrim Bank or Hometown Financial;

•
risks related to domestic or international military or terrorist activities or conflicts; and

•
other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Pilgrim Bancshares or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Pilgrim Bancshares undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING
This section contains information about the special meeting of Pilgrim Bancshares stockholders that has been called to consider and approve the merger agreement and the merger.
Place, Date and Time
The special meeting will be held at the Red Lion Inn, located at 71 South Main Street, Cohasset, Massachusetts 02025, on Tuesday, December 11, 2018, at 10:00 a.m., local time.
Purpose of the Meeting
At the special meeting, our stockholders will be asked to consider and vote on the following matters:
•
a proposal to approve the Agreement and Plan of Merger, dated as of July 25, 2018, by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. and Pilgrim Bancshares, and the merger; and

•
a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and the merger (the “adjournment proposal”).

How to Vote; Attending the Meeting
You may vote your shares:
1.
By Internet.   Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 1:00 a.m., Eastern Time, on December 11, 2018. Once you use the Internet voting system, you can record and confirm (or change) your voting instructions.

2.
By telephone.   Use the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 1:00 a.m., Eastern Time, on December 11, 2018. Once you use the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

3.
By mail.   Mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies received by Pilgrim Bancshares will be voted in accordance with the instructions marked on the proxy card. If you return an executed and dated proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposals identified in the preceding Notice of Special Meeting of Stockholders.

Alternatively, you may attend the special meeting and vote in person. If you hold your stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee to vote in accordance with the instructions you have received from your bank, broker or other nominee. “Street name” stockholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.
Record Date; Vote Required
Only our stockholders of record at the close of business on October 15, 2018 are entitled to notice of and to vote at the special meeting or any adjournment thereof. As of October 15, 2018, there were 2,261,619 shares of our common stock outstanding and entitled to vote.
At the special meeting, our stockholders will be entitled to cast one vote per share of common stock owned on October 15, 2018. Such vote may be exercised in person or by properly executed proxy. The presence, in person or by properly executed proxy, of a majority of our outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for determining the presence of a quorum.

The affirmative vote of a majority of the shares of Pilgrim Bancshares common stock outstanding is required to approve the merger agreement and the merger. As a result, abstentions and broker non-votes will have the same effect as votes “AGAINST” the approval of the merger agreement and the merger. To approve the adjournment proposal, a majority of the votes cast at the special meeting must be voted in favor of the proposal. Broker non-votes and abstentions from voting will have no effect on the outcome of the vote on the adjournment proposal.
If your shares are held in “street name” by your bank, broker or other nominee you should instruct your bank, broker or other nominee how to vote your shares using the instructions provided by your bank, broker or other nominee. If you have not received these voting instructions or require further information regarding these voting instructions, please contact your bank, broker or other nominee for directions on how to vote your shares. Brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and, thus, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote the shares with respect to the approval of the merger agreement and the merger (i.e., “broker non-votes”). Shares of Pilgrim Bancshares common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions.
Approval of the merger agreement by our stockholders is a condition to completion of the merger. See “Proposal 1 — Approval of the Merger Agreement — Conditions to Complete the Merger.”
Beneficial Ownership of Pilgrim Bancshares Common Stock
As of October 15, 2018, our directors and executive officers and their affiliates beneficially owned 214,892 shares of our common stock, excluding stock options, or 9.50% of our outstanding shares of common stock.
Proxies; Revocation
Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless such proxies have been revoked, be voted at the special meeting and any adjournments or postponements thereof in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed and dated proxy, the shares will be voted “FOR” the approval of the merger agreement and the merger and “FOR” the adjournment proposal. However, no proxy voted “AGAINST” the proposal to approve the merger agreement and the merger will be voted in favor of the adjournment proposal.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted: (1) by delivering to the Secretary of Pilgrim Bancshares, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy; (2) by duly executing a later-dated proxy relating to the same shares of common stock; or (3) by attending the special meeting and voting in person. Attendance at the special meeting will not by itself constitute a revocation of a proxy.
Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:
Pilgrim Bancshares, Inc.
40 South Main Street
Cohasset, Massachusetts 01833
Attention:Edward T. Mulvey
Corporate Secretary
If you have instructed your bank, broker or other nominee to vote your shares, the options for revoking your proxy described in the paragraphs above do not apply and instead you must follow the directions provided by your bank, broker or other nominee to change those instructions.
If you voted using the Internet, you can change your vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 1:00 a.m., Eastern Time, on December 11, 2018.

If you voted by telephone, you can change your vote by using the toll-free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 1:00 a.m., Eastern Time, on December 11, 2018.
Pilgrim Bancshares will bear the cost of soliciting proxies. In addition to soliciting by mail, our directors, officers and employees may solicit proxies from our stockholders personally, by telephone or by other forms of communication. Our directors, officers and employees will not receive additional compensation for such services, Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners. In addition, we have retained Georgeson LLC to solicit proxies on behalf of the board of directors. Georgeson LLC will receive a fee of $7,000 for these services, plus reimbursement for its expenses.
You are requested to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage-paid envelope, or vote by telephone or the Internet.
Do not forward stock certificates with your proxy cards.
Recommendation of the Pilgrim Bancshares Board of Directors Relating to the Merger
The Pilgrim Bancshares board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Pilgrim Bancshares board of directors unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Pilgrim Bancshares and its stockholders and unanimously recommends that you vote “FOR” approval of the merger agreement and the merger. See “The Merger — Pilgrim Bancshares’ Reasons for the Merger and Recommendation of the Board of Directors that Pilgrim Bancshares Stockholders Vote “FOR” Approval of the Merger Agreement” for a more detailed discussion of the Pilgrim Bancshares board of directors’ recommendation.
Participants in Pilgrim Bancshares Benefit Plans
If you are a participant in the ESOP, you will have received a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, in connection with a change in control, the trustee votes all shares held by the ESOP, but each participant may instruct the trustee how to vote the shares of Pilgrim Bancshares common stock allocated to his or her ESOP account. The ESOP trustee will vote your shares in accordance with your instructions and will vote the unallocated shares and the shares for which it does not receive voting instructions in the same proportion as the instructions received from participants. The deadline for returning your voting instructions is December 4, 2018.

MARKET PRICE AND DIVIDEND DATA FOR PILGRIM BANCSHARES COMMON STOCK
Pilgrim Bancshares’ common stock is quoted on the OTC Pink Marketplace under the symbol “PLRM.” The following table shows the quarterly high and low sales prices per share for Pilgrim Bancshares common stock as reported on OTC Pink Marketplace and the cash dividends declared by Pilgrim Bancshares for the periods indicated.
Year Ending December 31, 2018	High	Low	Cash Dividends Declared Per Share
Fourth quarter (through October 22, 2018)	$22.50	$22.30	$—
Third quarter	20.34	20.15	—
Second quarter	20.25	19.40	—
First quarter	19.75	18.71	0.30
Year Ended December 31, 2017	High	Low	Cash Dividends Paid Per Share
Fourth quarter	$19.40	$18.80	$—
Third quarter	19.95	18.45	—
Second quarter	18.99	15.90	—
First quarter	16.00	14.20	—
Year Ended December 31, 2016	High	Low	Cash Dividends Paid Per Share
Fourth quarter	$15.00	$13.00	$—
Third quarter	13.25	12.85	—
Second quarter	13.10	12.80	—
First quarter	13.15	12.70	—
On July 25, 2018, the last trading day prior to the public announcement that Hometown Financial and Pilgrim Bancshares had entered into the merger agreement, the closing trading price of Pilgrim Bancshares common stock was $20.60 per share. On October 22, 2018, which is the last practicable date prior to the printing of this proxy statement, the closing price of Pilgrim Bancshares common stock was $22.45 per share.
As of October 15, 2018, the record date, there were approximately 178 holders of record of Pilgrim Bancshares common stock. This number does not reflect the number of persons or entities who may hold their common stock in nominee or “street” name through brokerage firms.

INFORMATION ABOUT THE COMPANIES
Hometown Financial Group, MHC.    Hometown Financial Group, MHC (the “MHC”), a Massachusetts mutual holding company, is the parent company of Hometown Financial Group, Inc. The principal executive office of the MHC is located at 36 Main Street, Easthampton, Massachusetts 01027, and its telephone number at that address is (413) 527-4111.
Hometown Financial Group, Inc.   Hometown Financial Group, Inc. (“Hometown Financial”) is a Massachusetts corporation and the wholly owned subsidiary of the MHC. Hometown Financial has two wholly owned banking subsidiaries: Easthampton Savings Bank, also known as “bankESB,” a Massachusetts Savings Bank which was founded in 1869 and is headquartered in Easthampton, Massachusetts with ten branches throughout western Massachusetts; and Hometown Bank, also known as “bankHometown,” a Massachusetts Cooperative Bank which was founded in 1889 and is headquartered in Oxford, Massachusetts, with 13 branches throughout central Massachusetts and northeastern Connecticut. At June 30, 2018, Hometown Financial had total consolidated assets of  $2.1 billion, deposits of  $1.7 billion and total equity capital of  $229.5. The principal executive office of Hometown Financial is located at 36 Main Street, Easthampton, Massachusetts 01027, and its telephone number at that address is (413) 527-4111.
Pilgrim Bancshares, Inc.   Pilgrim Bancshares, a Maryland corporation, is the holding company for Pilgrim Bank, a Massachusetts co-operative bank. At June 30, 2018, Pilgrim Bancshares had total consolidated assets of  $265.6 million, total deposits of  $194.6 million, and total stockholders’ equity of $34.4 million. The principal executive office of Pilgrim Bancshares is located at 40 South Main Street, Cohasset, Massachusetts 02025, and its telephone number at that address is (781) 383-0541. Pilgrim Bancshares’ website is www.bankpilgrim.com. Information contained on Pilgrim Bancshares’ website is not incorporated into this proxy statement.
Pilgrim Bancshares was formed in 2014 to become the holding company for Pilgrim Bank in connection with the mutual to stock conversion of Conahasset Bancshares, MHC, the former mutual holding company parent of Pilgrim Bank. Pilgrim Bancshares’ principal business consists of the ownership of 100% of the stock of Pilgrim Bank. Pilgrim Bank was organized in 1916. Pilgrim Bank conducts its operations from its main office and an adjacent operations center in Cohasset, Massachusetts and two additional full-service banking offices located in Cohasset and Marion, Massachusetts. Pilgrim Bank’s business consists primarily of attracting deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate, commercial real estate, multi-family and construction loans, and, to a lesser extent, commercial and industrial and consumer loans.

PROPOSAL 1 — APPROVAL OF THE MERGER AGREEMENT
The information in this proxy statement concerning the terms of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. We encourage all stockholders to read the merger agreement. All information contained in this proxy statement with respect to Hometown Financial has been supplied by Hometown Financial for inclusion herein and has not been independently verified by Pilgrim Bancshares.
General
As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as discussed below, merger sub, will merge with and into Pilgrim Bancshares, with Pilgrim Bancshares as the surviving corporation. At the closing of the merger, each of the outstanding shares of Pilgrim Bancshares common stock will be converted into the right to receive $23.00 in cash. Immediately following the merger, Pilgrim Bancshares will merge with and into Hometown Financial (the “second step merger”). Upon consummation of the second step merger, Hometown Financial intends to continue to hold Pilgrim Bank as a separate wholly owned, direct subsidiary of Hometown Financial.
Background of the Merger
Since its initial public offering in October 2014, Pilgrim’s board of directors and senior management have regularly reviewed and assessed Pilgrim’s strategic opportunities and challenges. Among other things, the board of directors considered the increasing difficulty in profitably growing and operating a community financial institution under today’s highly competitive conditions. At the same time, like other small financial institutions, Pilgrim has experienced increasing costs for technology and regulatory compliance. Additionally, increased competition for core funding and commercial loans, and other factors have made earnings growth more challenging. As a result, the board of directors has continually discussed strategic alternatives including remaining independent or merging with another institution.
On January 26, 2018, Pilgrim Bancshares held its annual Strategic Planning Session. Representatives of KBW attended this special meeting. KBW is a nationally recognized investment banking firm with substantial experience advising financial institutions, including with respect to mergers and acquisitions. KBW had previously served as financial advisor to Pilgrim Bancshares in connection with its mutual to stock conversion and related stock offering that was completed in October 2014.
As part of this January 26th meeting, the board reviewed trends in banking regulation, the Company’s current performance and general market conditions. Additionally, the board assessed the Company’s strategic opportunities, challenges and prospects as an independent entity and discussed the merits of the different opportunities available to the Company, including remaining independent or combining with a larger financial institution.
At the January 26th meeting, KBW discussed the general banking environment and current trends in the mergers and acquisitions market for financial institutions in the northeast. KBW provided feedback to the board regarding the possibility of the Company contacting other larger institutions to assess their interest in combining with Pilgrim Bancshares. KBW outlined a potential merger process and discussed potential merger partners that might be approached on behalf of Pilgrim Bancshares if the board decided to pursue this strategic alternative. As part of this discussion, the board also considered expected costs that would be incurred in connection with a merger transaction, such as payments to terminate contracts with service providers and payments due under management change in control and other agreements.
Also in attendance at the January 26th meeting was another nationally recognized consultant to financial institutions which presented an economic and regulatory perspective on community banking. As part of this presentation and discussion, the board reviewed the financial and regulatory challenges that Pilgrim Bancshares could expect to face in the coming years.
Luse Gorman, PC, counsel to the Company, was also in attendance at the January 26th meeting, and presented an overview from the legal perspective of the merger process. As part of this discussion, the board reviewed with legal counsel its fiduciary duties in connection with different types of merger transactions.

At the January 26th meeting, the board considered whether to initiate a process for the potential sale of Pilgrim Bancshares, and additionally, the potential engagement of KBW to render financial advisory and investment banking services to Pilgrim Bancshares in connection with any such transaction. After deliberation and discussion, the board of directors authorized President and Chief Executive Officer Francis E. Campbell to discuss the potential engagement with KBW.
On March 6, 2018, at a board meeting, Luse Gorman again reviewed the board’s general fiduciary duties, and additionally, its fiduciary duties in connection with the decision to pursue a potential merger transaction.
After further discussion, the board of directors unanimously agreed to authorize management to engage KBW to render financial advisory and investment banking services to the Company in connection with the possible sale of the Company.
At Pilgrim Bancshares’ board meeting on March 27, 2018, KBW provided an overview of the banking market in the northeast, including the market for mergers and acquisitions of financial institutions. Additionally, KBW compared Pilgrim Bancshares’ operating results to those of certain other publicly traded regional and national financial institutions. The board also discussed 16 financial institutions with assets greater than $1.0 billion that could be considered potential acquirors of Pilgrim Bancshares, including their financial ability to acquire Pilgrim Bancshares at hypothetical prices and their ability to execute a transaction. At this board meeting, the board authorized KBW to initiate contact with each of the 16 companies discussed by the board.
On April 2, 2018, a virtual data room containing a confidential information memorandum and additional information about Pilgrim Bancshares was opened. At Pilgrim Bancshares’ direction, beginning on March 28, without identifying Pilgrim Bancshares by name, KBW contacted all 16 of the financial institution and/or financial institution holding companies to solicit their level of interest in a possible business combination with Pilgrim Bancshares.
Eleven of the 16 parties indicated a preliminary interest and were sent customary non-disclosure agreements that identified Pilgrim Bancshares as the target financial institution. Thereafter Pilgrim Bancshares, with the assistance of counsel, negotiated and executed non-disclosure agreements with 11 of these potential merger parties. Access was granted to each of these 11 parties once each party had executed a non-disclosure agreement. Parties were initially given until April 20, 2018 to submit non-binding indications of interest.
On April 17, 2018, Mr. Campbell met with the chief executive officer of Company A to address additional due diligence questions from Company A about Pilgrim Bancshares.
On April 23, 2018, Mr. Campbell met with the chief executive officer and chief financial officer of Company B to address additional due diligence questions from Company B about Pilgrim Bancshares.
At a board meeting held on April 24, 2018, KBW updated the board on market conditions for mergers and acquisitions. KBW reviewed with the board the merger process and status to date, including which companies had executed non-disclosure agreements, which had accessed the virtual data room and which had given notification that they were not interested in pursuing a transaction. KBW and the board also discussed expanding the contact list by an additional four financial institutions. After discussion, the board directed KBW to contact these four additional institutions.
Beginning on April 25, 2018, KBW initiated contact with these four additional institutions. Thereafter, Pilgrim Bancshares, with the assistance of counsel, negotiated and executed non-disclosure agreements with two of these four institutions, both of which were granted access to the virtual data room.
On April 25, 2018, Mr. Campbell met with the chief executive officer of Company C to address additional due diligence questions from Company C about Pilgrim Bancshares.
On April 27, 2018, Company B submitted a written non-binding indication of interest letter in which it offered a fixed-price of  $20.75 per share of Pilgrim Bancshares common stock. The total consideration would be 80% of Company B common stock and 20% cash.

On May 1, 2018, Hometown Financial submitted a written non-binding indication of interest in which it offered a fixed-price of  $21.50 in cash per share of Pilgrim Bancshares common stock.
During the weeks of April 30 and May 22, KBW had ongoing conversations with Hometown Financial and Company B.
At a regular board meeting held May 22, 2018, the board of directors reviewed with KBW the process and status to date, and specifically the two non-binding indications of interest received from Hometown Financial and Company B.
On May 31, 2018, Mr. Campbell met with the chief executive officer and chief financial officer of Company D to address additional due diligence questions from Company D about Pilgrim Bancshares.
On June 1, 2018, Mr. Campbell had a conference call with Mr. Matthew Sosik, chief executive officer of Hometown Financial, and Mr. Gilbert F. Ehmke, executive vice president and chief financial officer of Hometown Financial. The meeting was held to address additional due diligence questions from Hometown Financial about Pilgrim Bancshares.
On June 1, 2018, Mr. Campbell met with the chief executive officer and the chief financial officer of Company B and its financial advisors. The meeting was held to address additional due diligence questions from Company B about Pilgrim Bancshares.
On June 11, 2018, Mr. Campbell and KBW had a conference call with Mr. Sosik, at which time Hometown Financial verbally increased its bid to $22.50 per share.
On June 14, 2018, the board of directors had a special meeting which KBW attended telephonically. The purpose of this meeting was to discuss an update on the merger process and specifically a review and comparison of the two non-binding indications of interest received from Company B and Hometown Financial, including the verbal increase to $22.50 by Hometown Financial.
On June 21, 2018, Mr. Campbell met with Mr. Sosik, chief executive officer of Hometown Financial.
On June 22, 2018, Mr. Campbell met with the chief executive officer and the chief operating officer of Company E, which had executed a non-disclosure agreement and accessed the virtual data room. The purpose of the meeting was to address additional due diligence questions from Company E to Pilgrim.
Between April 2, 2018 and June 22, 2018, 11 of the 13 parties which had accessed the virtual data room indicated to KBW that they were not interested in pursuing a merger with Pilgrim Bancshares and at each of these times, access to the virtual data room was terminated for each of the parties.
On June 23, 2018, members of the Hometown Financial team performed on-site due diligence at the headquarters of Pilgrim Bancshares.
On June 26, 2018, the board of directors held a regular meeting. At this meeting KBW reviewed the process and status to date, and KBW reviewed the two indications of interest that had been received. Representatives of Hometown Financial and Company B were invited to the meeting to make presentations to the board.
At the June 26 meeting, Hometown Financial increased its offer to $23.00 per share and indicated that it would want Pilgrim Bancshares to execute an exclusivity agreement with Hometown Financial pursuant to which Pilgrim Bancshares could not negotiate with any other party through August 10, 2018.
At the June 26 meeting, Company B increased the cash component of its bid to $21.50 per share, changing the total compensation offered to 85% Company B stock and 15% cash.
After completion of the presentations from Hometown Financial and Company B, the board discussed these revised indications of interest, and after deliberation and review with KBW, the board voted to authorize management to enter into the exclusivity agreement with Hometown Financial, subject to review from legal counsel, and to begin merger negotiations with Hometown Financial. The exclusivity agreement was executed on June 27, 2018.

Counsel for Pilgrim Bancshares provided an initial draft of the merger agreement on July 6, 2018. The parties negotiated the terms of the merger agreement over the next two weeks. During this time, the parties also negotiated the proposed terms of the Settlement, Consulting and Non-Competition Agreement to be entered into among Hometown Financial, Pilgrim Bancshares, Pilgrim Bank and Francis E. Campbell concurrent with the execution of a definitive merger agreement.
Hometown Financial continued due diligence over the next few weeks. Hometown Financial provided requested due diligence materials to Pilgrim Bancshares’ management. Subsequently, with the assistance of legal counsel, Pilgrim Bancshares conducted telephonic due diligence on Hometown Financial on July 17, 2018. Representatives of KBW and Hometown Financial also attended the telephone meeting.
On July 24, 2018, the board of directors held a regular board meeting. Legal counsel updated the board of directors as to the status of negotiations with Hometown Financial, and again discussed the board’s fiduciary duties in the context of a merger transaction. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Pilgrim Bancshares board of directors an opinion to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in such opinion, the merger consideration in the merger was fair, from a financial point of view, to the holders of Pilgrim common stock.
After further discussion, and taking into consideration the factors described under “— Pilgrim Bancshares’ Reasons for the Merger and Recommendation of the Board of Directors that Pilgrim Bancshares Stockholders Vote “FOR” Approval of the Merger Agreement,” the board of directors voted unanimously to approve the merger agreement with Hometown Financial in substantially the form presented, to recommend that Pilgrim Bancshares stockholders vote to approve the merger agreement and the merger, and to authorize management, with the assistance of counsel, to finalize and execute the merger agreement and all related documents.
Following approval of the board of directors of Hometown Financial, the parties executed the merger agreement on July 25, 2018. Pilgrim Bancshares and Hometown Financial issued a joint press release publicly announcing the transaction prior to the opening of the financial markets on July 26, 2018.
Pilgrim Bancshares’ Reasons for the Merger and Recommendation of the Board of Directors that Pilgrim Bancshares Stockholders Vote “FOR” Approval of the Merger Agreement
The Pilgrim Bancshares board of directors reviewed and discussed the proposed merger with management and Pilgrim Bancshares’ financial and legal advisors in unanimously determining that the proposed merger is in the best interests of Pilgrim Bancshares and its stockholders. In reaching its determination to approve the merger agreement, the board of directors considered a number of factors affecting the business, operations, financial condition, earnings and future prospects of Pilgrim Bancshares. The material factors considered by the board of directors included:
•
The business strategy and strategic plan of Pilgrim Bancshares, its prospects for the future, and its projected financial results.

•
A review of the risks and prospects of Pilgrim Bancshares remaining independent, including the challenges of the current financial, operating and regulatory environment.

•
The challenges and execution risk in achieving through organic growth stockholder value equal to the merger consideration.

•
Conditions and activity in the mergers and acquisition market providing a unique window of opportunity with respect to a merger of Pilgrim Bancshares and delivering accelerated and enhanced stockholder value, as compared to organic growth.

•
The increasing costs associated with banking regulation, compliance and technology.

•
The anticipated costs associated with continuing to develop and enhance Pilgrim Bancshares’ business capabilities.

•
The form and amount of the merger consideration, including the reduced volatility provided by all-cash consideration.

•
The purchase price per share to be paid by Hometown Financial and the associated valuation multiples.

•
The employment prospects for Pilgrim Bancshares’ employees within the combined company, particularly because of the expectation that Hometown Financial would continue to hold Pilgrim Bank as a separate stand-alone bank.

•
Pilgrim Bancshares’ and Hometown Financial’s shared corporate values and commitment to serve their clients and communities.

•
A review of the historical financial statements and condition of Pilgrim Bancshares and certain other internal information, primarily financial in nature, relating to the business, earnings and financial condition of Pilgrim Bancshares.

•
The ability of Hometown Financial to complete the merger from a business, financial and regulatory perspective.

•
The effects of the merger on Pilgrim Bank’s customers.

•
The likelihood of obtaining the stockholder and regulatory approvals needed to complete the transaction.

•
The analyses presented by Luse Gorman, PC as to the structure of the merger, the merger agreement, the fiduciary and legal obligations applicable to directors when considering a sale or merger of a company, and the process that Pilgrim Bancshares (including its board of directors) employed in considering potential strategic alternatives, including the merger with Hometown Financial.

•
The review conducted by the Pilgrim Bancshares board of directors of the strategic alternatives believed to be available to Pilgrim Bancshares, including an active canvassing of the relevant market, and the assessment of the board that none of those alternatives presented superior opportunities or were likely to create greater value for Pilgrim Bancshares stockholders than the prospects presented by the proposed transaction with Hometown Financial.

•
The results of the solicitation process conducted by Pilgrim Bancshares, with the assistance of its advisors.

•
Certain structural protections included in the merger agreement, including:

•
the merger agreement does not preclude a third party from making an unsolicited acquisition proposal to Pilgrim Bancshares and that, under certain circumstances more fully described under “— Agreement Not to Solicit Other Offers,” Pilgrim Bancshares may furnish non-public information to and enter into discussions with such a third party regarding an acquisition proposal;

•
the ability of the Pilgrim Bancshares board of directors to submit the merger agreement to stockholders without recommendation, in which event the board of directors may communicate the basis for its lack of a recommendation to the extent required by law;

•
the ability of Pilgrim Bancshares to terminate the merger agreement to enter into a definitive agreement for a superior proposal if certain requirements are met, in each case subject to the payment of a termination fee by Pilgrim Bancshares of  $1,625,000, an amount that was negotiated at arm’s-length and was determined by the Pilgrim Bancshares board of directors to be reasonable; and

•
the covenant of Hometown Financial to use its reasonable best efforts to obtain regulatory approval.

•
The financial presentation, dated July 24, 2018, of KBW to Pilgrim Bancshares’ board of directors and the opinion, dated July 24, 2018, of KBW to Pilgrim Bancshares’ board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Pilgrim Bancshares common stock of the merger consideration in the merger, as more fully described below under “— Opinion of Pilgrim Bancshares’ Financial Advisor.”

The Pilgrim Bancshares board of directors also considered a number of potential risks and uncertainties in connection with its consideration of the proposed merger, including, without limitation, the following:
•
The need to and likelihood of obtaining approval of stockholders of Pilgrim Bancshares and regulators to complete the transaction.

•
The risks and costs associated with entering into the merger agreement and restrictions on the conduct of Pilgrim Bancshares’ business before the merger is completed.

•
That a termination fee of  $1,625,000 would have to be paid to Hometown Financial under certain circumstances described in the merger agreement and discussed further under the caption “— Termination Fee.”

•
The impact that provisions of the merger agreement relating to payment of a termination fee by Pilgrim Bancshares may have on Pilgrim Bancshares receiving an alternative takeover proposal.

•
The potential costs associated with executing the merger agreement, including change in control payments and related costs, as well as estimated advisor fees.

•
The possibility of litigation in connection with the merger.

The board of directors evaluated the factors described above and reached a unanimous determination that the merger was in the best interests of Pilgrim Bancshares and its stockholders. In reaching its determination to approve and recommend the merger, Pilgrim Bancshares’ board of directors looked at the totality of the information presented to it and did not assign any relative or specific weights to any of the individual factors considered, and individual directors may have given different weights to different factors. The board of directors considered these factors as a whole, including the potential risks, uncertainties and disadvantages associated with the merger, and overall considered the benefits of the merger to be favorable and outweigh the potential risks, uncertainties and disadvantages of the merger. It should be noted that this explanation of the board of directors’ reasoning and certain other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Information.”
The board of directors unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Pilgrim Bancshares and its stockholders. The board of directors also unanimously determined that the merger agreement and the transactions contemplated thereby are consistent with, and in furtherance of, Pilgrim Bancshares’ business strategies. Accordingly, the board of directors unanimously approved and adopted the merger agreement and the merger and unanimously recommends that Pilgrim Bancshares’ stockholders vote “FOR” approval of the merger agreement and the merger.
The foregoing discussion of the information and factors considered by the board of directors is not intended to be exhaustive, but constitutes the material factors considered by the board. In reaching its unanimous determination to approve and recommend the merger agreement and the merger, the board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the merger agreement were the product of arm’s-length negotiations between representatives of Pilgrim Bancshares and Hometown Financial.
Opinion of Pilgrim Bancshares’ Financial Advisor
Pilgrim Bancshares engaged KBW to render financial advisory and investment banking services to Pilgrim, including an opinion to the Pilgrim Bancshares board of directors as to the fairness, from a financial point of view, to the holders of Pilgrim Bancshares common stock of the merger consideration to be received by such stockholders in the merger. Pilgrim Bancshares selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended the meeting of the Pilgrim Bancshares board held on July 24, 2018, at which the Pilgrim Bancshares board evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Pilgrim Bancshares board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of Pilgrim Bancshares common stock in the merger was fair, from a financial point of view, to the holders of Pilgrim Bancshares common stock. The Pilgrim Bancshares board approved the merger agreement at this meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Appendix B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Pilgrim Bancshares board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the merger to the holders of Pilgrim Bancshares common stock. It did not address the underlying business decision to engage in the merger or enter into the merger agreement or constitute a recommendation to the Pilgrim Bancshares board in connection with the merger, and it does not constitute a recommendation to any holder of Pilgrim Bancshares common stock as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’, or affiliates’ or similar agreement with respect to the merger.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Pilgrim Bancshares and bearing upon the merger, including among other things:
•
the execution version of the merger agreement;

•
the audited financial statements and the Annual Reports on Form 10-K for the three years ended December 31, 2017 of Pilgrim Bancshares;

•
the unaudited quarterly financial statements and the Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018 of Pilgrim Bancshares;

•
certain regulatory filings of Pilgrim Bancshares and its subsidiaries, including the quarterly reports on Form FR Y-9SP and quarterly call reports required to be filed with respect to each quarter during the three-year period ended December 31, 2017 and the quarter ended March 31, 2018;

•
certain other interim reports and other communications of Pilgrim Bancshares to its stockholders; and

•
other financial information concerning the businesses and operations of Pilgrim Bancshares that was furnished to KBW by Pilgrim Bancshares or that KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
•
the historical and current financial position and results of operations of Pilgrim Bancshares;

•
the assets and liabilities of Pilgrim Bancshares;

•
the nature and terms of certain other merger transactions and business combinations in the banking industry;

•
a comparison of certain financial and stock market information for Pilgrim Bancshares with similar information for certain other companies the securities of which were publicly traded; and

•
financial and operating forecasts and projections of Pilgrim Bancshares that were prepared by, and provided to KBW and discussed with KBW by, Pilgrim Bancshares management and that were used and relied upon by KBW at the direction of such management and with the consent of the Pilgrim Bancshares board.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions that were held with the management of Pilgrim Bancshares regarding the past and current business operations, regulatory relations, financial condition and future prospects of Pilgrim Bancshares and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Pilgrim Bancshares, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Pilgrim Bancshares.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Pilgrim Bancshares as to the reasonableness and achievability of the financial and operating forecasts and projections of Pilgrim Bancshares referred to above (and the assumptions and bases therefor) that were prepared by, and provided to KBW and discussed with KBW by, such management, and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management.
It is understood that the forecasts and projections provided to KBW and used and relied upon by it were not prepared with the expectation of public disclosure, that such information was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. KBW assumed, based on discussions with Pilgrim Bancshares management and with the consent of the Pilgrim Bancshares board, that the forecasts and projections of Pilgrim Bancshares that were prepared and provided to KBW by Pilgrim Bancshares management provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Pilgrim Bancshares since the date of the last financial statements that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Pilgrim Bancshares’ consent, that the aggregate allowances for loan and lease losses for Pilgrim Bancshares are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Pilgrim Bancshares, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Pilgrim Bancshares, MHC or Hometown Financial under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, KBW assumed no responsibility or liability for their accuracy.
KBW assumed that, in all respects material to its analyses:
•
the merger and any related transaction would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft of the merger agreement reviewed by KBW referred to above) with no adjustments to the merger consideration and with no other payments in respect of Pilgrim Bancshares common stock;

•
the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•
each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•
there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Pilgrim Bancshares.

KBW assumed that the merger would be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. KBW was further advised by Pilgrim Bancshares that Pilgrim Bancshares relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Pilgrim Bancshares, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, to the holders of Pilgrim Bancshares common stock of the merger consideration to be received by such stockholders in the merger. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the merger of Pilgrim Bancshares with and into Hometown Financial (with Hometown Financial as the surviving corporation) immediately following the consummation of the merger, the charitable contributions to be made in accordance with the merger agreement and the termination of the Pilgrim Bancshares Bank Employee Stock Ownership Plan prior to the consummation of the merger), including without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to Pilgrim Bancshares, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
•
the underlying business decision of Pilgrim Bancshares to engage in the merger or enter into the merger agreement;

•
the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Pilgrim Bancshares or the Pilgrim Bancshares board;

•
the fairness of the amount or nature of the compensation to any of Pilgrim Bancshares’ officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Pilgrim Bancshares common stock;

•
the effect of the merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of Pilgrim Bancshares (other than the holders of Pilgrim Bancshares common stock (solely with respect to the merger consideration, as described in KBW’s opinion and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the merger agreement;

•
whether Hometown Financial has sufficient cash, available lines of credit or other sources of funds to enable the aggregate merger consideration to be paid to the holders of Pilgrim Bancshares common stock at the closing of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to Pilgrim Bancshares or its stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW and Pilgrim Bancshares. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Pilgrim Bancshares board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Pilgrim Bancshares board with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Pilgrim Bancshares, MHC and Hometown Financial, and the decision of Pilgrim Bancshares to enter into the merger agreement was solely that of the Pilgrim Bancshares board.
The following is a summary of the material financial analyses presented by KBW to the Pilgrim Bancshares board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Pilgrim Bancshares board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of Pilgrim Bancshares and eight selected publicly traded banks headquartered in the northeast U.S. (comprised of Maine, New Hampshire, Vermont, Rhode Island, Connecticut, and Massachusetts) with total assets between $100 million and $600 million. Merger targets and mutual holding companies were excluded from the selected companies.
The selected companies were as follows:
Damariscotta Bankshares, Inc.	PB Bancorp, Inc.
Ledyard Financial Group, Inc.	Peoples Trust Company of St. Albans
Melrose Bancorp, Inc.	Randolph Bancorp, Inc.
Middlebury National Corporation	SBT Bancorp, Inc.
To perform this analysis, KBW used profitability data and other financial information as of, or for the latest 12 months (“LTM”) ended March 31, 2018 and market pricing data as of July 23, 2018. Where consolidated holding company level financial data was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Pilgrim Bancshares’ historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of Pilgrim Bancshares and the selected companies:
	Selected Companies
	Pilgrim	25th Percentile	Median	Average	75th Percentile
LTM Core Return on Average Assets (%)(1)	0.60	0.43	0.55	0.54	0.70
LTM Core Return on Average Tangible Common Equity (%)(1)	4.60	2.94	5.43	5.57	9.21
LTM Net Interest Margin (%)	3.12	2.97	3.21	3.15	3.41
LTM Fee Income/Operating Revenue (%)(2)	5.9	15.3	18.4	22.5	28.5
LTM Efficiency Ratio (%)	69.0	80.3	76.5	79.7	73.6

(1)
Core income excluded extraordinary items, non-recurring items, gains/losses on sale of securities, and amortization of intangibles as calculated by S&P Global Market Intelligence.

(2)
Excluded gains/losses on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of Pilgrim Bancshares and the selected companies:
	Selected Companies
	Pilgrim	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity/Tangible Assets (%)	12.92	9.18	10.91	11.15	13.99
Leverage Ratio (%)	9.66	9.00	10.63	10.87	12.31
Total Risk Based Capital Ratio (%)	15.67	14.99	17.32	17.29	19.07
Loans/Deposits (%)	114.0	76.2	81.1	87.1	97.2
LTM Cost of Deposits (%)	0.83	0.25	0.32	0.38	0.47
Loan Loss Reserve/Gross Loans (%)	0.58	0.86	0.88	1.02	1.12
Nonperforming Assets/Loans + OREO (%)	1.66	1.96	1.13	1.29	0.38
LTM Net Charge-Offs/Average Loans	0.00	0.02	0.01	0.01	73.6

In addition, KBW’s analysis showed the following concerning the market performance of Pilgrim Bancshares and the selected companies (excluding the impact of the LTM earnings per share (“EPS”) multiple for one of the selected companies, which multiple was considered to be not meaningful because it was negative):
	Selected Companies
	Pilgrim	25th Percentile	Median	Average	75th Percentile
One-Year Stock Price Change (%)	9.8	3.7	9.3	9.8	11.4
Year-to-Date Stock Price Change (%)	6.5	(3.6)	3.0	4.5	10.0
One-Year Total Return (%)	11.5	6.6	10.6	11.8	12.6
Stock Price/Tangible Book Value per Share (%)	1.35	1.05	1.14	1.21	1.41
Stock Price/Adj. LTM EPS (%)(1)	27.6	15.9	17.0	18.8	21.9
Dividend Yield (%)	1.5	1.5	1.7	1.8	2.2
LTM Dividend Payout Ratio (%)(2)	40.9	23.7	34.9	32.4	43.8

(1)
EPS adjusted for charges related to corporate tax reform.

(2)
Based on a special dividend declared by Pilgrim Bancshares during the first quarter of 2018.

No company used in the above selected companies analysis is identical to Pilgrim Bancshares. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Selected Transactions Analysis.   KBW reviewed publicly available information related to ten selected U.S. whole bank transactions announced since January 1, 2016 with announced deal values greater than $10 million and targets headquartered in the northeast U.S. with assets less than $500 million. Terminated transactions and merger-of-equals transactions were excluded from the selected transactions.
The selected transactions were as follows:
Acquiror	Acquired
PeoplesBancorp, MHC	First Suffield Financial, Inc.
Independent Bank Corp.	MNB Bancorp
Bangor Bancorp, MHC	First Colebrook Bancorp, Inc.
Brookline Bancorp, Inc.	First Commons Bank, National Association
Patriot National Bancorp, Inc.	Prime Bank
Atlantic Community Bancshares, Inc.	BBN Financial Corporation
Meridian Bancorp, Inc.	Meetinghouse Bancorp, Inc.
Independent Bank Corp.	Island Bancorp, Inc.
Salem Five Bancorp	Georgetown Bancorp, Inc.
Independent Bank Corp.	New England Bancorp, Inc.
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the latest publicly available financial statements for the acquired company available prior to the announcement of the respective transaction:
•
Price per common share to tangible book value per share of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by total tangible common equity);

•
Tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium; and

•
Price per common share to LTM EPS of the acquired company (in the case of selected transactions involving a private acquired company, this transaction statistic was calculated as total transaction consideration divided by LTM net income).

KBW also reviewed the price per common share paid for the acquired company for the four selected transactions in which the acquired company was publicly traded as a premium to the closing price of the acquired company one day prior to the announcement of the respective transaction (expressed as a percentage and referred to as the one-day market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the merger consideration and an implied transaction value for the proposed merger of $53.9 million and using historical financial information for Pilgrim Bancshares as of and for the 12-month period ended March 31, 2018 and the closing price of Pilgrim Bancshares common stock on July 23, 2018.
The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiples for five of the selected transactions, which multiples were considered to be not meaningful because they were greater than 35.0x):
	Selected Companies
	Pilgrim	25th Percentile	Median	Average	75th Percentile
Transaction Value/Tangible Book Value (x)	1.54x/1.64x(1)	1.39x	1.54x	1.57x	1.78x
Core Deposit Premium (%)	15.5%	5.3%	10.3%	8.7%	11.5%
Transaction Value/LTM Net Income(2) (x)	31.5x	22.1x	23.1x	23.1x	23.6x
One-Day Market Premium (%)	13.6%	38.7%	70.4%	68.3%	100.1%

(1)
Second transaction statistic based on adjusted tangible common equity for Pilgrim Bancshares normalized to reflect a tangible common equity to tangible assets ratio of 10.91%.

(2)
In the case of Pilgrim Bancshares and the acquired company in three of the selected transactions, EPS was adjusted for charges related to corporate tax reform.

No company or transaction used in the selected transaction analysis is identical to Pilgrim Bancshares or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Discounted Cash Flow Analysis.   KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of Pilgrim Bancshares. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of Pilgrim Bancshares provided by Pilgrim Bancshares management, and assumed discount rates ranging from 13.0% to 17.0%. The range of values was determined by adding (1) the present value of the estimated excess cash flows that Pilgrim Bancshares could generate over the five-year period from January 1, 2019 to 2023 as a stand-alone company and (2) the present value of implied terminal values of the Pilgrim Bancshares at the end of such period. KBW assumed that Pilgrim Bancshares would maintain a tangible common equity/tangible asset ratio of 9.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for Pilgrim Bancshares, KBW applied a range of 14.0x to 18.0x to Pilgrim Bancshares’ estimated 2024 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Pilgrim Bancshares common stock of approximately $13.73 to $17.85 per share.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Pilgrim Bancshares.
Miscellaneous.   KBW acted as financial advisor to Pilgrim Bancshares and not as an advisor to or agent of any other person. As part of KBW’s investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its and their broker-dealer businesses (and in the case of Pilgrim Bancshares, further to an existing sales and trading relationship with KBW), KBW and its affiliates may from time to time purchase securities from, and sell securities to, Pilgrim Bancshares, MHC, Hometown Financial and their respective affiliates. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Pilgrim Bancshares.
Pursuant to the KBW engagement agreement, Pilgrim Bancshares has agreed to pay KBW a total cash fee equal to 1.25% of the aggregate merger consideration, $100,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the consummation of the merger. Pilgrim Bancshares also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, during the two years preceding the date of its opinion, KBW has not provided investment banking and financial advisory services to Pilgrim Bancshares. During the two years preceding the date of its opinion, KBW has not provided investment banking and financial advisory services to MHC or Hometown Financial. KBW may in the future provide investment banking and financial advisory services to Pilgrim Bancshares, the MHC or Hometown Financial and receive compensation for such services.
Certain Prospective Financial Information Provided by Pilgrim Bancshares
The selected financial forecasts described below were not prepared with a view toward public disclosure or compliance with published guidelines of the Securities and Exchange Commission, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information, or generally accepted accounting principles (“GAAP”), and are included in this proxy statement only because they were made available in part to Hometown Financial and KBW in connection with the proposed merger. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, Pilgrim Bancshares’ management. Pilgrim Bancshares’ independent auditor, Baker Newman & Noyes, P.A., LLC, did not examine, compile or perform any procedures with respect to the prospective financial information described below and, accordingly, such firm does not express an opinion or any other form of assurance with respect thereto.
The financial forecasts described below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from such estimates and should be read with caution. Although presented with numerical specificity, these estimates are based upon a variety of assumptions made by Pilgrim Bancshares’ management with respect to, among other things, industry performance, general economic, market, interest rate, and financial conditions, the timing and level of new loan originations and deposit generation, operating and other revenues and expenses, effective tax rates, capital expenditures, working capital and other matters. Some or all of the assumptions may not be realized, and as historical performance suggests, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Pilgrim Bancshares. In addition, some of these assumptions, by their nature, are subjective in many respects.
Accordingly, the assumptions made in preparing these estimates may prove to be inaccurate and actual results may differ materially from these estimates. In addition, the forecasts do not take into account any of the expense savings or charges expected to result from the merger or any other matters contemplated by the merger agreement, including limitations imposed in the merger agreement on Pilgrim Bancshares’ ability to engage in certain activities pending completion of the merger without Hometown Financial’s consent.
For these reasons, the description of the financial forecasts in this proxy statement should not be regarded as an indication that they are necessarily predictive of actual future performance and they should not be relied on as such. No one has made, or makes, any representation regarding these estimates by their inclusion in this proxy statement and, except as may be required by applicable securities laws, Pilgrim Bancshares does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even if any or all of the assumptions underlying the projections are shown to be in error. For additional information on factors that may cause future financial results to materially vary from those reflected in the projections prepared by Pilgrim Bancshares’ management, see the section entitled “Cautionary Statement Regarding Forward-Looking Information.”
Below are certain financial projections that were prepared by Pilgrim Bancshares’ management and were provided to KBW and Hometown Financial in connection with the proposed merger.
Pilgrim Bancshares’ 2018 Budget
The 2018 budget assumes an effective tax rate of 28.3% vs. 39.5% in 2017.
(Dollars in thousands)	December 31, 2017	December 31, 2018	$ Growth	% Growth
Total Assets	$265,508	$279,749	$14,241	5.4%
Total Loans	$221,204	$235,902	$14,698	6.6%
Total Deposits	$189,901	$203,168	$13,267	7.0%
Total Equity	$34,119	$35,526	$1,407	4.1%
Net Income (reported)	$1,087	$1,619	$532	48.9%
Net Income (adjusted)*	$1,327	$1,619	$292	22.0%
Key Ratios:
Return on Average Assets	0.42%	0.59%
Return on Average Equity	3.23%	4.68%
Return on Average Assets*	0.51%	0.59%
Return on Average Equity*	3.95%	4.68%
Net Interest Spread	2.96%	2.95%
Operating Expense	2.22%	2.23%
Efficiency Ratio	70.74%	71.34%

*
2017 adjusted for impact of the charge taken in connection with the re-evaluation of the deferred tax asset.

The prospective financial information for Pilgrim Bancshares that was provided to KBW (but not Hometown Financial) by Pilgrim Bancshares’ management and utilized and relied upon by KBW, included additional information from the financial projections disclosed above. Specifically, KBW was provided with and used the following: (a) that Pilgrim Bancshares’ asset growth would be 6% per year after a 2018 estimate of  $270 million; and (b) that Pilgrim Bancshares’ earnings estimates (before expected cost savings) would be $1.7 million in 2018, $1.9 million in 2019, $2.1 million in 2020 and $2.3 million in 2021.
Surrender of Certificates; Payment of Merger Consideration
Prior to the closing of the merger, Hometown Financial will deposit with a paying agent an amount of cash sufficient to pay the merger consideration. The paying agent will facilitate the payment of the merger consideration to Pilgrim Bancshares stockholders. Hometown Financial will select a paying agent reasonably acceptable to Pilgrim Bancshares.
As promptly as practicable, but no later than five business days after the effective time of the merger, the paying agent will mail to each holder of record of Pilgrim Bancshares common stock a letter of transmittal with instructions on how to surrender certificates representing shares of Pilgrim Bancshares common stock for the merger consideration.
Please do not send in your Pilgrim Bancshares stock certificates until you receive the letter of transmittal and instructions from the paying agent. Do not return your stock certificates with the enclosed proxy.

After you mail the letter of transmittal and your Pilgrim Bancshares stock certificates in accordance with the instructions you will receive, you will then be mailed a check in the amount of cash for the merger consideration that you are entitled to receive. The stock certificates you surrender will be canceled. You will not be entitled to receive interest on any portion of the merger consideration.
Any portion of the merger consideration that remains unclaimed by the stockholders of Pilgrim Bancshares for six months after the effective time of the merger will be repaid to Hometown Financial. If you have not complied with the exchange procedures described above within the time period previously described, you may look only to Hometown Financial for payment of the merger consideration you are entitled to receive in exchange for your shares of common stock, without any interest, and subject to applicable abandoned property, escheatment and similar laws.
If your Pilgrim Bancshares stock certificates have been lost, stolen or destroyed, you will be required to sign an affidavit before you receive the merger consideration for your shares. The paying agent will send you instructions on how to complete such an affidavit. You may be required to post a bond in an amount sufficient to protect Hometown Financial, Pilgrim Bancshares, the paying agent or any of their respective representatives or agents against claims related to your common stock.
Hometown Financial or the paying agent will be entitled to deduct and withhold from the merger consideration otherwise payable to any Pilgrim Bancshares stockholder the amounts Hometown Financial or the paying agent, as the case may be, are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If Hometown Financial or the paying agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.
Certain Federal Income Tax Consequences to U.S. Holders
The following is a discussion of certain federal income tax consequences of the merger to U.S. holders (as defined below) of Pilgrim Bancshares common stock whose shares are converted into the right to receive $23.00 in cash per share at closing. This discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to Pilgrim Bancshares stockholders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. Any such change could alter the tax consequences described herein.
For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Pilgrim Bancshares common stock that is:
•
an individual citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States or any state thereof  (or the District of Columbia);

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source.

This discussion assumes that the Pilgrim Bancshares common stock is held for investment purposes. This discussion does not address all aspects of U.S. federal income or employment tax that may be relevant to a Pilgrim Bancshares stockholder in light of its particular circumstances, or that may apply to a Pilgrim Bancshares stockholder that is subject to special treatment under the U.S. federal income tax laws (including but not limited to foreign persons (generally, a person that is not a citizen or resident of the United States, a U.S. domestic corporation, or a person that would otherwise be subject to U.S. federal income tax on a net income basis with respect to their Pilgrim Bancshares common stock), financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, entities that are treated for federal income tax purposes as partnerships or other pass-through entities, insurance companies or employees who acquired the stock pursuant to the exercise of employee stock options or other compensation arrangements). This discussion is for general information only and is not tax advice. The U.S. federal income tax consequences described below are not intended to constitute a complete description of all tax consequences relating to the merger. Pilgrim Bancshares stockholders are urged to consult their own tax advisors to determine the tax consequences to them of, including the application and effect of any U.S. federal, state, local and foreign income, estate, gift and other tax laws to, the receipt of the cash consideration in exchange for Pilgrim Bancshares common stock pursuant to the merger.
The receipt of the merger consideration by a U.S. holder in exchange for shares of Pilgrim Bancshares common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign income or other tax laws). For U.S. federal income tax purposes, a U.S. holder of Pilgrim Bancshares common stock generally will recognize capital gain or loss at the effective time of the merger equal to the difference, if any, between:
•
$23.00 in cash received by the U.S. holder in exchange for such Pilgrim Bancshares common stock; and

•
the U.S. holder’s adjusted tax basis in such Pilgrim Bancshares common stock.

Such gain or loss generally will be a long-term capital gain or loss if the U.S. holder’s holding period for the Pilgrim Bancshares common stock surrendered in the merger exceeds one year as of the date of the merger. In general, long-term capital gain of individuals currently is subject to U.S. federal income tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations under the Code. The amount and character of gain or loss must be determined separately for each block of Pilgrim Bancshares common stock (i.e., shares acquired at the same cost in a single transaction) exchanged for the merger consideration in the merger.
Under the Code, the cash consideration received in the merger by a U.S. holder may be subject to U.S. information reporting and backup withholding. Backup withholding (currently at a rate of 24%) will apply with respect to the amount of cash received by a non-corporate U.S. holder, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number on an IRS Form W-9 (enclosed with the letter of transmittal sent by the paying agent), and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.
THE FOREGOING DISCUSSION DOES NOT CLAIM TO BE A COMPLETE DISCUSSION OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGER. PILGRIM BANCSHARES STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE, GIFT AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES. NOTHING IN THIS DISCUSSION IS INTENDED TO BE, OR SHOULD BE CONSTRUED AS, TAX ADVICE.
Certain Effects of the Merger
If the merger agreement and the merger are approved by Pilgrim Bancshares’ stockholders and certain other conditions to the closing of the merger are either satisfied or waived, merger sub will merge with and into Pilgrim Bancshares, with Pilgrim Bancshares as the surviving corporation, and immediately thereafter Pilgrim Bancshares will merge with and into Hometown Financial. As a result, the separate corporate existence of Pilgrim Bancshares will cease, and Hometown Financial will continue as the surviving entity. Thereafter, it is expected that Hometown Financial will hold Pilgrim Bank as a separate, wholly owned direct subsidiary of Hometown Financial.
When the merger is completed, each share of common stock of Pilgrim Bancshares (other than shares of common stock held by Hometown Financial, MHC or Pilgrim Bancshares) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $23.00 in cash per share at closing. At the effective time of the merger, Pilgrim Bancshares’ stockholders will cease to have ownership interests in Pilgrim Bancshares or rights as stockholders of Pilgrim Bancshares.

Pilgrim Bancshares’ shares of common stock are currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act’), and are quoted on the OTC Pink Marketplace under the symbol “PLRM.” As a result of the merger, Pilgrim Bancshares’ common shares will cease to be quoted on the OTC Pink Marketplace. In addition, the registration of Pilgrim Bancshares common shares under the Exchange Act will be terminated, and Pilgrim Bancshares will no longer file periodic and other reports with the Securities and Exchange Commission.
Effects on Pilgrim Bancshares and Our Stockholders if the Merger is Not Completed
If the merger agreement is not approved by Pilgrim Bancshares’ stockholders or if the merger is not completed for any other reason, Pilgrim Bancshares’ stockholders will not receive any payment for their shares in connection with the merger. If the merger agreement is terminated under certain circumstances, Pilgrim Bancshares would be obligated to pay a $1,625,000 termination fee to Hometown Financial. For a description of the circumstances obligating payment of the termination fee, see “— Termination Fee.”
Appraisal Rights
Under Pilgrim Bancshares’ Articles of Incorporation, Pilgrim Bancshares’ stockholders are not entitled to exercise any rights of an objecting stockholder provided under Title 3, Subtitle 2 of the Maryland General Corporation Law, unless the board of directors determines that such rights apply with respect to a transaction. The board of directors of Pilgrim Bancshares has not made such a determination with respect to the merger. Accordingly, the stockholders of Pilgrim Bancshares do not have appraisal rights with respect to the merger.
Financial Interests of Directors and Executive Officers in the Merger
As described below, certain of Pilgrim Bancshares’ executive officers and directors have interests in the merger that are in addition to, or different from, the interests of Pilgrim Bancshares’ stockholders generally. Pilgrim Bancshares’ board of directors was aware of these interests and took them into account in approving the merger. These interests represent an aggregate estimated amount of approximately $2.3 million and include the following:
Stock Options.   Under the terms of the merger agreement, outstanding and unexercised stock options to purchase shares of Pilgrim Bancshares common stock, whether or not vested or exercisable, will become fully vested and will entitle the holder to a cash payment equal to the excess of the merger consideration over the exercise price per option multiplied by the number of stock options held, less applicable taxes required to be withheld. Set forth below is the number of outstanding and unexercised stock options held by each director and executive officer of Pilgrim Bancshares, Inc. and Pilgrim Bank as of October 22, 2018 (the latest practicable date prior to the filing of this document) and the cash-out value of the stock options as determined under the terms of the merger agreement.
Executive/Director of Pilgrim Bancshares	Pilgrim Bancshares Stock Options	Cash-Out Value
Francis E. Campbell	36,000	$365,400
Melissa J. Browne	7,500	76,125
Michael J. Buckley	7,500	76,125
Steven T. Golden	7,500	76,125
Ronald H. Goodwin	7,500	76,125
Mary E. Granville	6,000	60,900
William H. Ohrenberger III	7,500	41,625
Brian W. Noonan	7,500	76,125
Joseph P. Reilly	7,500	76,125
Christopher G. McCourt	28,000	219,700
Joan A. MacIntyre	18,000	182,700
Total	140,500	$1,327,075

Acceleration of Vesting of Restricted Stock Awards.   Under the terms of the merger agreement, Pilgrim Bancshares restricted stock awards that have not yet vested will become fully vested and will be exchanged for the merger consideration at the completion of the merger, less applicable taxes required to be withheld. The unvested dividends declared with respect to the restricted stock awards will be distributed at the time of the restricted stock vests. The number of unvested restricted stock awards that will become vested as a result of the merger held by the executive officers and directors of Pilgrim Bancshares, assuming the merger closes on January 1, 2019, are as follows:
Executive/Director of Pilgrim Bancshares	Unvested Restricted Stock Awards	Unvested Dividends
Francis E. Campbell	12,000	$3,600
Melissa J. Browne	2,010	603
Michael J. Buckley	2,010	603
Steven T. Golden	2,010	603
Ronald H. Goodwin	2,010	603
Mary E. Granville	2,010	603
William H. Ohrenberger III	2,680	804
Brian W. Noonan	2,010	603
Joseph P. Reilly	2,010	603
Christopher G. McCourt	8,000	2,400
Joan A. MacIntyre	6,000	1,800
Total	42,750	$12,825

Settlement, Consulting and Non-Competition Agreement with Francis E. Campbell.   In connection with the execution of the merger agreement, Pilgrim Bank, Pilgrim Bancshares. and Hometown Financial entered into a settlement, consulting and non-competition agreement with Francis E. Campbell (the “Settlement Agreement”). The Settlement Agreement sets forth the cash payments and benefits owed to Mr. Campbell under his employment agreement with Pilgrim Bank, dated October 10, 2014, and in consideration of his compliance with the restrictive covenants described below.
Under the Settlement Agreement, on the effective date of the merger, unless the parties agree to a different retirement date, Mr. Campbell will retire as an employee of Pilgrim Bank and Pilgrim Bancshares, and will receive a cash lump sum payment of  $587,746 on his retirement date. Additionally, under the Settlement Agreement, Mr. Campbell agrees that, for a period of up to six months following his retirement, Mr. Campbell will be available to provide consulting services to Hometown Financial at a rate of  $150 per hour. In addition, pursuant to the Settlement Agreement, Mr. Campbell agrees that, for a period of twelve months following his retirement, he will not: (1) engage in any capacity, as set forth in the Settlement Agreement, with any competing banking business within 25 miles of any Pilgrim Bank office; (2) solicit any employee of Hometown Financial or Pilgrim Bank; or (3) solicit any customer of Hometown Financial or Pilgrim Bank to terminate its existing business or commercial relationship. In consideration of these restrictive covenants, Mr. Campbell will be paid a lump sum cash payment of  $300,000 on the effective date of the merger (or if later, the date on which Mr. Campbell retires as an employee of Pilgrim Bank).
Change in Control Agreements.   Pilgrim Bank is a party to change in control agreements with Christopher G. McCourt and Joan A. MacIntyre. Pursuant to the merger agreement, Hometown Financial has agreed to honor in accordance with their terms all benefits payable under these change in control agreements, which provide certain benefits in the event the executive’s employment is terminated under specified circumstances following a change in control, such as the merger. Each change in control agreement provides that the term would be extended automatically for two years following the effective time of a change in control, such as the merger.

If the executive’s employment is terminated without “cause,” or the executive resigns for “good reason” (as each term is defined in the change in control agreements) on or after the effective time of a change in control, each executive is entitled to the following payments and benefits under the change in control agreements:
•
a lump sum cash severance payment equal to two times the executive’s highest annual rate of base salary payable during the calendar year of the executive’s date of termination or either of the two calendar years immediately preceding the executive’s date of termination; and

•
substantially comparable life insurance and non-taxable medical and dental insurance coverage until the earlier of: (1) the date which is two years after the date of termination; or (2) the date on which the executive receives substantially similar benefits from another employer.

Assuming the merger is completed and the executive officer experiences a qualifying termination of employment on January 2, 2019, the estimated amounts payable to Mr. McCourt and Ms. MacIntyre under their change in control agreements is $389,592 and $315,454, respectively, which does not take into consideration any reductions necessary to avoid penalties under Sections 280G and 4999 of the Code.
Supplemental Executive Retirement Plan.   Pilgrim Bank adopted the Pilgrim Bank Supplemental Executive Retirement Plan (the “SERP”). The SERP is a non-qualified defined contribution retirement plan designed to provide supplemental retirement benefits to participants who are key employees. Mr. Campbell is currently the only participant in the SERP. Under the SERP, Pilgrim Bank has established a bookkeeping account on behalf of Mr. Campbell, to which Pilgrim Bank makes an annual contribution equal to 17.5% of Mr. Campbell’s base salary. Mr. Campbell’s SERP account earns interest each year at the Five-Year Treasury Rate in effect as of the first business day of each plan year, plus 100 basis points.
If Mr. Campbell’s employment is terminated without “cause,” or he resigns for “good reason” (as each term is defined in the SERP) on or after the effective time of a change in control, such as the merger, he would receive a lump sum cash payment equal to his account balance as of his date of termination, payable within 30 days. Mr. Campbell’s account balance will also be increased by an amount equal to the number of additional annual contributions (not to exceed three) that would have been made prior to Mr. Campbell’s attainment of age 65. Assuming the merger is completed and Mr. Campbell experiences a qualifying termination of employment on January 2, 2019, he will be entitled to receive an additional contribution to his SERP for 2018 equal to $51,625, which would be earned in the normal course without regard to the merger due to Mr. Campbell being employed with Pilgrim Bank on December 31, 2018.
Mr. Campbell is fully vested in his SERP account balance and is entitled to full payment in connection with his qualifying termination event occurring on or after a change in control, such as the merger. Assuming the merger is consummated at January 2, 2019, the lump sum payment to Mr. Campbell, which is equal to the vested and accrued benefit payable to Mr. Campbell under the SERP, will be $240,061(which includes the additional contribution described in the preceding paragraph).
Retention Bonus Agreement.   Pilgrim Bank is a party to a Retention Bonus Agreement with Mr. McCourt. Pursuant to the merger agreement, Hometown Financial has agreed to honor and assume the Retention Bonus Agreement. Under the agreement, on December 31 of each year during a five-year retention period commencing on January 1, 2017 and ending on December 31, 2021 (the “retention period”), Pilgrim Bank credits an amount equal to five percent of Mr. McCourt’s base salary to a bookkeeping account established by Pilgrim Bank on behalf of Mr. McCourt, provided that Mr. McCourt is employed with Pilgrim Bank as of such date. No interest or earnings is credited by Pilgrim Bank to Mr. McCourt’s account. Following the completion of the retention period, Pilgrim Bank will pay to Mr. McCourt a lump sum cash payment equal to his account balance within 30 days.
If, prior to the completion of the five-year retention period, Mr. McCourt’s employment is terminated without “cause,” or he resigns for “good reason” (as each term is defined in the Retention Bonus Agreement) on or after the effective time of a change in control, such as the merger, he would receive a lump sum cash payment equal to his account balance as of his date of termination, payable within 30 days.

Assuming the merger was completed and Mr. McCourt experienced a qualifying termination of employment on January 2, 2019, the estimated amount payable to Mr. McCourt under his Retention Bonus Agreement is $17,275, which includes an additional contribution of  $8,775 for 2018 due to Mr. McCourt being employed with Pilgrim Bank on December 31, 2018.
Executive Annual Incentive Plan.   Pilgrim Bank adopted the Pilgrim Bank Executive Annual Incentive Plan (the “AIP”) to align the interests of the executives of Pilgrim Bank with the overall performance of Pilgrim Bank and Pilgrim Bancshares, Inc.
Mr. Campbell, Mr. McCourt and Ms. MacIntyre are eligible to participate in the AIP. For each plan year (which is the calendar year), each participant will receive an award agreement, which will provide the annual bonus award amount, designated as a percentage of base salary, and the performance objectives that must be satisfied for the participant to receive the annual bonus award. The specific performance objectives will be determined annually by the Compensation Committee, but generally include objective performance targets on financial performance, growth, asset quality and risk management and subjective performance objectives, such as particular qualitative factors for the participant, based on his or her duties to Pilgrim Bank. Each performance objective will specify level of achievements at “threshold,” “target” and “maximum” levels and will be weighted by priority as a percentage of the total annual bonus award payable to the participant.
The annual bonus award is payable to each participant in a cash lump sum within 2.5 months following the end of each plan year, to the extent the performance objectives are determined to be satisfied by the Compensation Committee. In connection with the merger, the annual bonuses that may be earned by Mr. Campbell, Mr. McCourt and Ms. MacIntyre for 2018 in the ordinary course, excluding the one-time costs related to the merger, under the AIP will be accelerated and paid in a lump cash payment at the effective time of the merger.
Employee Stock Ownership Plan.   The Pilgrim Bank ESOP is a tax-qualified plan that covers substantially all of the employees of Pilgrim Bank who have at least one year of service and have attained age 21. The ESOP received a loan from Pilgrim Bancshares, the proceeds of which were used to acquire shares of Pilgrim Bancshares common stock for the benefit of plan participants. The ESOP has pledged the shares acquired with the loan as collateral for the loan and holds them in a suspense account, releasing them to participants’ accounts as the loan is repaid, with contributions received from Pilgrim Bank. Prior to the effective time of the merger, the outstanding balance of the ESOP loan will be repaid by the ESOP by selling a sufficient number of unallocated shares of Pilgrim Bancshares common stock to Pilgrim Bancshares. All of the Pilgrim Bancshares common stock in the ESOP, including any unallocated shares remaining in the suspense account (after the repayment of the outstanding loan) will be exchanged for the merger consideration. At the closing of the merger, the ESOP will be terminated, all participants’ accounts will be fully vested and all shares of Pilgrim Bancshares common stock held by the ESOP will be converted into the merger consideration. Any remaining proceeds in the suspense account after the sale of the suspense account shares will be allocated to ESOP participants in accordance with the terms of the ESOP.
As a result of the foregoing, Pilgrim Bank’s executive officers, as well as Pilgrim Bank’s other employees who participate in the ESOP on the ESOP termination date, would receive a benefit in connection with the ESOP’s termination to the extent that the stock price of Pilgrim Bancshares common stock multiplied by the number of shares held in the suspense account exceeds the outstanding loan used to acquire those shares. Assuming the excess assets are allocated to ESOP participants pro-rata as earnings of the plan based on their estimated ESOP account balances as of January 2, 2019, and a stock price of $23.00, the estimated value of the additional benefit that would be payable under the ESOP at the closing of the merger is as follows: Mr. Campbell, $251,276, Mr. McCourt, $162,211, and Ms. MacIntyre, $135,647.
Continued Employment Offer to Certain Pilgrim Bancshares Named Executive Officers.   Since the execution of the merger agreement, Hometown Financial has engaged, and it expects to continue to engage, in discussions with certain executive officers of Pilgrim Bancshares about potential roles with Hometown Financial and continued roles with Pilgrim Bank after the consummation of the merger. There is at this time no assurance that those discussions will result in any additional agreements with Hometown Financial or, if so, what the terms and conditions of any such agreements would be.

Accelerated Payment of Certain Compensatory Amounts.   Subject to the terms of the merger agreement, Pilgrim Bancshares may, in consultation with Hometown Financial, accelerate the time of payment of certain compensatory amounts so that they are paid in 2018 for tax planning purposes with respect to Sections 280G and 4999 of the Internal Revenue Code. Such compensatory amounts include the bonuses earned in 2018 under the AIP and the acceleration of vesting or settlement of any outstanding stock options or restricted stock.
Indemnification.   Pursuant to the merger agreement, Hometown Financial has agreed that, for a period of six years following the effective time of the merger, it will indemnify, defend and hold harmless each present and former director, officer or employee of Pilgrim Bancshares and its subsidiaries, against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, damages, or liabilities and amounts paid in settlements incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time of the merger, arising in whole or in part out of the fact that such person is or was a director or officer of Pilgrim Bancshares or any of its subsidiaries or pertaining to matters arising in connection with the transactions contemplated by the merger agreement to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to Pilgrim Bancshares’ articles of incorporation and bylaws and applicable law. Hometown Financial will also advance expenses to an indemnified party, provided that the indemnified party to whom any expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such indemnified party is not entitled to indemnification.
Directors’ and Officers’ Insurance.   Hometown Financial has further agreed, for a period of six years after the effective time of the merger, to maintain the current directors’ and officers’ liability insurance policies covering the officers and directors of Pilgrim Bancshares (provided, that Hometown Financial may substitute policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the effective time of the merger. Hometown Financial is not required to spend, in the aggregate, more than 200% of the annual premiums currently paid by Pilgrim Bancshares for its insurance coverage.
Regulatory Approvals
Completion of the merger is subject to the receipt of all required approvals and consents from regulatory authorities. The merger is subject to approval by the Federal Reserve Board and by the Massachusetts Board of Bank Incorporation. Hometown Financial has filed all of the required regulatory applications but has not yet received any approvals from these regulators. Although we do not know of any reason why the regulatory approvals cannot be obtained timely, we cannot be certain when or if such approvals will be obtained.
The acquisition of Pilgrim Bank by Hometown Financial through the mergers of Pilgrim Bancshares with merger sub with Pilgrim Bancshares as the surviving corporation and immediately thereafter, the merger of the surviving corporation with Hometown Financial, with Hometown Financial as the surviving corporation, requires the prior approvals of the Federal Reserve Board and the Massachusetts Board of Bank Incorporation. In that connection, the Federal Reserve Board will consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors. Also, in that connection, the Massachusetts Board of Bank Incorporation will consider factors including, but not limited to, the finances and management of the parties, whether competition among banking institutions will be unreasonably affected; whether public convenience and advantage would be promoted and whether any job creation plans, initial capital investments and consumer and business services will result from the acquisition. The Massachusetts Board of Bank Incorporation typically holds a public hearing on the application as part of its review process.
Accounting Treatment
The acquisition of Pilgrim Bank, which will remain as a separate, wholly owned, direct subsidiary of Hometown Financial, will be accounted for under the purchase method of accounting. ASC Topic 805 “Business Combinations” provides guidance for the application of pushdown accounting in the separate financial statements of a target (i.e., Pilgrim Bank) upon the occurrence of an event in which an acquiror

(i.e., Hometown Financial) obtains control of the target entity. ASU 2014-17 provides for a target entity (i.e., Pilgrim Bank) to elect the option of applying pushdown accounting in the reporting period in which the change-in-control event occurs. Once pushdown accounting is applied to an individual change-in-control event, that election is irrevocable.
As a result of this guidance, Pilgrim Bank will recognize goodwill arising from the application of pushdown accounting in its financial statements to reflect the excess of the purchase price over the fair value of Pilgrim Bancshares’ identifiable net assets. Pilgrim Bank also will reflect in its financial statements the new basis of accounting established by the acquiror (Hometown Financial) for the individual assets and liabilities by applying the guidance in other Subtopics of ASC Topic 805.
Terms of the Merger Agreement
The following describes the material provisions of the merger agreement. The following description of the merger agreement is subject, and qualified in its entirety by reference, to the merger agreement, which is attached to this document as Appendix A, which is incorporated by reference into this document. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
General.   The merger agreement provides for the merger of merger sub with and into Pilgrim Bancshares, with Pilgrim Bancshares as the surviving corporation, and immediately thereafter the merger of Pilgrim Bancshares with and into Hometown Financial with Hometown Financial as the surviving corporation. It is expected that Hometown Financial will hold Pilgrim Bank as a separate, wholly owned, direct subsidiary of Hometown Financial.
Cash.   At the closing of the merger, each outstanding share of common stock of Pilgrim Bancshares issued and outstanding, other than shares of common stock owned by Hometown Financial, MHC or Pilgrim Bancshares, will be converted into the right to receive $23.00 in cash.
Surviving Corporation, Governing Documents and Directors
At the effective time of the merger, the articles of incorporation of merger sub in effect immediately prior to the effective time of the merger will be the articles of incorporation of the surviving corporation after completion of the merger until thereafter amended in accordance with applicable law. The bylaws of merger sub immediately prior to the effective time of the merger will be the bylaws of the surviving corporation after completion of the merger until thereafter amended in accordance with their terms and applicable law. At the effective time of the merger, the directors and officers of merger sub immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation after completion of the merger.
Treatment of Pilgrim Bancshares Stock Options and Other Equity-Based Awards
Pilgrim Bancshares Stock Options.   The directors and executive officers of Pilgrim Bancshares held options to purchase 140,500 shares of common stock as of October 15, 2018.
Pursuant to the merger agreement, at the effective time of the merger, each outstanding stock option granted by Pilgrim Bancshares under its 2015 Equity Incentive Plan, whether vested or unvested, will be canceled and the holder of a stock option will receive a cash payment equal to the product of  (1) the number of shares of Pilgrim Bancshares common stock subject to the stock option, and (2) the amount by which $23.00 exceeds the exercise price of such stock option, less applicable federal and state tax withholdings.
If the exercise price of a stock option equals or exceeds $23.00 per share, the holder of such stock option will not be entitled to any consideration in connection with the merger. Any Pilgrim Bancshares stock option that has not been exercised prior to the effective time of the merger will be cancelled at the effective time of the merger.
Pilgrim Bancshares Restricted Shares.   Each outstanding restricted stock award granted by Pilgrim Bancshares under its 2015 Equity Incentive Plan, whether vested or unvested, that is outstanding immediately prior to the effective date of the merger will be canceled, in exchange for a cash payment equal to the number of shares subject to the restricted stock award, multiplied by $23.00, less applicable federal and state tax withholdings.

Closing and Effective Time of the Merger
The merger will be completed only if all conditions to the merger discussed in this proxy statement and set forth in the merger agreement are either satisfied or waived. See “— Conditions to Complete the Merger.”
The merger of merger sub and Pilgrim Bancshares will become effective when the articles of merger are filed with the Department of Assessments and Taxation of the State of Maryland. The completion of the merger will occur no later than five business days after the satisfaction or waiver of the latest to occur of the conditions to the closing of the merger set forth in the merger agreement, unless extended by mutual agreement of the parties to the merger agreement. The completion of the merger is currently anticipated to occur during the first quarter of 2019, subject to the receipt of stockholder and regulatory approvals and other customary closing conditions. Neither Pilgrim Bancshares nor Hometown Financial can guarantee when or if the merger will be completed.
Representations and Warranties
The representations and warranties described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Hometown Financial, MHC and Pilgrim Bancshares, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in disclosure schedules made for the purposes of, among other things, allocating contractual risk between Hometown Financial, MHC and Pilgrim Bancshares rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Hometown Financial, MHC, Pilgrim Bancshares or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Hometown Financial, MHC or Pilgrim Bancshares. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement. See “Where You Can Find More Information.”
The merger agreement contains customary representations and warranties of Hometown Financial, MHC and Pilgrim Bancshares relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time of the merger.
The representations and warranties made by Pilgrim Bancshares to Hometown Financial and MHC relate to a number of matters, including the following:
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corporate matters, including due organization and qualification and subsidiaries;

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capitalization;

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authority to execute and deliver the merger agreement, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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required governmental and other regulatory filings and consents in connection with the merger;

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reports to regulatory and securities authorities;

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financial statements and disclosure controls and procedures;

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the absence of certain changes or events;

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legal proceedings and no undisclosed liabilities;

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the absence of regulatory actions;

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tax matters;

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employee matters and employee benefit plans;

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compliance with applicable laws;

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contracts and other agreements;

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agreements with regulatory agencies;

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risk management instruments;

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environmental matters;

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the ESOP;

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investment securities and derivatives;

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title to real and personal properties;

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intellectual property matters;

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material interests of certain persons;

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inapplicability of takeover statutes;

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receipt of the opinion from Pilgrim Bancshares’ financial advisor;

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broker’s fees payable in connection with the merger;

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indemnification matters;

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corporate documents and records

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compliance with the Community Reinvestment Act, Bank Secrecy Act, USA PATRIOT Act, orders issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control and applicable federal and state privacy laws and regulations;

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loan matters;

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internal controls;

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insurance;

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information security;

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transactions with affiliates; and

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transaction expenses.

The representations and warranties made by Hometown Financial and MHC to Pilgrim Bancshares relate to a number of matters, including the following:
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corporate matters, including due organization and qualification of MHC and Hometown Financial;

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authority to execute and deliver the merger agreement, and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

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required governmental and other regulatory filings and consents in connection with the merger;

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financial statements;

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legal proceedings;

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compliance with applicable laws;

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corporate documents and records;

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ability to pay the merger consideration; and

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employee benefits.

Certain representations and warranties of Hometown Financial, MHC and Pilgrim Bancshares are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to Hometown Financial, MHC or Pilgrim Bancshares, as applicable, means any event, occurrence or change that (1) is material and adverse to the business, financial condition or results of operations, or (2) materially prevents, impairs or threatens the ability of such party or any of its subsidiaries to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement.
A “material adverse effect” does not include (1) changes, after the date of the merger agreement, in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to financial and/or depository institutions and/or their holding companies generally, (2) changes, after the date of the merger agreement, in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (3) actions and omissions of MHC, Hometown Financial or Pilgrim Bancshares taken or omitted to be taken with the prior written consent of the other, (4) direct effects of compliance with the merger agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by the merger agreement, or (5) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States. However, with respect to (1), (2), and (5) above, the applicable party cannot be adversely affected by changes, actions or omissions disproportionately to other financial institutions or their subsidiaries.
Covenants and Agreements
Conduct of Businesses Prior to the Completion of the Merger.   Pilgrim Bancshares has agreed that, prior to the effective time of the merger (or the termination of the merger agreement), except as expressly contemplated or permitted by the merger agreement, required by law, regulation or any governmental entity, or with the prior written consent of Hometown Financial, it will, and will cause its subsidiaries to conduct its business in the ordinary and usual course consistent with past practice, and use reasonable best efforts to maintain and preserve intact its business organization, properties, leases employees and advantageous business relationships. Furthermore, Pilgrim Bancshares has agreed not to take any action that would adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement.
Pilgrim Bancshares has agreed that, prior to the effective time of the merger (or the termination of the merger agreement), except as previously disclosed to Hometown Financial, expressly contemplated or permitted by the merger agreement, required by law, regulation or any governmental entity, or with the prior written consent of Hometown Financial, Pilgrim Bancshares will not, and will not permit any of its subsidiaries to undertake the following actions:
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incur, modify, extend or renegotiate any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person other than (1) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (2) Federal Home Loan Bank advances with a maturity of not more than one year;

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take any action to incur any prepayment penalty in the course of paying any indebtedness;

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other than in the regular, ordinary and usual course consistent with past practice, purchase any brokered certificates of deposit;

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adjust, split, combine or reclassify any capital stock;

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make, declare or pay any dividends or redeem, purchase or acquire any shares of its capital stock (other than the acceptance of shares of Pilgrim Bancshares common stock as payment for the exercise price of stock options or for tax withholding incurred in connection with the exercise of stock options or the vesting of shares of restricted stock), in each case in accordance with past practice;

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grant any equity awards or other right to acquire shares of its capital stock;

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issue additional shares of capital stock, except pursuant to the exercise of outstanding stock options;

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sell, transfer, mortgage, encumber or otherwise dispose of any real property or other assets other than in the ordinary course of business consistent with past practice, or pursuant to any contract in force as of the date of the merger agreement;

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cancel, release or assign any indebtedness other than in the ordinary course of business consistent with past practice;

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make an equity investment or form a new subsidiary except in the ordinary course of business consistent with past practice;

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enter into, renew, terminate, amend any contracts or agreements or make any change in any of its leases or contracts, other than those involving payments of less than $25,000 annually;

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make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any loans, except in conformity with existing lending practices in amounts not to exceed $50,000 if such loan is not fully secured or $1.0 million if such loan is fully secured; provided, however, that Pilgrim Bank shall not make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any loan, or make any commitment in respect of any of the foregoing, to any person if when aggregated with all outstanding loans and commitments for loans made to such person and such person’s family members and affiliates, the loans would exceed $3.0 million;

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make or increase, or commit to make or increase, any loan (as described in the merger agreement) to an executive officer or director of Pilgrim Bancshares or Pilgrim Bank or any entity controlled by them, except in accordance with lines of credit in effect on the date of the merger agreement;

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increase in any manner the compensation, bonuses or other fringe benefits of any of employees or directors of Pilgrim Bancshares or Pilgrim Bank other than in the ordinary course of business consistent with past practice and current accrual practices; provided that Pilgrim Bank may pay (1) bonuses for 2018 performance in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect; (2) all vacation, sick leave or personal leave accrued consistent with past practice that remains unused immediately prior to the closing of the merger; and (3) the accrued earned time off;

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become a party to, amend or commit to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director, except for amendments to any plan or agreement that are required by law;

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elect to any executive office any person who is not a member of Pilgrim Bancshares’ executive officer team as of the date of the merger agreement or elect to its board of directors any person who is not a member of its board of directors as of the date of the merger agreement;

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commence any action or proceeding, other than to enforce any obligation owed to Pilgrim Bancshares or any of its subsidiaries and in accordance with past practice, or settle any claim, action or proceeding (1) involving payment by it of money damages in excess of  $25,000 or (2) that would impose any material restriction on its operations or the operations of any of its subsidiaries;

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amend its articles of incorporation or bylaws, or similar governing documents;

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increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner and pursuant to policies consistent with past practice;

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other than U.S. government and U.S. government agency securities with final maturities less than one year, purchase any debt security, including mortgage-backed and mortgage-related securities;

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make any capital expenditures other than pursuant to binding commitments existing on the date of the merger agreement in amounts not to exceed $25,000 each and $100,000 in the aggregate and expenditures necessary to maintain existing assets in good repair;

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establish or commit to the establishment of, or file any application with respect to the establishment of, any new branch or other office facilities or automated teller machine or file any application to relocate or terminate the operation of any banking office or automated teller machine;

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enter into any futures contract, option, interest rate cap, interest rate floor, interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;

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make any changes in policies in existence on the date of the merger agreement with regard to: the extension of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon, investments, asset/liability management, or other material banking policies, except as may be required by changes in applicable law or regulations, generally accepted accounting principles, or per the direction of a governmental entity;

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except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the merger or other transactions contemplated by the merger agreement issue any communication of a general nature to employees or customers without prior consultation with Hometown Financial;

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foreclose upon or take a deed or title to any commercial real estate (1) without providing prior notice to Hometown Financial and conducting a Phase I environmental assessment of the property, or (2) if the Phase I environmental assessment referred to in the prior clause reflects the presence of any hazardous material or underground storage tank;

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make, change or rescind any material election concerning taxes or tax returns, file any amended tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim or assessment, or surrender any right to claim a refund of taxes or obtain any tax ruling;

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take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger, or in any of the conditions to the merger set forth in the merger agreement not being satisfied or in a violation of any provision of the merger agreement;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory guidelines; or

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agree to take or make any commitment to take any of the above-prohibited actions.

MHC and Hometown Financial have agreed that, prior to the effective time of the merger (or the termination of the merger agreement), except as disclosed to Pilgrim Bancshares, expressly contemplated or permitted by the merger agreement, required by law, regulation or any governmental entity, or with the prior written consent of Pilgrim Bancshares, MHC and Hometown Financial will not, and will not permit any of its subsidiaries to, undertake the following actions:
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take any action that would adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement, or take any action that would materially reduce its liquidity or reduce its capital to an amount that would make it less than “well capitalized” either prior to or immediately subsequent to the consummation of its obligations under the merger agreement;

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take any action that is intended to or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger, or in any of the conditions to the consummation of the merger as set forth in the merger agreement not being satisfied or in a violation of any provision to the merger agreement; or

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agree to take or make any commitment to take any of the above prohibited actions.

Regulatory Matters.   Pilgrim Bancshares and Hometown Financial have also agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications and other similar documents, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable to consummate the transactions contemplated by the merger agreement. Hometown Financial and Pilgrim Bancshares have the right to review in advance, and, to the extent practicable, each will consult the other on, any filing made with any third party or governmental entities in connection with the transactions contemplated by the merger agreement.
Pilgrim Bancshares and Hometown Financial will promptly advise each other upon receiving any communication from any governmental entity pertaining to the merger that causes such party to believe that there is a reasonable likelihood that any required regulatory approval will not be obtained or may be materially delayed.
Employee Benefit Plans.   Hometown Financial will honor the terms of all existing Pilgrim Bancshares and Pilgrim Bank employment and change in control agreements, the executive annual incentive plan and supplemental executive retirement plans.
Hometown Financial will provide continuing employees with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of the subsidiary banks of Hometown Financial as of the date any such compensation or benefit is provided. Employees of Pilgrim Bank who continue their employment with Pilgrim Bank after the effective time will be offered health coverage on the same basis it is provided to similarly situated employees of the subsidiary banks of Hometown Financial, provided that pre-existing conditions, exclusions, evidence of insurability (other than with respect to life insurance) and waiting periods will be waived for such continuing employees. In addition, Hometown Financial will recognize all service of continuing Pilgrim Bank employees for all purposes with respect to participation in any benefit plan, except to the extent it would result in duplication of benefits for the same period of service.
Pilgrim Bank’s Tax Qualified Employee Benefit Plans.   Pursuant to the terms of the merger agreement, the ESOP shall be terminated at the closing of the merger and all ESOP participants’ accounts will be fully vested. The ESOP will be required to sell a sufficient number of shares in the ESOP suspense account (which would include a sale to Pilgrim Bancshares at $23.00 per share) to extinguish the ESOP loan. If shares exist in the ESOP suspense account following the sale, the remaining shares will be converted to the merger consideration and will be allocated to the ESOP participants who are active employees of Pilgrim Bank at the termination date of the ESOP, in accordance with the terms of the ESOP. If the loan repayment amount exceeds the proceeds from the sale of the shares in the ESOP suspense account, the remainder of the ESOP loan will be forgiven and Pilgrim Bancshares shall have no further obligation with respect to the ESOP loan.
Pilgrim Bank’s 401(k) Plan is not expected to be frozen or terminated in connection with the merger. In the event of the freezing or termination of the 401(k) Plan, continuing employees will be offered a 401(k) plan with terms substantially similar to those of similarly situated employees of Hometown Financial and its subsidiaries and Hometown Financial would permit such continuing employees to roll over their account balances and outstanding loan balances from Pilgrim Bank’s then frozen or terminated 401(k) plan to such 401(k) plan.
Severance Benefits.   Any full-time employee of Pilgrim Bancshares or Pilgrim Bank, other than an employee who is a party to a severance agreement or change in control agreement, whose employment is terminated involuntarily (other than for cause) or resigns because the employee is not offered a comparable position within twelve months following the completion of the merger, will receive a cash severance payment from Pilgrim Bank equal to one week’s pay at the base salary or average hourly rate then in effect, for each full year of employment with Pilgrim Bank, subject to a minimum of one week’s base salary and a maximum of 52 weeks base salary, provided that for employees with the title of Vice President and above, the minimum severance payment will be equal to 26 weeks’ base salary.

Retention Bonuses.    Hometown Financial will establish a retention bonus pool to induce key employees of Pilgrim Bancshares and Pilgrim Bank to remain employed through specified dates. The allocation of the retention bonus pool will be jointly determined by the chief executive officers of Hometown Financial and Pilgrim Bancshares.
D&O Indemnification and Insurance.    Hometown Financial has agreed that it will indemnify current and former directors and officers of Pilgrim Bancshares and its subsidiaries for a period of six years following the completion of the merger, and will maintain Pilgrim Bancshares’ existing directors’ and officers’ liability insurance, or purchase similar insurance, for six years following the completion of the merger, subject to a limit on premium payments. See “Proposal 1 — Approval of the Merger Agreement — Financial Interests of Directors and Executive Officers in the Merger — Indemnification” and “Proposal 1 — Approval of the Merger Agreement — Financial Interests of Directors and Executive Officers in the Merger — Directors and Officers Insurance” above for a complete description.
Board of Corporators.   MHC and Hometown Financial will offer each member of Pilgrim Bancshares’s board of directors who is not appointed a director of MHC and Hometown Financial, the opportunity to serve as corporator of MHC, and MHC’s board of trustees shall recommend that MHC’s corporators, at the annual meeting of corporators next following the effective time of the merger, elect as corporators of MHC such directors who express an interest in serving as a corporator of MHC and who, in MHC’s good faith judgment and sole discretion, satisfies MHC’s selection criteria for its corporators generally.
Certain Additional Covenants.   The merger agreement also contains additional covenants, including covenants relating to: the filing of this proxy statement; filing certain reports with the Securities and Exchange Commission; providing notice of a material adverse effect or a default under any material contract; obtaining required consents; access to information of the other company; the consideration by Hometown Financial of increasing the size of its board of directors and appointing one or more Pilgrim Bancshares directors to fill these board positions; Hometown Financial’s agreement to provide annual charitable contributions in Pilgrim Bancshares’ existing market areas; Pilgrim Bancshares’ submission of an application to have Pilgrim Bank become a member of the Federal Reserve System; and public announcements with respect to the transactions contemplated by the merger agreement.
Pilgrim Bancshares’ Stockholder Meeting and Recommendation of Pilgrim Bancshares’ Board of Directors
Pilgrim Bancshares has agreed to hold a meeting of its stockholders to vote to approve the merger agreement and the merger as soon as reasonably practicable. Pilgrim Bancshares will use its reasonable best efforts to solicit the approval of the merger agreement and the merger by its stockholders, including by recommending that its stockholders approve the merger agreement and the merger (subject to the provisions governing making a change in Pilgrim Bancshares’ recommendation as described below).
Pilgrim Bancshares’ board of directors has unanimously agreed to recommend that Pilgrim Bancshares’ stockholders vote in favor of approval of the merger agreement and the merger. However, if Pilgrim Bancshares’ board of directors determines, in good faith, after consultation with outside counsel, that under applicable law, the failure to do so would be reasonably likely to result in a violation of its fiduciary duties then the board of directors may withdraw, modify or change its recommendation. However, prior to the board of directors making such change of recommendation, Pilgrim Bancshares must have complied with provisions set forth in the merger agreement, including, giving proper notice of the proposed change of recommendation to Hometown Financial and, if the proposed change of recommendation relates to an acquisition proposal, having given Hometown Financial the material terms of the acquisition proposal, including the identity of persons making the proposal. If the decision relates to an acquisition proposal or inquiry and if Hometown Financial proposes to revise the terms of the merger agreement, Pilgrim Bancshares must have negotiated, and have caused its financial and legal advisors to negotiate, in good faith with Hometown Financial with respect to such proposed revisions or other proposal and Pilgrim Bancshares’ board of directors must have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Hometown Financial, if any, that such acquisition proposal constitutes a superior proposal. In addition to the foregoing, Pilgrim Bancshares will not submit to the vote of its stockholders any acquisition proposal other than the merger.

Agreement Not to Solicit Other Offers
Pilgrim Bancshares has agreed that it will not, and will cause each of its subsidiaries and its and their officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative not to, directly or indirectly:
•
solicit, initiate, induce or encourage or take any other action to facilitate, any inquiries, offers, discussions, or the making of any proposal that constitutes or could reasonably be expected to lead to an acquisition proposal;

•
furnish any information or data regarding Pilgrim Bancshares or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or an inquiry or indication of interest that would reasonably be expected to lead to an acquisition proposal;

•
continue or otherwise participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Hometown Financial), regarding an acquisition proposal;

•
approve, endorse or recommend any acquisition proposal; or

•
enter into or consummate any agreement, arrangement, letter of intent or understanding contemplating any acquisition proposal or requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby.

Notwithstanding the foregoing provisions, prior to the approval of the merger agreement by Pilgrim Bancshares’ stockholders, Pilgrim Bancshares is not prohibited from furnishing non-public information regarding Pilgrim Bancshares and its subsidiaries to, or entering into discussions with, any person in response to an acquisition proposal that is submitted to Pilgrim Bancshares (and is not withdrawn) if (1) the acquisition proposal constitutes or is reasonably expected to result in a superior proposal, as defined in the merger agreement, (2) Pilgrim Bancshares has not violated any of the restrictions set forth in the prior paragraph, (3) Pilgrim Bancshares’ board of directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that such action is required in order for the board of directors to comply with its fiduciary obligations to Pilgrim Bancshares’ stockholders under applicable law, and (4) at least two business days prior to furnishing any non-public information to, or entering into discussions with, such person, Pilgrim Bancshares gives Hometown Financial written notice of the identity of such person and of its intention to furnish non-public information to, or enter into discussions with, such person and Pilgrim Bancshares receives from such person an executed confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between Pilgrim Bancshares and Hometown Financial.
Pilgrim Bancshares must advise Hometown Financial orally within one business day, and in writing within three business days, of the receipt of any acquisition proposal or any inquiry that could reasonably be expected to lead to an acquisition proposal, including the identity of the person making the proposal and the substance of such proposal and any written materials received. Pilgrim Bancshares has also agreed to keep Hometown Financial reasonably apprised of any developments related to an acquisition proposal.
Pilgrim Bancshares and its subsidiaries have agreed to immediately cease and cause to be terminated any activities, discussions or negotiations that had been conducted before signing of the merger agreement with any third party with respect to any acquisition proposal.
For purposes of the merger agreement, an “acquisition proposal” means any proposal or offer with respect to any of the following: (1) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, business combination, or other similar transaction involving Pilgrim Bancshares or any of its subsidiaries; (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of Pilgrim Bancshares’ consolidated assets in a single transaction or series of transactions; (3) any tender offer or exchange offer for 20% or more of the outstanding shares of Pilgrim Bancshares’ capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; (4) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Pilgrim Bancshares or any of its subsidiaries; or (5) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.
For purposes of the merger agreement, a “superior proposal” means an unsolicited, bona fide written offer or proposal made by a third party to consummate an acquisition proposal that (1) Pilgrim Bancshares’ board of directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of Pilgrim Bancshares than the transactions contemplated by the merger agreement (taking into account all factors relating to such proposed transaction deemed relevant by Pilgrim Bancshares’ board of directors, including the amount and form of consideration, the timing of payment, the risk of consummation of the transaction, the financing thereof and all other conditions thereto (including any adjustments to the terms and conditions of such transactions proposed by Hometown Financial in response to such acquisition proposal)), (2) is for 100% of the outstanding shares of Pilgrim Bancshares common stock and (3) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such acquisition proposal.
Conditions to Complete the Merger
Hometown Financial’s and Pilgrim Bancshares’ respective obligations to complete the merger are subject to the fulfillment of the following conditions:
•
the approval of the merger agreement by Pilgrim Bancshares’ stockholders;

•
all approvals, consents or waivers of any governmental entity required to permit consummation of the merger and the transactions contemplated by the merger agreement will have been obtained and will remain in full force and effect, and all statutory waiting periods will have expired or been terminated;

•
none of Pilgrim Bancshares, Hometown Financial nor MHC will be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the merger and no governmental entity will have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the merger or any transactions contemplated by the merger agreement. No statute, rule or regulation will have been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes the consummation of the merger illegal; and

•
MHC, Hometown Financial and Pilgrim Bancshares will have obtained the consent or approval of each person (other than the governmental approvals set forth above) whose consent or approval will be required to consummate the transactions contemplated by the merger agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on MHC or Hometown Financial (after giving effect to the consummation of the transactions contemplated hereby).

The obligations of MHC and Hometown Financial to complete the merger are further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by MHC and Hometown Financial:
•
Subject to the materiality standard set forth in the merger agreement, each of the representations and warranties of Pilgrim Bancshares contained in the merger agreement and in any certificate or other writing delivered by Pilgrim Bancshares pursuant thereto will be true and correct at and as of the closing date as though made at and as of the closing date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date;

•
Pilgrim Bancshares will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time;

•
Pilgrim Bancshares will have delivered a certificate signed by its chief executive officer and the chief financial or principal accounting officer confirming Pilgrim Bancshares’ representations and warranties set forth in the merger agreement and that Pilgrim Bancshares has complied with its obligations under the merger agreement, in all cases subject to the materiality standards set forth in the merger agreement;

•
Since the date of the merger agreement, there will not have occurred any material adverse effect with respect to Pilgrim Bancshares; and

•
None of the approvals, consents or waivers of any governmental entity required to permit consummation of the transactions contemplated by the merger agreement will contain any condition or requirement that would so materially and adversely impact the economic or business benefits to MHC or Hometown Financial of the merger that, had such condition or requirement been known, MHC and Hometown Financial would not, in their reasonable judgment, have entered into the merger agreement.

The obligations of Pilgrim Bancshares to effect the merger are further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Pilgrim Bancshares:
•
Subject to the materiality standard set forth in the merger agreement, each of the representations and warranties of MHC and Hometown Financial contained in the merger agreement and in any certificate or other writing delivered by MHC and Hometown Financial pursuant thereto will be true and correct at and as of the closing date as though made at and as of the closing date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date;

•
MHC and Hometown Financial will have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time;

•
Pilgrim Bancshares shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of MHC and Hometown Financial confirming MHC’s and Hometown Financial’s representations and warranties set forth in the merger agreement and that MHC and Hometown Financial have complied with their obligations under the merger agreement, in all cases subject to the materiality standards set forth in the merger agreement; and

•
On the business day prior to the closing of the merger, Hometown Financial will have deposited with the paying agent the aggregate merger consideration in accordance with the merger agreement.

Neither Pilgrim Bancshares nor Hometown Financial can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or may be waived by the appropriate party.
Termination of the Merger Agreement
The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, in the following circumstances:
•
by either Hometown Financial or Pilgrim Bancshares, if the Pilgrim Bancshares’ stockholders fail to approve the merger agreement at a stockholder meeting (as it may be postponed or adjourned and reconvened); provided, however, that Pilgrim Bancshares is only entitled to terminate the merger agreement pursuant to this clause if it has complied in all material respects with its obligations under the merger agreement in the event of the receipt of an acquisition proposal;

•
by either Hometown Financial or Pilgrim Bancshares, if approval by a governmental authority required for the consummation of the transactions contemplated by the merger agreement has been denied and the denial has become final and nonappealable;

•
by either Hometown Financial or Pilgrim Bancshares, if the merger has not been completed by May 31, 2019, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth in the merger agreement;

•
by either Hometown Financial or Pilgrim Bancshares, in the event of a breach of any covenant or agreement on the part of the other party set forth in the merger agreement, or if any representation or warranty of the other party will have become untrue, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty days following written notice to the party committing such breach or making such untrue representation or warranty, in all cases subject to the materiality standards set forth in the merger agreement, provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

•
by Hometown Financial, if Pilgrim Bancshares breaches its covenants regarding the solicitation of competing offers or its obligation to call a stockholders’ meeting, or if Pilgrim Bancshares’ board of directors fails to recommend approval of the merger or withdraws, qualifies, or revises its recommendation to approve the merger; or

•
by Pilgrim Bancshares, at any time prior to the approval of the merger agreement by its stockholders, in order to enter into an agreement with respect to a superior proposal, but only if (1) its board of directors has determined in good faith based on the advice of legal counsel that failure to take such action would cause the board of directors to violate its fiduciary duties under applicable law, and (2) Pilgrim Bancshares has not breached its obligations under the merger agreement related to the receipt of any acquisition proposal.

Effect of Termination
If the merger agreement is terminated, it will become void, except that (1) any liability of either Hometown Financial or Pilgrim Bancshares for any willful and material breach of the merger agreement will survive the termination, and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.
Termination Fee
If the merger agreement is terminated under certain circumstances, Pilgrim Bancshares must pay Hometown Financial in immediately available funds a termination fee of  $1,625,000.
Pilgrim Bancshares must pay the termination fee if:
•
Hometown Financial terminates the merger agreement as a result of a breach by Pilgrim Bancshares of its covenants regarding the solicitation of competing offers or its obligation to call a stockholders’ meeting, or if Pilgrim Bancshares’ board of directors fails to recommend approval of the merger or withdraws, qualifies, or revises its recommendation to approve the merger;

•
Pilgrim Bancshares terminates the merger agreement after it has received and accepted a superior proposal;

•
Either party terminates the merger agreement because the stockholders of Pilgrim Bancshares do not approve the merger agreement, Hometown Financial is not then in material breach of any representation, warranty or material covenant in the merger agreement, prior to the special meeting of stockholders or the date of termination, an acquisition proposal has been publicly announced, disclosed or communicated by another party and within 12 months of the termination of the merger agreement, Pilgrim Bancshares consummates or enters an agreement with respect to an acquisition proposal; or

•
Hometown Financial terminates the merger agreement due to a breach by Pilgrim Bancshares of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement, which breach would, individually or in the aggregate with all other breaches, result in the conditions to closing the merger not being satisfied, and which breach either is not cured within a specified time period or cannot be cured, and the breach giving rise to such termination was knowing or intentional, prior to the date of termination an acquisition proposal has been publicly announced, disclosed or communicated by another party, Hometown Financial is not then in material breach of any representation, warranty or material covenant in the merger agreement and within 12 months of the termination of the merger agreement, Pilgrim Bancshares consummates or enters into an agreement with respect to an acquisition proposal.
Amendment, Waiver and Extension of the Merger Agreement
Prior to the effective time of the merger, any party benefited by a provision of the merger agreement may waive it in writing. Prior to the effective time of the merger, any provision of the merger agreement may be amended or modified in a written agreement between the parties. However, after approval of the merger agreement by the stockholders of Pilgrim Bancshares, no amendment or modification of the merger agreement may be made that would reduce the amount or alter or change the kind of consideration to be received by Pilgrim Bancshares stockholders or that would contravene the Maryland General Corporation Law or any application banking law, rule or regulation.
Expenses and Fees
Except as set forth above regarding the termination fee, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense.

OWNERSHIP OF PILGRIM BANCSHARES COMMON STOCK BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables provide information regarding ownership of Pilgrim Bancshares common stock as of October 15, 2018, by beneficial owners of more than 5% of the outstanding shares of Pilgrim Bancshares common stock, by each director and each executive officer, and by all directors and executive officers of Pilgrim Bancshares as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.
Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1),(2)	Percent of Shares of Common Stock Outstanding
Five Percent Stockholders
Pilgrim Bank ESOP Trust, 2321 Kochs Lane, P.O. Box 4005, Quincy, IL 62305	178,970(3)	7.90%
Wellington Management Group LLP, 280 Congress Street, Boston, MA 02210	187,311(4)	8.27%
Wellington Management Group LLP
Wellington Trust Company, NA
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio
Maltese Capital Management LLC, 150 East 52nd Street, 30th Floor, New York, New York 10022	120,800(5)	5.33%
Context BH Capital Management, LP, 401 City Avenue, Suite 800, Bala Cybwyd, PA 19004	115,369(6)	5.10%
Lawrence B. Seidman, 100 Lanidex Plaza, 1st Floor, Parsippany, NJ 07054	113,900(7)	5.03%
Directors and Executive Officers
Francis E. Campbell, President, Chief Executive Officer and Chairman of the Board	41,278(8)	1.83%
Melissa J. Browne, Director	15,350(9)	*
J. Michael Buckley, Director	5,500(10)	*
Steven T. Golden, Director	25,850(11)	1.14%
Ronald H. Goodwin, Director	13,350(12)	*
Mary E. Granville, Director	29,850(13)	1.32%
William H. Ohrenberger III, Director	12,950(14)	*
Brian W. Noonan, Director	10,750(15)	*
Joseph P. Reilly, Director	14,350(16)	*
Christopher G. McCourt, Executive Vice President and Chief Financial Officer	28,589(17)	1.26%
Joan A. MacIntyre, Senior Vice President and Chief Information Officer	11,075(18)	*
Edward T. Mulvey, Secretary and Clerk	6,000(19)	*
All directors and executive officers as a group (12 persons) 40 Main Street, Cohasset, Massachusetts 02025	214,892	9.50%

*
Less than 1%.

(1)
In accordance with Exchange Act Rule 13d-3, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)
23,137 shares held in our employee stock ownership plan have been allocated to participant accounts.

(3)
Based on Schedule 13G filed February 2, 2018.

(4)
Based on Schedule 13G filed February 9, 2017.

(5)
Based on Schedule 13G filed February 12, 2018.

(6)
Based on Schedule 13G filed September 26, 2018.

(7)
Based on Schedule 13D filed May 30, 2017.

(8)
Includes (i) 6,455 shares of common stock held directly by Mr. Campbell, (ii) 16,750 shares of common stock held in Mr. Campbell’s IRA account, (iii) 600 shares of common stock held in the name of Mr. Campbell’s wife’s IRA account, (iv) 600 shares of common stock in the name of Mr. Campbell’s son, (v) 900 shares of common stock for Mr. Campbell as custodian of the shares in the name of Mr. Campbell’s grandson, (vi) 1,000 shares of common stock for Mr. Campbell as custodian for a trust, (vii) 12,000 shares of unvested restricted stock and (viii) 2,973 shares allocated to Mr. Campbell’s ESOP account.

(9)
Includes (i) 13,340 shares of common stock held directly by Ms. Browne and (ii) 2,010 shares of unvested restricted stock.

(10)
Includes (i) 3,490 shares of common stock held directly by Mr. Buckley and (ii) 2,010 shares of unvested restricted stock.

(11)
Includes (i) 3,840 shares of common stock held directly by Dr. Golden, (ii) 20,000 shares of common stock held in Dr. Golden’s IRA account and (ii) 2,010 shares of unvested restricted stock.

(12)
Includes (i) 11,340 shares of common stock held directly by Mr. Goodwin and (ii) 2,010 shares of unvested restricted stock.

(13)
Includes (i) 27,840 shares of common stock held directly by Ms. Granville and (ii) 2,010 shares of unvested restricted stock.

(14)
Includes (i) 1,770 shares of common stock held directly by Mr. Ohrenberger, (ii) 8,500 shares of common stock held in Mr. Ohrenberger’s IRA account and (iii) 2,680 shares of unvested restricted stock.

(15)
Includes (i) 1,340 shares of common stock held directly by Mr. Noonan, (ii) 6,400 shares of common stock held in Mr. Noonan’s IRA account, (iii) 500 shares of common stock held in the name of Mr. Noonan’s wife, (iv) 500 shares of common stock held in the name of Mr. Noonan’s daughter, and (v) 2,010 shares of unvested restricted stock.

(16)
Includes (i) 1,340 shares of common stock held directly by Mr. Reilly, (ii)10,000 shares of common stock held in Mr. Reilly’s IRA account, (iii) 1,000 shares of common stock held directly by Mr. Reilly’s wife, and (iv) 2,010 shares of unvested restricted stock.

(17)
Includes (i) 4,919 shares of common stock held directly by Mr. McCourt, (ii) 12,935 shares of common stock held in Mr. McCourt’s IRA account, (iii) 200 shares of common stock held directly by Mr. McCourt’s wife, (iv) 650 shares of common stock held in Mr. McCourt’s wife’s IRA account, (v) 8,000 shares of unvested restricted stock and (vi) 1,885 shares allocated to Mr. McCourt’s ESOP account.

(18)
Includes (i) 2,633 shares of common stock held directly by Ms. MacIntyre, (ii) 857 shares of common stock held in Ms. MacIntyre’s IRA account, (iii) 6,000 shares of unvested restricted stock and (iv) 1,585 shares allocated to Ms. MacIntyre’s ESOP account.

(19)
Comprised of 6,000 shares of common stock held directly by Mr. Mulvey.

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING
If there are not sufficient votes to constitute a quorum or to approve Proposal 1 at the time of the special meeting, the special meeting may be adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Pilgrim Bancshares at the time of the special meeting to be voted for an adjournment, if necessary, Pilgrim Bancshares has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The special meeting may be postponed or adjourned to solicit additional proxies. The board of directors unanimously recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.
Approval of the proposal to adjourn the special meeting requires the approval of a majority of the votes cast at the special meeting, in person or by proxy.
STOCKHOLDER PROPOSALS
The merger is expected to be consummated prior to the next regularly scheduled annual meeting of our stockholders, in which case the annual meeting would not be convened. However, if the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal that a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must be received at Pilgrim Bancshares’ executive office, 40 South Main Street, Cohasset, Massachusetts 02025, no later than December 17, 2018. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
Pilgrim Bancshares’ bylaws generally provide that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 110 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, that if  (A) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, such written notice also will be timely if delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which public disclosure of the date of such meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the board of directors, certain information regarding the nominee must be provided. Nothing in this paragraph will be deemed to require the Company to include in the proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such Proposal 1s received.
The merger is expected to be consummated prior to the next regularly scheduled annual meeting of our stockholders, in which case the annual meeting would not be convened. However, if the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, the scheduled date on which the next annual meeting is to be held is May 21, 2019. Based on the date of the 2018 annual meeting (i.e., May 22, 2018), for the 2019 annual meeting of stockholders, the notice would have to be received between January 22, 2019 and February 1, 2019.

WHERE YOU CAN FIND MORE INFORMATION
Pilgrim Bancshares is subject to the informational requirements of the Exchange Act and files reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet website that contains reports, proxy and information statements and other information about issuers, like Pilgrim Bancshares, that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov. The reports and other information filed by Pilgrim Bancshares with the Securities and Exchange Commission are also available at Pilgrim Bancshares’ web site at www.bankpilgrim.com.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, the information or representations must not be relied upon as having been authorized by Pilgrim Bancshares or any other person. This proxy statement is dated October 29, 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

APPENDIX A

EXECUTION COPY
AGREEMENT AND PLAN OF MERGER
DATED AS OF JULY 25, 2018
BY AND AMONG
HOMETOWN FINANCIAL GROUP, MHC,
HOMETOWN FINANCIAL GROUP, INC.,
AND
PILGRIM BANCSHARES, INC.

A-i

EXHIBITS
   Exhibit A   Form of Voting Agreement
A-ii

Agreement and Plan of Merger
This is an Agreement and Plan of Merger, dated as of the 25th day of July, 2018 (this “Agreement”), by and among Hometown Financial Group, MHC, a Massachusetts mutual holding company (“MHC”), Hometown Financial Group, Inc., a Massachusetts corporation (“Parent”), and Pilgrim Bancshares, Inc., a Maryland corporation (the “Company”).
Introductory Statement
The respective boards of directors of MHC, Parent and the Company unanimously have determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of their respective corporations, constituencies, communities and stockholders, as the case may be.
MHC, Parent and the Company each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.
As a condition and inducement to MHC’s and Parent’s willingness to enter into this Agreement, each director and executive officer of the Company has entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he or she will vote his or her shares of Company Common Stock subject to such agreement in favor of this Agreement and the transactions contemplated hereby.
In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:
ARTICLE I
Definitions
For purposes of this Agreement:
“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, business combination, or other similar transaction involving the Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the Company’s consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of the Company’s capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; (iv) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of the Company or any of its Subsidiaries; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.
“Agreement” means this Agreement and the exhibits and schedules hereto, as amended, modified or amended and restated from time to time in accordance with its terms.
“Articles of Merger” shall have the meaning given to that term in Section 2.3.
“BBI” means the Massachusetts Board of Bank Incorporation.
“Business Day” means any day other than a Saturday, Sunday or federal holiday.
“Certificate(s)” shall have the meaning given to that term in Section 2.6(b).
“Change of Recommendation” shall have the meaning given to that term in Section 5.8(b).
“Closing” shall have the meaning given to that term in Section 2.2.
“Closing Date” shall have the meaning given to that term in Section 2.2.

“Company” shall have the meaning given to that term in the preamble.
“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company Contract” shall have the meaning given to that term in Section 3.2(o).
“Company Employee Plans” shall have the meaning given to that term in Section 3.2(r)(i).
“Company Equity Awards” shall have the meaning given to that term in Section 2.5(e).
“Company Pension Plan” shall have the meaning given to the term in Section 3.2(r)(v).
“Company Qualified Plan” shall have the meaning given to that term in Section 3.2(r)(vi).
“Company’s Reports” shall have the meaning given to that term in Section 3.2(g)(i).
“Company RSA” shall have the meaning given to that term in Section 2.5(d).
“Company Stock Options” shall have the meaning given to that term in Section 2.5(c).
“Company Stock Plan” shall have the meaning given to that term in Section 2.5(c).
“Confidentiality Agreement” shall have the meaning given to that term in Section 8.12.
“Continuing Employee” shall have the meaning given to that term in Section 5.11(a).
“CRA” means the Community Reinvestment Act.
“Disclosure Letter” shall have the meaning given to that term in Section 3.1.
“Effective Time” shall have the meaning given to that term in Section 2.3.
“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called “Superfund” or “Superlien” law, each as amended and as now in effect.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity that is considered one employer with the Company under Section 4001(b)(1) of ERISA or Section 414 of the IRC.
“ESOP” shall mean the Pilgrim Bank Employee Stock Ownership Plan.
“ESOP Loan” shall have the meaning given to that term in Section 3.2(r)(xi).
“ESOP Termination Date” shall have the meaning given to that term in Section 5.17.
“Exchange Act” shall have the meaning given to that term in Section 3.2(g)(ii).
“FDIC” means the Federal Deposit Insurance Corporation.
“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles.
“Governmental Entity” means the BBI, FDIC, FRB, MDOB, SEC and any court, regulatory or administrative agency, authority or commission or other governmental authority or instrumentality, or any self-regulatory authority.
“Hazardous Material” means any substance (whether solid, liquid or gas) that is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.
“Indemnified Party” shall have the meaning given to that term in Section 5.12(a).
“Insurance Amount” shall have the meaning given to that term in Section 5.12(c).
“Intellectual Property” shall have the meaning given to that term in Section 3.2(p).
“IRC” means the Internal Revenue Code of 1986, as amended.
“IRS” means the Internal Revenue Service.
“Knowledge” means, with respect to a party hereto, actual knowledge of the members of the board of directors of that party or any officer of that party with the title ranking not less than senior vice president.
“Letter of Transmittal” shall have the meaning given to that term in Section 2.6(a).
“Lien” means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.
“Loan” means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.
“Loan Property” means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
“Massachusetts Articles of Merger” shall have the meaning given to that term in Section 2.10.
“Material Adverse Effect” means an effect, circumstance, occurrence or change that (i) is material and adverse to the business, financial condition or results of operations of the Company or MHC, as the context may dictate, and its Subsidiaries taken as a whole or (ii) materially prevents, impairs or threatens the ability of either Parent or the Company, as the context may dictate, to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement; provided, however, that any such effect, circumstance, occurrence or change resulting from any (i) changes, after the date hereof, in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to financial and/or depository institutions and/or their holding companies generally, (ii) changes, after the date hereof, in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of MHC, Parent or the Company taken or omitted to be taken with the prior written consent of the other, (iv) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, or (v) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, shall not be considered in determining if a Material Adverse Effect has occurred except, with respect to clauses (i), (ii) and (v), to the extent that the effects of such change disproportionately affect such party and its Subsidiaries as compared to comparable U.S. banking organizations.
“MBCA” means the Massachusetts Business Corporation Act.

“MDOB” means the Massachusetts Division of Banks.
“Merger” shall have the meaning given to that term in Section 2.1.
“Merger Consideration” shall have the meaning given to that term in Section 2.5(a).
“Merger Sub” shall have the meaning given to that term in Section 2.1.
“Merger Sub Common Stock” means the common stock, par value $0.01 per share, of Merger Sub.
“MGCL” shall have the meaning given to that term in Section 2.1.
“MHC” shall have the meaning given to that term in the preamble.
“New Plans” shall have the meaning given to that term in Section 5.11(e).
“Parent” shall have the meaning given to that term in the preamble.
“Parent Banks” shall mean Easthampton Savings Bank and Hometown Bank, the wholly owned depository institution subsidiaries of Parent.
“Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
“Paying Agent” shall have the meaning given to that term in Section 2.6(c).
“Permitted Liens” shall have the meaning given to that term in Section 3.2(s).
“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.
“Proxy Statement” shall have the meaning given to that term in Section 5.9.
“Sarbanes-Oxley Act” shall have the meaning given to that term in Section 3.2(g)(ii).
“SDAT” shall have the meaning give to that term in Section 2.3.
“SEC” shall have the meaning given to that term in Section 3.2(f).
“Second Effective Time” shall have the meaning given to that term in Section 2.10.
“Second Step Merger” shall have the meaning given to that term in Section 2.10.
“SEC Reports” shall have the meaning given to that term in Section 3.2(g)(ii).
“Securities Act” shall have the meaning given to that term in Section 3.2(g)(ii).
“Stockholder Meeting” shall have the meaning given to that term in Section 5.8.
“Subsidiary” means a corporation, partnership, joint venture or other entity in which the Company or MHC, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.
“Superior Proposal” means an unsolicited, bona fide written offer or proposal made by a third party to consummate an Acquisition Proposal that (i) the Company’s board of directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of the Company than the transactions contemplated hereby (taking into account all factors relating to such proposed transaction deemed relevant by the Company’s board of directors, including the amount and form of consideration, the timing of payment, the risk of consummation of the transaction, the financing thereof and all other conditions thereto (including any adjustments to the terms and conditions of such transactions proposed by Parent in response to such Acquisition Proposal)), (ii) is for 100% of the outstanding shares of Company Common Stock and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal.

“Suspense Shares” shall mean shares of Company Common Stock allocated to the suspense account pursuant to the ESOP.
“Surviving Corporation” shall have the meaning given to that term in Section 2.1.
“Taxes” shall mean any federal, state, local, foreign or provincial income, gross receipts, real and personal property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, unemployment insurance, workers’ compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, environmental, windfall profit, estimated, real property transfer and gains, or any other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.
“Termination Fee” shall mean $1,625,000.
“Trust” shall have the meaning given to that term in Section 3.2(r)(xi).
“Trustee” shall have the meaning given to that term in Section 3.2(r)(xi).
ARTICLE II
The Merger
2.1 The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, in accordance with the Maryland General Corporation Law (the “MGCL”), (a) Parent shall form a Maryland corporation (“Merger Sub”) as a wholly owned subsidiary of Parent, and (b) Merger Sub shall merge with and into the Company (the “Merger”) at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) and shall continue to be governed by the MGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.
2.2 Closing.   The transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) that shall take place by the electronic (PDF), facsimile or overnight courier exchange of executed documents, or, at the option of Parent, at the offices of Nutter, McClennen & Fish, LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, on a date to be specified by the parties, which shall be no later than five (5) Business Days following satisfaction or waiver (subject to applicable law) of all the conditions to the Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing) (such date being referred to herein as the “Closing Date”). Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be mutually agreed upon in writing by the parties hereto.
2.3 Effective Time.   On the Closing Date, as promptly as practicable after all of the conditions set forth in Article VI shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Merger Sub and the Company shall duly execute and deliver articles of merger relating to the Merger (the “Articles of Merger”) to the State of Maryland Department of Assessments and Taxation (“SDAT”) for filing pursuant to the MGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with SDAT or at such later date or time as Parent and the Company agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).
2.4 Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the MGCL and other applicable law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Company shall possess all of the properties, rights, privileges, powers and franchises of Merger Sub and be subject to all of the debts, liabilities and obligations of Merger Sub.

2.5 Effect on Outstanding Shares of Company Common Stock and Treatment of Company Equity Awards.
(a) By virtue of the Merger, automatically and without any action on the part of MHC, Parent, Merger Sub, the Company or any stockholder of the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of Company Common Stock to be cancelled pursuant to Section 2.5(b), shall become and be converted into the right to receive $23.00 in cash, without interest (the “Merger Consideration”).
(b) As of the Effective Time, each share of Company Common Stock, if any, held, directly or indirectly, by MHC, Parent or the Company (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and each Suspense Shares remitted to the Company prior to the Effective Time for purposes of repayment of the ESOP Loan as contemplated by Section 5.17, shall be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.
(c) At the Effective Time, each option to purchase shares of Company Common Stock under the Company’s 2015 Equity Incentive Plan (the “Company Stock Plan”) that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”), whether vested or unvested, shall, automatically be cancelled and converted into the right to receive from Parent (or the Company, as directed by Parent) an amount in cash, without interest, equal to the product of  (i) the number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the excess, if any, of  (A) the Merger Consideration over (B) the exercise price per share of such Company Stock Option; provided, however, that there shall be withheld from such cash payment any applicable taxes required to be withheld by applicable law with respect to such payment. For the avoidance of doubt, any Company Stock Option that has an exercise price per share that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.
(d) At the Effective Time, any vesting restrictions on each outstanding restricted stock award (a “Company RSA”) under the Company Stock Plan shall automatically lapse and shall be treated as issued and outstanding shares of Company Common Stock for the purposes of this Agreement, including but not limited to, the provisions of this Section 2.5. The Company shall withhold any taxes required to be withheld by applicable law as a result of this Section 2.5(d).
(e) Prior to the Effective Time, the compensation committee of the board of directors of the Company shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Stock Options, and Company RSAs (collectively, the “Company Equity Awards”) pursuant to this Section 2.5.
2.6 Payment Procedures.
(a) Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to Parent and the Company shall be mailed as soon as practicable after the Effective Time, but in no event later than five (5) Business Days thereafter, to each holder of record of Company Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if, in the case of holders of certificated shares of Company Common Stock, the completed Letter of Transmittal is accompanied by one or more stock certificates representing, prior to the Effective Time, Company Common Stock, or, if shares are held in book-entry form, account statements relating to the ownership of shares of Company Common Stock (referred to collectively as “Certificate(s)”) (or customary affidavits and, if required by Purchaser pursuant to Section 2.6(h), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock to be converted thereby.
(b) At and after the Effective Time, each Certificate shall represent only the right to receive the Merger Consideration (it being understood that any reference herein to “Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.
(c) Prior to the Closing, Parent shall deposit, or cause to be deposited, with a bank, trust company, transfer agent and registrar or other similar entity selected by Parent and consented to by the Company, whose consent shall not unreasonably be withheld, which shall act as paying agent (the “Paying Agent”) for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.6, an amount of cash sufficient to pay the aggregate Merger Consideration.
(d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, (ii) be in a form and contain any other provisions as Parent may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Paying Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefore a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.5. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Paying Agent shall distribute the Merger Consideration as provided herein. If there is a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Company Common Stock are presented to the Paying Agent, accompanied by all documents required, in the reasonable judgment of Parent and the Paying Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.
(e) The stock transfer books of the Company shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock. If, after the Effective Time, Certificates are presented to Parent, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.6.
(f) Any portion of the aggregate amount of cash to be paid pursuant to Section 2.5 or any proceeds from any investments thereof that remains unclaimed by the stockholders of the Company for six (6) months after the Effective Time shall be repaid by the Paying Agent to Parent upon the written request of Parent. After such request is made, any stockholders of the Company who have not theretofore complied with this Section 2.6 shall look only to Parent for the Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Parent (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
(g) Parent and the Paying Agent shall be entitled to rely upon the Company’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Paying Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such person of a bond in such amount as the Paying Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.
(i) The Paying Agent or Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as the Paying Agent is required to deduct and withhold with respect to the making of such payment under the IRC, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by the Paying Agent or Parent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding were made by the Paying Agent or Parent.
2.7 Effect on Outstanding Shares of Merger Sub Common Stock.   At the Effective Time, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation.
2.8 Articles of Incorporation and Bylaws of Surviving Corporation.   The Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law.
2.9 Directors of Surviving Corporation.   The directors of Merger Sub immediately prior to the Effective Time shall be all of the directors of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.
2.10 The Second Step Merger.   Immediately following the Effective Time, in accordance with the MBCA and the MGCL, Parent shall cause the Surviving Corporation to be merged with and into Parent (the “Second Step Merger”), with Parent surviving the Second Step Merger and continuing its corporate existence under its Articles of Organization, Bylaws and the laws of the Commonwealth of Massachusetts and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger or the Second Step Merger, and the separate corporate existence of the Surviving Corporation ceasing as of the Second Effective Time. In furtherance of the foregoing, Parent shall cause to be filed with the Secretary of State of the Commonwealth of Massachusetts, in accordance with the MBCA, articles of merger (the “Massachusetts Articles of Merger”) relating to the Second Step Merger and shall cause to be filed with the SDAT, in accordance with the MGCL, articles of merger relating to the Second Step Merger. The Second Step Merger shall become effective as of the date and time specified in the Massachusetts Articles of Merger (such date and time, the “Second Effective Time”). At and after the Second Effective Time, the Second Step Merger shall have the effects set forth in the applicable provisions of the MBCA and MGCL.
2.11 No Appraisal Rights.   Holders of shares of Company Common Stock are not entitled to appraisal rights in respect of such shares provided for under Title 3, Subtitle 2 of the MGCL and the Company’s Articles of Incorporation.
2.12 Alternative Structure.   Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Parent may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as Parent may reasonably determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration or (ii) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event that Parent elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

2.13 Absence of Control.   It is the intent of the parties hereto that MHC, Parent and Merger Sub by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the Company or any of its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or any of its Subsidiaries.
2.14 Additional Actions.   If, at any time after the Effective Time, MHC, Parent or any of their Subsidiaries shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in MHC, Parent or any of their Subsidiaries its right, title or interest in, to or under any of the rights, properties or assets of the Company or any of its Subsidiaries, or (ii) otherwise carry out the purposes of this Agreement, the Company, its Subsidiaries and their respective officers and directors shall be deemed to have granted to MHC, Parent and their Subsidiaries an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, documents, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in MHC, Parent or any of their Subsidiaries its right, title or interest in, to or under any of the rights, properties or assets of the Company or any of its Subsidiaries or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of MHC, Parent and their Subsidiaries are authorized in the name of the Company or any of its Subsidiaries or otherwise to take any and all additional actions they deem necessary or advisable.
ARTICLE III
Representations and Warranties
3.1 Disclosure Letters; Standard.
(a) Prior to the execution and delivery of this Agreement, Parent and the Company have each delivered to the other a letter (each, its “Disclosure Letter”) setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of their respective representations and warranties contained in Section 3.2 or Section 3.3, as applicable, or to one or more of its covenants contained in Articles IV or V (and making specific reference to the Section of this Agreement to which they relate). Disclosure in any paragraph of the Disclosure Letter shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably clear on the face of such disclosure that it is relevant to another paragraph of the Disclosure Letter or another Section of this Agreement.
(b) No representation or warranty of the Company or MHC and Parent contained in Sections 3.2 or 3.3, as applicable (other than (i) the representations and warranties contained in Sections 3.2(c) and 3.2(j)(i), which shall be true in all respects, and (ii) the representations and warranties contained in Sections 3.2(a), 3.2(d), 3.2(e)(i) and (ii), 3.2(u), 3.2(x), 3.3(a), 3.3(b), and 3.3(c)(i) and (ii), which shall be true in all material respects) will be deemed untrue or incorrect, and no party will be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 3.2 or 3.3, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company, MHC or Parent, as the case may be (it being understood that, except with respect to Section 3.2(j), for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).
3.2 Representations and Warranties of the Company.   The Company represents and warrants to MHC and Parent that, except as disclosed in the Company’s Disclosure Letter:
(a) Organization and Qualification.    The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland and is registered with the FRB as a bank holding company. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. The

Company is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. The Company engages only in activities (and holds properties only of the types) permitted for bank holding companies under the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the FRB promulgated thereunder.
(b) Subsidiaries.
(i) Section 3.2(b) of the Company’s Disclosure Letter sets forth with respect to each of the Company’s direct and indirect Subsidiaries its name, its jurisdiction of incorporation, the Company’s percentage ownership, the number of shares of stock or other equity interests owned or controlled by the Company and the name and number of shares held by any other person who owns any stock of the Subsidiary. The Company owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to the Company’s right to vote or dispose of any equity securities of its Subsidiaries. The Company’s ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by bank holding companies.
(ii) Each of the Company’s Subsidiaries is a corporation or trust duly organized and validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on such Subsidiary.
(iii) The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of the Company are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.
(iv) Pilgrim Bank is a Massachusetts-chartered stock co-operative bank. No Subsidiary of the Company other than Pilgrim Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. Pilgrim Bank’s deposits are insured by the FDIC to the fullest extent permitted by law and insured by the Co-operative Central Bank through the Share Insurance Fund in excess of FDIC insurance, and Pilgrim Bank has paid all premiums and assessments and filed all reports required by the Federal Deposit Insurance Act and the Co-operative Central Bank. Pilgrim Bank is a member in good standing of the Federal Home Loan Bank of Boston and owns the requisite amount of stock therein.
(c) Capital Structure.
(i) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, there are (i) 2,261,619 shares of Company Common Stock issued and outstanding, (ii) no shares of Preferred Stock issued and outstanding and (iii) 43,861 shares of Company Common Stock reserved for issuance under the Company Stock Plan. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which stockholders of the Company may vote. No trust preferred or subordinated debt securities of the Company or any Company Subsidiary are issued or outstanding. Except as set forth in Section 3.2(c) of the Company’s Disclosure Letter, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. Except with respect to the ESOP, the Company and its Subsidiaries are not a party to any voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Company Common Stock or other equity interests of the Company.
(ii) Set forth in Section 3.2(c) of the Company’s Disclosure Letter are: (a) a complete and accurate list of all outstanding Company Stock Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant and whether stock appreciation, limited or other similar rights were granted in connection with such options; and (b) a complete and accurate list of all outstanding shares of Company RSAs, including the names of the grantees, dates of grant, dates of vesting and shares subject to each grant.
(d) Authority.   The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, subject to the consents, approval and filings set forth in Section 3.2(f) and (g), and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of the Company’s board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock. The Company’s board of directors has determined that this Agreement is advisable and has directed that this Agreement be submitted to the Company’s stockholders for approval and adoption and has unanimously adopted a resolution to the foregoing effect and recommend that the stockholders adopt this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.
(e) No Violations.   The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming that the consents, approvals and filings referred to in Section 3.2(f) have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.
(f) Consents and Approvals.   Except for (i) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement, (ii) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related statutory waiting periods required by, federal and state banking authorities, including applications and notices, as applicable, with the BBI, FRB and MDOB, (iii) the filing of the Articles of Merger with the SDAT pursuant to the MGCL, and

(iv) the approval by the Company’s stockholders required to approve the Merger under the MGCL, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement. As of the date hereof, the Company has no Knowledge of any reason pertaining to the Company why any of the approvals referred to in this Section 3.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.2(e).
(g) Governmental Filings.
(i) The Company and each of its Subsidiaries has timely filed all reports, schedules, registration statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2015 with the FDIC, FRB, MDOB or any other Governmental Entity (collectively, the “Company’s Reports”). No administrative actions have been taken or, to the Knowledge of the Company, threatened or orders issued in connection with any of the Company’s Reports. As of their respective dates, each of the Company’s Reports complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance). Any financial statement contained in any of the Company’s Reports fairly presented in all material respects the financial position of the Company on a consolidated basis, the Company alone or each of the Company’s Subsidiaries alone, as the case may be, and was prepared in all material respects in accordance with GAAP or applicable regulations.
(ii) The Company has filed (or furnished, as applicable) to the SEC all registration statements, prospectuses, reports, schedules and definitive proxy statements and exhibits thereto that it has been required to file (or furnish, as applicable) with the Company since January 1, 2015 (the “SEC Reports”) pursuant to the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No such SEC Report, as of the date thereof  (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed (or furnished, as applicable) as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all SEC Reports filed (or furnished, as applicable) under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) since January 1, 2015. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the SEC Reports.
(h) Financial Statements
(i) The financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal and immaterial in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Baker, Newman, Noyes, LLC has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(ii) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom). The Company (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures, if any, were made in writing by management to the Company’s auditor and audit committee and a copy of any such disclosure has been made available to Parent. There is no reason to believe that the Company’s chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(i) Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities (i) that are reflected or reserved against on the consolidated balance sheet of the Company as of December 31, 2017 (including any notes thereto), (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2017, and that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, (iii) incurred in connection with this Agreement and the transactions contemplated hereby, or (iv) arising under any contract or agreement set forth in Section 3.2(i) of the Company’s Disclosure Letter except to the extent arising from the Company’s or its applicable Subsidiary’s breach of any such contract or agreement. Except as described in the SEC Reports and publicly available on EDGAR prior to the date hereof, none of the Company or any of its Subsidiaries is a party to any “off-balance sheet arrangements” as defined in Item 303(a)(4) of SEC Regulation S-K.
(j) Absence of Certain Changes or Events.
(i) Since January 1, 2018, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on the Company.
(ii) Since January 1, 2018, none of the Company or any of its Subsidiaries has taken any action that would be prohibited by clauses (b)(i), (c), (e), (h), (i)(ii), (j), (k), (n), or (o) of Section 4.1 if taken after the date hereof.
(k) Litigation.   Other than non-material litigation arising in the ordinary course of business and previously disclosed to Parent, there are no suits, actions or legal, administrative or arbitration proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries that (i) are seeking damages or declaratory relief against the Company or any of its Subsidiaries, (ii) challenge the validity or propriety of the transactions contemplated by this Agreement, or (iii) involve a Governmental Entity. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to MHC or Parent or any of their Subsidiaries). Since December 31, 2015, (i) there have been no subpoenas, written demands, or document requests received by the Company or any of its Subsidiaries from any Governmental Entity and (ii) no Governmental Entity has requested that the Company or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.
(l) Absence of Regulatory Actions.   Since January 1, 2015, neither the Company nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Governmental Entity, or has adopted any board resolutions at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of the Company or its Subsidiaries.
(m) Compliance with Laws.   The Company and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or the employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.
(n) Taxes.
(i) All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other Taxes required to be paid by the Company or any of its Subsidiaries have been timely paid in full or adequate provision has been made for any such Taxes on the Company’s balance sheet (in accordance with GAAP).
(ii) There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of the Company or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where the Company or any of its Subsidiaries do not file tax returns that the Company or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been timely paid in full or adequate provision has been made for any such Taxes on the Company’s balance sheet (in accordance with GAAP).
(iii) The Company and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

(iv) The Company and each of its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.
(v) There are no liens with respect to Taxes upon any asset of the Company or its Subsidiaries other than liens for current Taxes not yet due and payable.
(vi) The Company and its Subsidiaries have made available to Parent true, correct and complete copies of all tax returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by the Company or its Subsidiaries since December 31, 2014.
(vii) Neither the Company nor any of its Subsidiaries have ever been a member of an “affiliated group” within the meaning of Section 1504(a) of the IRC filing a consolidated federal income tax return (other than a group of which the Company is or was the parent). Other than as disclosed in Section 3.2(n)(vii) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries are a party to any contractual obligation relating to Tax sharing or Tax allocation. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.
(viii) Neither the Company nor any of its Subsidiaries are or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the IRC and Treasury Regulation section 1.6011-4(b).
(o) Agreements.
(i) Section 3.2(o) of the Company’s Disclosure Letter lists, any contract, arrangement, commitment or understanding (whether written or oral) to which the Company or any of its Subsidiaries is a party or is bound:
(A) (1) with any director, officer or employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement; (2) with respect to the employment of any directors, officers, employees or consultants; or (3) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including the Company Stock Plan);
(B) that (1) contains a non-compete or client, customer or employee non-solicit requirement or any other provision that restricts the conduct of, or the manner of conducting, any line of business of the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated hereby, Parent or any of its Subsidiaries); (2) obligates the Company or any of its affiliates (or, following the consummation of the transactions contemplated hereby, MHC or Parent or any of their Subsidiaries) to conduct business with any third party on an exclusive or preferential basis; or (3) requires referrals of business or requires the Company or any of its Subsidiaries to make available investment opportunities to any person on a priority or exclusive basis;
(C) pursuant to which the Company or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;
(D) that relates to borrowings of money (or guarantees thereof) by the Company or any of its Subsidiaries in excess of  $50,000, other than Federal Home Loan Bank borrowings;

(E) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries;
(F) that limits the payment of dividends by the Company or any of its Subsidiaries;
(G) that relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;
(H) that relates to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect;
(I) that is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $50,000 on an annual basis;
(J) that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $50,000 per annum;
(K) that provides for indemnification by the Company or any of its Subsidiaries of any person or entity, except for contracts in the ordinary course of business providing for customary indemnification and provisions of the Company’s articles of incorporation, bylaws or employment agreements with executive officers of the Company providing for indemnification;
(L) that, to the Company’s Knowledge, would prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated hereby; or
(M) that is not of the type described in clauses (A) through (L) above and which involved payments by, or to, the Company or any of its Subsidiaries in the year ended December 31, 2017, or that could reasonably be expected to involve such payments during the year ending December 31, 2018, of more than $50,000 (excluding Loans) or the termination of which would require payment by the Company or any of its Subsidiaries in excess of $50,000.
Each contract, arrangement, commitment or understanding of the type described in this Section 3.2(o), whether or not set forth in Section 3.2(o) of the Company’s Disclosure Letter, is referred to herein as a “Company Contract”, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violation of the above by any of the other parties thereto. The Company has previously made available to Parent true, complete and correct copies of all contracts, arrangements, commitments or understandings (whether written or oral) set forth in Section 3.2(o) of the Company’s Disclosure Letter.
(ii) Each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Company Contract. To the Company’s Knowledge, each third-party counterparty to each Company Contract has in all material respects performed all obligations required to be performed by it under such Company Contract, and no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract.
(iii) Neither the Company nor any of its Subsidiaries is in default under (and no event has occurred that with due notice or lapse of time or both, would constitute a default under) or is in material violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the Knowledge of the Company, no other party to any such agreement (excluding any Loan or extension of credit made by the Company or any of its Subsidiaries) is in default in any respect thereunder.
(p) Intellectual Property.   The Company and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use (in the manner and the geographic areas in which they are currently used) without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its business. Section 3.2(p) of the Company’s Disclosure Letter sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to the Company or any of its Subsidiaries for use in its business, and all licenses and other agreements relating thereto and all agreements relating to third party intellectual property that the Company or any of its Subsidiaries is licensed or authorized to use in its business, including any software licenses but excluding any so-called “shrink-wrap” license agreements and other similar computer software licensed in the ordinary course of business and/or otherwise resident on desktop computers (collectively, the “Intellectual Property”). With respect to each item of Intellectual Property owned by the Company or any of its Subsidiaries, the owner possesses all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Intellectual Property that the Company or any of its Subsidiaries is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that the Company or any of its Subsidiaries must license or refrain from using any intellectual property rights of a third party). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of the Company or any of its Subsidiaries.
(q) Labor Matters.
(i) Since January 1, 2015, the Company and its Subsidiaries have been in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither the Company nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the Knowledge of the Company, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened.
(ii) Section 3.2(q) of the Company’s Disclosure Letter identifies: (A) all present employees (including any leased or temporary employees) of the Company and its Subsidiaries and any consultants or independent contractors providing services to the Company or any of its Subsidiaries; and (B) each employee’s, consultant’s or independent contractor’s current rate of compensation. Section 3.2(q) of the Company’s Disclosure Letter also names any employee who is absent from work due to a leave of absence (including but not limited to, in accordance with the requirements of the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act) or a work-related injury, or who is receiving workers’ compensation or disability compensation. There are no unpaid wages, bonuses or commissions owed to any employee (other than those not yet due).
(r) Employee Benefit Plans.
(i) Section 3.2(r) of the Company’s Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance, incentive, retiree medical or life insurance, supplemental retirement, employment and change in control agreements, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, fringe benefit, and other benefit plans, contracts, agreements and arrangements, including, but not limited to, “employee benefit plans,” as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of the Company or any of its Subsidiaries (hereinafter referred to collectively as the “Company Employee Plans”). Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, there has been no announcement or commitment by the Company or any of its Subsidiaries to create an additional Company Employee Plan, or to amend any Company Employee Plan, except for amendments required by applicable law or that do not materially increase the cost of such Company Employee Plan.
(ii) The Company has heretofore made available to Parent and MHC true, correct and complete copies of the following documents with respect to each of the Company Employee Plans, to the extent applicable, (i) all plans and trust agreements, (ii) all summary plan descriptions, amendments, modifications or material supplements to any Company Employee Plans, (iii) where any Company Employee Plan has not been reduced to writing, a written summary of all the material plan terms, (iv) the annual report (Form 5500), if any, filed with the IRS for the last three (3) plan years and summary annual reports, with schedules and financial statements attached, (v) the most recently received IRS determination letter, if any, relating to any Company Employee Plan, (vi) the most recently prepared actuarial report for each Company Employee Plan (if applicable) for each of the last three (3) years and (vii) copies of material notices, letters or other correspondence with the IRS, U.S. Department of Labor or Pension Benefit Guarantee Corporation.
(iii) Each Company Employee Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the IRC. Neither the Company nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the Department of Labor or any other Governmental Entity with respect to any Company Employee Plan, and neither the Company nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such program. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms.
(iv) Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened litigation, administrative action or proceeding relating to any Company Employee Plan. All of the Company Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. To the Knowledge of the Company, there has occurred no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Company Employee Plans that is likely to result in the imposition of any penalties or Taxes upon the Company or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.
(v) Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries currently maintains or has within the last six (6) years maintained any Company Employee Plan that is subject to Title IV of ERISA (the “Company Pension Plan”). Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has contributed to or could otherwise incur any actual or contingent liability under any “multiemployer plan,” as defined in Section 3(37) of ERISA. Except as set forth in Section 3.2(r)(v) of the Company’s Disclosure Letter, no Company Employee Plan is (i) a “multiple employer plan” within the meaning of Section 413(c) of the IRC, (ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iii) a “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the IRC) or other funded arrangement for the provision of welfare benefits.
(vi) Each Company Employee Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and that is intended to be qualified under Section 401(a) of the IRC (a “Company Qualified Plan”) has received a favorable determination letter from the IRS or a favorable opinion letter, and, to the Knowledge of the Company, there are no circumstances likely to result in revocation of any such favorable determination letter or opinion letter.
(vii) Each Company Employee Plan that is subject to Section 409A of the IRC has been administered and documented in compliance in all material respects with the requirements of Section 409A of the IRC.
(viii) Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries has any obligations for post-retirement or post-employment benefits under any Company Employee Plan that cannot be amended or terminated upon sixty (60) days’ notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.
(ix) Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, all contributions required to be made with respect to any Company Employee Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Employee Plan, for any period through the date hereof have been timely made or paid in full, or to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company. Each Company Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the IRC or (B) is unfunded.
(x) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor, consultant or other service provider of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Employee Plan or related trust. Except as disclosed in Section 3.2(r) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any “excess parachute payments” within the meaning of Section 280G of the IRC. Neither the Company nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments that would not be fully deductible by reason of Section 162(m) of the IRC. Section 3.2(r) of the Company’s Disclosure Letter includes a schedule of all termination benefits (with the exception of benefits paid pursuant to a Company Qualified Plan) includes a schedule of all termination benefits and related payments that would be payable to, or accelerated with respect to, the individuals identified thereon under any employment agreement, change in control agreement, severance arrangements or policies, equity incentive plan, supplemental executive retirement plans, bonus plans, deferred compensation plans, salary continuation plans or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by the Company or any Company Subsidiary for the benefit of officers, employees or directors of the Company or any Company Subsidiary assuming their employment or service is terminated without cause as of January 1, 2019 and the Effective Time occurs on such date and based on other assumptions specified in Section 3.2(r) of the Company’s Disclosure Letter.

(xi) The ESOP was validly authorized and established in accordance with applicable laws. The trust under the ESOP (the “Trust”) is a trust established in accordance with Section 501(a) of the IRC and is administered and interpreted in accordance with the laws of the Commonwealth of Massachusetts. The trustee of the Trust (the “Trustee”) has the requisite power and authority to carry out its duties under the Trust and the transactions contemplated by this Agreement. The ESOP has received a determination from the Internal Revenue Service that the ESOP meets the applicable qualification requirements of Section 401(a) of IRC and, to the Knowledge of the Company, since the date of such determination (i) such qualified status has not been revoked and (ii) nothing has occurred that would reasonably be expected to cause revocation of such qualified status. The shares of Company Common Stock held by the Trust constitute “employer securities” as defined in Section 409(l) of the IRC and “qualifying employer securities” as defined in Section 407(d)(5) of ERISA. Other than the outstanding indebtedness (as of the Closing Date) owed to the Company by the ESOP pursuant to the Term Loan Agreement, dated as of October 10, 2014, by and between Company and the Trustee (the “ESOP Loan”) and outstanding invoices from service providers, there is no existing indebtedness of the ESOP.
(s) Properties.
(i) A list of all real property owned or leased by the Company or a Subsidiary of the Company is set forth in Section 3.2(s) of the Company’s Disclosure Letter. The Company and each of its Subsidiaries has good and marketable fee simple title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for Taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby (collectively, “Permitted Liens”). No real property owned by the Company or any of its subsidiaries is subject to any right of first offer, right of first refusal or any other option to purchase held by any third party. Each lease pursuant to which the Company or any of its Subsidiaries as lessee or lessor, leases real or personal property is valid and in full force and effect and neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease. The Company has previously made available to MHC and Parent a complete and correct copy of each such lease. All real property owned or leased by the Company or any of its Subsidiaries are in all material respects in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries. To the Knowledge of the Company, none of the buildings, structures or other improvements located on any real property owned or leased by the Company or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way or is subject to any encroachments from abutting properties.
(ii) The Company and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such Liens, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of the Company and its Subsidiaries that is leased rather than owned, neither the Company nor any of its Subsidiaries is in default under the terms of any such lease.
(t) Fairness Opinion.   The board of directors of the Company has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion) from Keefe, Bruyette & Woods, Inc. to the effect that, as of the date of such opinion and subject to the factors, assumptions, limitations and qualifications set forth therein, the Merger Consideration is fair, from a financial point of view, to such Company stockholders.
(u) Fees.   Other than for financial advisory services performed for the Company by Keefe, Bruyette & Woods, Inc., pursuant to an agreement dated March 12, 2018, a true and complete copy of which is attached as an exhibit to Section 3.2(u) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.
(v) Environmental Matters.
(i) Each of the Company’s and its Subsidiaries’ properties, the Participation Facilities, and, to the Knowledge of the Company, the Loan Properties are, and have been during the period of the Company’s or its Subsidiaries’ ownership or operation thereof, in material compliance with all Environmental Laws.
(ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of the Company, threatened, before any court, Governmental Entity or board or other forum against the Company or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility.
(iii) To the Knowledge of the Company, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, Governmental Entity or board or other forum relating to or against any Loan Property (or the Company or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.
(iv) Neither the Company nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.
(v) There are no underground storage tanks at any properties owned or operated by the Company or any of its Subsidiaries or any Participation Facility. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other person or entity, has closed or removed any underground storage tanks from any properties owned or operated by the Company or any of its Subsidiaries or any Participation Facility.
(vi) To the Knowledge of the Company, during the period of  (A) the Company’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) the Company’s or its Subsidiary’s participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they are regulated under any Environmental Law in effect at the time of such release. To the Knowledge of the Company, prior to the period of  (A) the Company’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) the Company’s or its Subsidiary’s participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they are regulated under any Environmental Law in effect at the time of such release.
(w) Loan Matters.
(i) All Loans held by the Company or any of its Subsidiaries were made in all material respects for good, valuable and adequate consideration in the ordinary course of the business, in accordance in all material respects with sound banking practices, and, to the Knowledge of the

Company, are not subject to any defenses, setoffs or counterclaims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. The notes or other evidences of indebtedness evidencing such Loans and all forms of pledges, mortgages and other collateral documents and security agreements are, in all material respects, enforceable, valid, true and genuine and what they purport to be.
(ii) Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor the Company’s practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including the Truth In Lending Act, Regulations O and Z of the FRB, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.
(iii) The allowance for loan losses reflected in the Company’s audited balance sheet at December 31, 2017 was, and the allowance for loan losses shown on the balance sheets in the SEC Reports for periods ending after such date, in the opinion of management, were, or will be, adequate, as of the dates thereof, under GAAP.
(iv) Except as set forth in Section 3.2(w) of the Company’s Disclosure Letter, none of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(v) (A) Section 3.2(w) of the Company’s Disclosure Letter sets forth a list of all Loans as of the date hereof by the Company or Pilgrim Bank to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the FRB’s regulations (12 C.F.R. Part 215)) of the Company or any of its Subsidiaries, (B) there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was not in compliance with Regulation O and (C) all such Loans are and were originated in compliance in all material respects with all applicable laws.
(vi) Section 3.2(w) of the Company’s Disclosure Letter sets forth a listing, as of June 30, 2018, by account, of: (A) each borrower, customer or other party which has notified Pilgrim Bank during the past twelve (12) months of, or has asserted against the Company or Pilgrim Bank, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of the Company or Pilgrim Bank, each borrower, customer or other party that has given the Company or Pilgrim Bank any oral notification of, or orally asserted to or against Company or Pilgrim Bank, any such claim; and (B) all Loans (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are classified as “Watch,” “Special Mention,” “Substandard,” “Doubtful,” “Loss” or words of similar import, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than ninety (90) days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the origination of the Loan due to concerns regarding the borrower’s ability to pay in accordance with the Loan’s original terms, and (6) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by the Company or Pilgrim Bank as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.
(x) Anti-takeover Provisions Inapplicable.   The Company and its Subsidiaries have taken all actions required to exempt MHC, Parent, Merger Sub, the Agreement, the Merger and the Second Step Merger from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.

(y) Material Interests of Certain Persons.   Except for deposit and loan relationships entered into in the ordinary course of business, no current or former officer or director of the Company, or any family member or affiliate of any such person, has any material interest, directly or indirectly, in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.
(z) Insurance.   The Company and each of its Subsidiaries is insured, and during each of the past three (3) calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice customarily be insured, and has maintained all insurance required by applicable laws and regulations. Section 3.2(z) of the Company’s Disclosure Letter lists all insurance policies maintained by the Company and each of its Subsidiaries as of the date hereof, including any bank-owned life insurance (“BOLI”) policies. All of the policies and bonds maintained by the Company or any of its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and, to the Knowledge of the Company, no such claim has been denied and no such claims are currently pending. Neither the Company nor any of its Subsidiaries is in breach of or default under any insurance policy, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. The BOLI reflected on the Company’s balance sheet is, and will at the Effective Time be, with the exception of the underlying split-dollar arrangements as set forth in Section 3.2(r) of the Company’s Disclosure Letter, owned by the Company or such Subsidiary, as the case may be, free and clear of any claims thereon by the officers, directors or members of their families. The Company and its Subsidiaries have obtained the informed, written consent of each employee on whose behalf BOLI has been purchased. The Company and its Subsidiaries have taken all necessary actions necessary to comply with applicable law in connection with its purchase of BOLI. A breakdown of the estimated cash surrender values for each policy, the purpose for which each policy was purchased, the beneficiaries under each policy and a list of the lives insured thereunder has been made available to Parent.
(aa) Investment Securities; Derivatives.
(i) Except for restrictions that exist for securities that are classified as “held to maturity,” none of the investment securities held by the Company or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.
(ii) Neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.
(bb) Indemnification.   Except as provided in the articles of incorporation or bylaws of the Company and the similar organizational documents of its Subsidiaries or under the MGCL or the MBCA, and in the employment agreements, change in control agreements and other agreements related to employment or service as a director, officer or employee, neither the Company nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of the Company and, to the Knowledge of the Company, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any such employment-related agreement.
(cc) Corporate Documents and Records.   The Company has previously provided a complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of the Company and each of the Company’s Subsidiaries, as in effect as of the date of this Agreement.

Neither the Company nor any of the Company’s Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of the Company and each of the Company’s Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.
(dd) CRA, Anti-Money Laundering, OFAC and Customer Information Security.   Pilgrim Bank has received a rating of  “Satisfactory” in its most recent examination or interim review with respect to the CRA. The Company does not have Knowledge of any facts or circumstances that would cause Pilgrim Bank or any other Subsidiary of the Company: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “Satisfactory”; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, 201 C.M.R. 17.00, as well as the provisions of the information security program adopted by Pilgrim Bank. To the Knowledge of the Company, no non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause either the Company or any of its Subsidiaries to undertake any remedial action. The board of directors of Pilgrim Bank (or where appropriate of any other Subsidiary of the Company) has adopted, and Pilgrim Bank (or such other Subsidiary of the Company) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and Pilgrim Bank (or such other Subsidiary of the Company) has complied in all material respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.
(ee) Internal Controls.   The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information. To the Knowledge of the Company, there has not occurred any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(ff) Information Security.   To the Knowledge of the Company, since January 1, 2018, no third party has gained unauthorized access to any information technology networks used in the operation of the business of the Company and its Subsidiaries.
(gg) Transactions with Affiliates.   Except as set forth in Section 3.2(w)(v) of the Company’s Disclosure Letter, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any shareholder owning five percent (5%) or more of the Company Common Stock, or any director, officer, employee or affiliate of the Company or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective affiliates, shareholders owning five percent (5%) or more of the outstanding Company Common Stock, directors or executive officers or any material transaction or agreement with any employee other than executive officers. All agreements between the Company or any of its Subsidiaries and any of their affiliates comply, to the extent applicable, with Regulation W of the FRB.
(hh) Transaction Expenses.   Section 3.2(hh) of the Company’s Disclosure Letter sets forth the attorneys’ fees, investment banking fees, accounting fees and other costs or fees that the Company and its Subsidiaries have accrued through June 30, 2018, and to the Company’s Knowledge as of the most reasonable practicable date, a good faith estimate of the attorneys’ fees, investment banking fees, and accounting fees that the Company and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement.
3.3 Representations and Warranties of MHC and Parent.   MHC and Parent represent and warrant to the Company that, except as set forth in Parent’s Disclosure Letter:
(a) Organization and Qualification.   Each of MHC and Parent is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and is registered with the FRB as a bank holding company. Each of MHC and Parent has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Each of MHC and Parent is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on MHC or Parent. Each of MHC and Parent engage only in activities (and hold properties only of the types) permitted for bank holding companies under the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the FRB promulgated thereunder.
(b) Authority.   Each of MHC and Parent has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the consents, approvals and filings set forth in Section 3.3(d), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of MHC’s and Parent’s boards of directors, and no other corporate proceedings on the part of MHC or Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by MHC and Parent and constitutes a valid and binding obligation of MHC and Parent, enforceable against MHC and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.
(c) No Violations.   The execution, delivery and performance of this Agreement by MHC and Parent do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming that the consents, approvals and filings referred to in Section 3.3(d) have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which MHC or Parent (or any of their respective properties) is subject, (ii) violate the articles of organization, articles of incorporation or bylaws of MHC or Parent or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of MHC or Parent under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which MHC or Parent is a party, or to which any of their respective properties or assets may be subject.
(d) Consents and Approvals.   Except for (i) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related statutory waiting periods required by, federal and state banking authorities, including applications and notices, as applicable, with the BBI, FRB and MDOB (including such filings of applications and notices with, and receipt of approvals or no objections from, federal and state banking authorities, as applicable, in order to dividend funds from Parent Banks to Parent necessary to fund the aggregate Merger Consideration), and (ii) filings of the Articles of Merger with the SDAT pursuant to the MGCL, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by MHC or Parent of this Agreement or the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement. As of the date hereof, based on discussions with regulatory authorities, neither MHC or Parent knows of no reason pertaining to MHC or Parent or any of their Subsidiaries why any of the approvals referred to in this Section 3.3(d) should not be obtained without the imposition of any material condition or restriction described in Section 6.2(e).
(e) Financial Statements.   MHC has previously made available to the Company copies of  (i) the consolidated statements of financial condition of MHC and its Subsidiaries as of June 30, 2017 and 2016 and related consolidated statements of income, changes in equity and cash flows for each of the two years in the two-year period ended June 30, 2017, together with the notes thereto, accompanied by the audit report of MHC’s independent registered public accounting firm and (ii) the unaudited consolidated statements of financial condition of MHC and its Subsidiaries as of March 31, 2018 and the related consolidated statements of income and cash flows for the nine months ended March 31, 2018 and 2017. Such financial statements were prepared from the books and records of MHC and its Subsidiaries, fairly present the consolidated financial position of Parent and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations and cash flows of MHC and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate).
(f) Litigation.   There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the Knowledge of MHC or Parent, threatened against or affecting MHC or Parent or any of their Subsidiaries that (i) challenge the validity or propriety of the transactions contemplated by this Agreement or (ii) could reasonably be expected to adversely affect the ability of MHC or Parent to perform its obligations under this Agreement.
(g) Compliance with Laws.   MHC and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or the employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the MHC. MHC and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of MHC, threatened. Neither MHC nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the MHC.
(h) Corporate Documents and Records.   Parent has previously provided a complete and correct copy of the articles of organization, bylaws and similar organizational documents of MHC and each of MHC’s Subsidiaries, as in effect as of the date of this Agreement. Neither MHC nor any of the MHC’s Subsidiaries is in violation of its articles of organization, bylaws or similar organizational documents. The minute books of the MHC and each of the MHC’s Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their corporators.
(i) Availability of Funds.   Parent has and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

(j) Employee Benefits.   All employee benefit plans of Parent or any Parent Subsidiary comply in form and in operation in all material respects with all applicable laws, including the IRC and ERISA. Each employee benefit plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA), maintained by Parent or any Parent Subsidiary and that is intended to be qualified under Section 401(a) of the IRC have met such requirements, in all material respects, at all times and have been and continue to be tax exempt under Section 501(a) of the IRC, and a favorable determination as to the qualification under the IRC of each such plan and each amendment thereto has been made by the IRS.
ARTICLE IV
Conduct Pending the Merger
4.1 Forbearances by the Company.   Except as expressly contemplated or permitted by this Agreement, disclosed in Section 4.1 of the Company’s Disclosure Letter (disclosure in any other Section of the Company’s Disclosure Letter not being sufficient for purposes of this exception), or required by law, regulation or any Governmental Entity during the period from the date of this Agreement to the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, without the prior written consent of Parent, which consent will not be unreasonably withheld, delayed or conditioned:
(a) conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;
(b)   (i) except for (A) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (B) advances from the Federal Home Loan Bank of Boston with a maturity of not more than one year, incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;
(ii) take any action to incur any prepayment penalty in the course of prepaying any indebtedness or other similar arrangements; or
(iii) other than in the regular, ordinary and usual course consistent with past practice, purchase any brokered certificates of deposit;
(c)    (i) adjust, split, combine or reclassify any of the Company’s capital stock;
(ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company RSAs), in each case, in accordance with past practice and the terms of the applicable award agreements;
(iii) grant any Company Equity Awards or any other stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or
(iv) issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of Company Stock Options outstanding on the date hereof;
(d) except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement and that are described in Section 4.1 of the Company’s Disclosure Letter (including the sale, transfer and disposal of other real estate owned), (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its real property or other assets to any person other than a Subsidiary, or (ii) cancel, release or assign any indebtedness to any such person or any claims held by any such person;
(e) other than in the ordinary course consistent of business with past practice, make any equity investment (other than mandatory purchases of Federal Home Loan Bank stock), either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person, or form any new subsidiary;
(f) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and other than contracts or agreements covered by Section 4.1(g);
(g) make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any Loan, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed $50,000 if such Loan is not fully secured or $1,000,000 if such Loan is fully secured or (ii) Loans as to which the Company has a binding obligation to make as of the date hereof and that are described in the Company’s Disclosure Letter; provided, however, that neither the Company nor any of its Subsidiaries shall make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any Loan, or make any commitment in respect of any of the foregoing, to any person if when aggregated with all outstanding Loans and commitments for Loans made to such person and such person’s family members and affiliates, the Loans would exceed $3,000,000;
(h) make or increase any Loan, or commit to make or increase any such Loan or extension of credit, to any director or executive officer of the Company or Pilgrim Bank, or any entity controlled, directly or indirectly, by any of the foregoing, except in accordance with lines of credit in effect on the date of this Agreement;
(i)   (i) increase in any manner the compensation, bonuses or other fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect, provided that the Company may pay (x) bonuses for 2018 performance in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect; (y) all vacation, sick leave or personal leave accrued consistent with past practice that remains unused immediately prior to the Effective Time; and (z) the accrued earned time off, all of which shall be set forth in the Company’s Disclosure Letter;
(ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director, except for amendments to any plan or agreement that are required by law; or
(iii) elect to any executive office any person who is not a member of its executive officer team as of the date of this Agreement or elect to its board of directors any person who is not a member of its board of directors as of the date of this Agreement.
(j) commence any action or proceeding, other than to enforce any obligation owed to the Company or any of its Subsidiaries and in accordance with past practice, or settle any claim, action or proceeding (i) involving payment by it of money damages in excess of  $25,000 or (ii) which would impose any material restriction on its operations or the operations of any of its Subsidiaries;
(k) amend its articles of incorporation or bylaws, or similar governing documents;
(l) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice;
(m) other than U.S. government and U.S. government agency securities with final maturities less than one year, purchase any debt security, including mortgage-backed and mortgage-related securities;

(n) make any capital expenditures other than pursuant to binding commitments existing on the date hereof, which are described in the Company’s Disclosure Letter, in amounts not to exceed $25,000 each and $100,000 in the aggregate and expenditures necessary to maintain existing assets in good repair;
(o) establish or commit to the establishment of, or file any application with respect to the establishment of, any new branch or other office facilities or automated teller machine or file any application to relocate or terminate the operation of any banking office or automated teller machine;
(p) enter into any futures contract, option, interest rate cap, interest rate floor, interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;
(q) make any changes in policies in existence on the date hereof with regard to: the extension of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon, investments, asset/liability management, or other material banking policies, except as may be required by changes in applicable law or regulations, GAAP, or per the direction of a Governmental Entity;
(r) except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby (i) issue any communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Parent and, to the extent relating to post-Closing employment, benefit or compensation information, without the prior consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) or (ii) issue any communication of a general nature to customers without the prior approval of Parent (which shall not be unreasonably withheld, conditioned or delayed);
(s) foreclose upon or take a deed or title to any commercial real estate (i) without providing prior notice to Parent and conducting a Phase I environmental assessment of the property, or (ii) if the Phase I environmental assessment referred to in the prior clause reflects the presence of any Hazardous Material or underground storage tank;
(t) make, change or rescind any material election concerning Taxes or Tax returns, file any amended Tax return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment, or surrender any right to claim a refund of Taxes or obtain any Tax ruling;
(u) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;
(v) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or
(w) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.1.
Any request by the Company or response thereto by Parent shall be made in accordance with the notice provisions of Section 8.7 and shall note that it is a request pursuant to this Section 4.1.
4.2 Forbearances by MHC and Parent.   Except as expressly contemplated or permitted by this Agreement or required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, MHC and Parent shall not, nor shall MHC or Parent permit any of their Subsidiaries to, without the prior written consent of the Company, which shall not unreasonably be withheld, delayed or conditioned:

(a) take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, or take any action that would materially reduce its liquidity or reduce its capital to an amount that would make it less than “well capitalized” either prior to or immediately subsequent to the consummation of its obligations under this Agreement;
(b) take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement; or
(c) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.2.
ARTICLE V
Covenants
5.1 Acquisition Proposals.
(a) From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries’ officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, induce or encourage, or take any other action to facilitate, any inquiries, offers, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information or data regarding the Company or any of its Subsidiaries to any person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, (iii) continue or otherwise participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Parent), regarding an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into or consummate any agreement, arrangement, letter of intent or understanding contemplating any Acquisition Proposal or requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.1 by the Company. Notwithstanding the foregoing, prior to the adoption and approval of this Agreement by the Company’s stockholders at a meeting of the stockholders of the Company, this Section 5.1(a) shall not prohibit the Company from furnishing non-public information regarding the Company and its Subsidiaries to, or entering into discussions with, any person in response to an Acquisition Proposal that is submitted to the Company by such person (and not withdrawn) if  (1) the Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal, (2) the Company has not violated any of the restrictions set forth in this Section 5.1, (3) the Company’s board of directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that such action is required in order for the board of directors to comply with its fiduciary obligations to the Company’s stockholders under applicable law, and (4) at least two (2) Business Days prior to furnishing any non-public information to, or entering into discussions with, such person, the Company gives Parent written notice of the identity of such person and of the Company’s intention to furnish non-public information to, or enter into discussions with, such person and the Company receives from such person an executed confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between Parent and the Company.
(b) The Company will notify Parent immediately orally (within one (1) Business Day) and in writing (within three (3) Business Days) of receipt of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to Parent any written materials received by the Company or any of its Subsidiaries in connection therewith. The Company will keep Parent informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately orally (within one (1) Business Day) and in writing (within three (3) Business Days) upon the occurrence thereof.
(c) The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing. The Company shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.
5.2 Advice of Changes.   Prior to the Closing, each party shall promptly advise the other party orally and in writing to the extent that it has Knowledge of  (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
5.3 Access and Information.
(a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall (and shall cause the Company’s Subsidiaries to) afford Parent and its representatives (including, without limitation, officers and employees of Parent and its affiliates and counsel, accountants and other professionals retained by Parent) such reasonable access during normal business hours in a manner not to interfere with the prudent operation and supervision of employees of the Company and its Subsidiary throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors and materials proposed in connection with meetings of the Company’s board of directors), contracts, properties, personnel and to such other information relating to the Company and the Company’s Subsidiaries as Parent may reasonably request, except where such materials relate to (i) matters involving this Agreement, (ii) pending or threatened litigation or investigations if, in the opinion of counsel to the Company, the presence of such designees would or rightly adversely affect the confidential nature of, or any privilege relating to, the matters being discussed or (iii) matter involving an Acquisition Proposal; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company in this Agreement. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate and reasonable substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b) From the date hereof until the Effective Time, the Company shall, and shall cause the Company’s Subsidiaries to, promptly provide Parent with (i) a copy of each report filed with a Governmental Entity, including any SEC Reports, (ii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its board of directors, including all monthly board packages and copies of the minutes of the meetings of the boards of directors of the Company and the Company’s Subsidiaries and any committees thereof, (iii) a copy of each press release made available to the public and (iv) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Parent shall not be entitled to receive reports or other documents relating to (w) matters involving this Agreement, (x) pending or threatened litigation or investigations if, in the opinion of counsel to the Company, the disclosure of such information would or might adversely affect the confidential nature of, or any privilege relating to, the matters being discussed, (y) matters involving an Acquisition Proposal or (z) matters involving the discussion or disclosure of regulatory examination ratings or other “confidential supervisory information”.
(c) The Company and Parent will not, and will cause its respective representatives not to, use any information and document obtained in the course of the consideration of the consummation of the transactions contemplated by this Agreement, including any information obtained pursuant to this Section 5.3, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The parties agree that all information and documents obtained pursuant to this Section 5.3 shall be held in confidence and shall be treated as secret and confidential including to the extent required by, and in accordance with, the provisions of confidentiality set forth in a letter agreement, dated April 2, 2018.
(d) From and after the date hereof, representatives of Parent and the Company shall meet on a regular basis to discuss and plan for the conversion of the Company’s and its Subsidiaries’ data processing and related electronic informational systems.
(e) On the same day each month as the Company provides its monthly board package to its directors, which is expected to be on or about the third Friday of each month, the Company shall provide Parent with an updated list of Loans described in Section 3.2(w)(vi).
5.4 Applications; Consents.
(a) The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. The Company and Parent shall furnish each other with all information concerning themselves, their respective Subsidiaries, and their respective Subsidiaries’ directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of MHC, Parent or the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement. MHC, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to MHC, Parent and the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this Section 5.4(a).
(b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement.
(c) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that such consent or approval will not be obtained or that the receipt of any such required consent or approval will be materially delayed.
5.5 Anti-takeover Provisions.   The Company and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt MHC, Parent, the Agreement and the Merger from any provisions of an anti-takeover nature in the Company’s or its Subsidiaries’ articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state anti-takeover laws.
5.6 Additional Agreements.   Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.
5.7 Publicity.   The initial press release announcing this Agreement shall be a joint press release. Thereafter, the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public statements (including any written communications to stockholders) with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity; provided, however, that nothing in this Section 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party’s disclosure obligations imposed by law.
5.8 Stockholder Meeting.
(a) The Company will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, the Company will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call and give notice of a meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable to consider and vote on approval of this Agreement and the transactions provided for in this Agreement. Subject to Section 5.8(b), the Company shall, (i) through the Company’s board of directors, recommend to its stockholders approval of this Agreement, (ii) include such recommendation in the Proxy Statement and (iii) use commercially reasonable efforts to obtain from its stockholders a vote approving and adopting this Agreement.
(b) Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholder Meeting, the Company’s board of directors may, if it concludes in good faith (after consultation with its outside legal advisors) that the failure to do so would be reasonably likely to result in a violation of its fiduciary duties under applicable law, withdraw, modify or change its recommendation that the stockholders of the Company approve this Agreement in a manner adverse to Parent (a “Change of Recommendation”); provided that prior to any such Change of Recommendation, the Company shall have complied in all material respects with Section 5.1, given Parent written notice promptly (and in any event within twenty-four (24) hours) advising it of the decision of the Company’s board of directors to take such action and, in the event the decision relates to an Acquisition Proposal or inquiry, given Parent the material terms and conditions of the Acquisition Proposal, including the identity of the person making any such Superior Proposal or inquiry and the material terms of such Acquisition Proposal or inquiry; and provided, further, that in the event the decision relates to an Acquisition Proposal or inquiry: (i) the Company shall have given Parent three (3) Business Days after delivery of such notice to propose revisions to the terms of this Agreement (or make another proposal) and if Parent proposes to revise the terms of this Agreement, the Company shall have negotiated, and shall have caused its financial and legal advisors to negotiate, in good faith with Parent with respect to such proposed revisions or other proposal; and (ii) the Company’s board of directors shall have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Parent, if any, that such Acquisition Proposal constitutes a Superior Proposal. In the event the Company’s board of directors does not make the determination referred to in clause (ii) of this paragraph and thereafter determines to withdraw, modify or change its recommendation that the stockholders of the Company approve this Agreement pursuant to this Section 5.8(b) in connection with a new Acquisition Proposal, the procedures referred to above shall apply anew and shall also apply to any subsequent withdrawal, amendment or change, except that the three (3) Business Day period referred to above shall be reduced to two (2) Business Days. In addition to the foregoing, the Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger.
5.9 Proxy Statement.
(a) The Company shall prepare a proxy statement and related materials relating to the matters to be submitted to the Company stockholders at the Stockholder Meeting (such proxy statement and related materials and any amendments or supplements thereto, the “Proxy Statement”). Upon request,

Parent will furnish to the Company the information required to be included in the Proxy Statement with respect to MHC’s and its business and affairs and shall have the right to review and consult with the Company and approve the form of, and any characterizations of such information included in, the Proxy Statement prior to its being filed on a preliminary basis with the SEC. The Company shall provide Parent and its counsel a reasonable opportunity for review and comment on the Proxy Statement prior to its filing with the SEC. If at any time prior to the Effective Time any information relating to MHC, Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by MHC, Parent or the Company, which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly disseminated to the stockholders of the Company.
(b) Company Information.   The Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The information regarding the Company and its Subsidiaries included in the Proxy Statement, and all amendments and supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that no representation is made by the Company with respect to information supplied by Parent or any affiliate or representative of Parent specifically for use or incorporation by reference in the Proxy Statement. The information supplied, or to be supplied, by the Company for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by this Agreement shall be accurate in all material respects.
(c) MHC and Parent Information.   The information regarding MHC and Parent to be supplied by Parent for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
5.10 Notification of Certain Matters.   Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence that individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. To the extent permitted by law, the Company shall give Parent prompt notice of any new civil, criminal, administrative or regulatory action, suit, demand letter, demands for indemnification, claim, hearing, notice of violation, arbitration, investigation, order to show cause, market conduct examination, notice of non-compliance or other proceeding of any nature pending or threatened against the Company or any of its Subsidiaries. Each of the Company, on the one hand, and MHC and Parent, on the other hand, shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.
5.11 Employee Benefit Matters.
(a) Parent shall endeavor to retain as many of Company’s and Pilgrim Bank’s employees as it deems reasonably practical in its sole discretion. All persons who are employees of Pilgrim Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time is deemed a “Continuing Employee.” Each Continuing Employee’s whose employment was at will by Pilgrim Bank prior to the Effective Time will continue to be employed at the will of Pilgrim Bank and this Agreement is not intended to provide to any employee a legally enforceable right or guarantee to continuing employment after the Effective Time. Following the

Effective Time, Parent shall maintain or cause to be maintained employee benefit plans and compensation opportunities for the benefit of Continuing Employees that, in the aggregate are substantially comparable to the employee benefit and compensation opportunities that are generally made available to similarly situated employees of Parent or its Subsidiaries. Notwithstanding the foregoing, neither Parent nor the Company shall cause any coverage of a Continuing Employee or such employee’s dependents to terminate under any Company health and welfare plan prior to the time such Continuing Employee or such employee’s dependents, as applicable, are participating in the health and welfare plans common to all employees of Parent and their dependents except in the case of a termination of employment or other service.
(b) Parent agrees that each full time employee of the Company or Pilgrim Bank who is involuntarily terminated by Parent (other than for cause as determined by Parent) within twelve (12) months of the Effective Time and who is not covered by a separate severance or change in control agreement shall, upon executing an appropriate release in a form reasonably determined by Parent, receive a severance payment in accordance with Pilgrim Bank’s “Employee Severance Compensation Plan” as set forth in Section 5.11(b) of the Company’s Disclosure Letter.
(c) Parent and the Company may wish to provide retention bonuses to employees of the Company who remain employed at the Company through the Effective Time or for an interim period following the Effective Time through ultimate conversion of the Company’s data processing systems. Parent shall establish a retention bonus pool in an amount to be disclosed in Section 5.11(c) of Parent’s Disclosure Letter to induce retention of employees of the Company and Pilgrim Bank after the Effective Time. Allocation of the retention bonuses shall be jointly determined by the Chief Executive Officers of Parent and the Company. Neither party shall communicate the amounts considered for individual bonuses with the affected employees until such amounts are finally determined. Such retention bonuses will be in addition to, and not in lieu of, any amount to be paid pursuant to Section 5.11(d).
(d) Parent shall honor all obligations under the employment and change in control agreements, the executive annual incentive plan and supplemental executive retirement plans as set forth in Section 5.11(d) of the Company’s Disclosure Letter. Parent shall assume and honor all Company Employee Plans in accordance with their terms.
(e) With respect to any employee benefit plans of Parent in which any Continuing Employee becomes eligible to participate on or after the Effective Time (the “New Plans”), Parent agrees to use commercially reasonable efforts to: (i) cause to be waived all pre-existing conditions, exclusions and waiting period with respect to participation and coverage requirements applicable such employees and their eligible dependents under the New Plans, except to the extent such pre-existing conditions, exclusions or waiting period would apply under the analogous Company Employee Plan; (ii) provide each such employee and their eligible dependents with credit for any eligible expenses incurred by such employee or dependent prior to the Effective Time under a Company Employee Plan (to the same extent that such credit was given under the analogous Company Employee Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any New Plan; and (iii) provide each Continuing Employee with service credit for eligibility and vesting purposes under any New Plan in which Continuing Employees are eligible to participate for all periods of employment with the Company or any its Subsidiaries prior to the Effective Time; provided, however, that the foregoing service recognition shall not apply to the extent it would result in duplication of benefits for the same period of service, such service was not recognized under the corresponding Company Employee Plan, or for benefit accrual purposes under any defined benefit plan.
(f) In the event of the freezing or termination of the Company’s 401(k) plan, Parent agrees to permit participants in the Company’s 401(k) plan to roll over their account balances and outstanding loan balances from the Company’s then-frozen or terminated 401(k) plan to a newly established 401(k) plan established solely for the benefit of such participants, if elected by such participants.
(g) Notwithstanding the foregoing, references to “Parent” or the “Company” in this Section 5.11 shall also include any Subsidiary of Parent or Subsidiary of the Company, respectively, as the context requires.

5.12 Indemnification.
(a) From and after the Effective Time through the sixth anniversary of the Effective Time, MHC and Parent shall indemnify and hold harmless each of the current or former directors, officers or employees of the Company or any of its Subsidiaries (each, an “Indemnified Party”), and any person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, trustee or partner of another corporation, partnership, trust, joint venture, employee benefit plan or other entity or (ii) any matters arising in connection with the transactions contemplated by this Agreement, to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to the Company’s articles of incorporation and bylaws as in effect on the date of this Agreement and as permitted by applicable law, and MHC, Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
(b) Any Indemnified Party wishing to claim indemnification under Section 5.12(a), upon learning of any action, suit, proceeding or investigation described above, shall promptly notify MHC and Parent thereof. Any failure to so notify shall not affect the obligations of MHC and Parent under Section 5.12(a) unless and to the extent that MHC or Parent is actually prejudiced as a result of such failure.
(c) Parent shall maintain, or shall cause to be maintained, in effect for six (6) years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of Company and Pilgrim Bank (provided, that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to claims against such officers and directors arising from facts or events occurring at or prior to the Effective Time; provided, however, that in no event shall Parent be required to expend in the aggregate pursuant to this Section 5.12(c) more than 200% of the annual premiums currently paid by the Company or Pilgrim Bank for such insurance (the “Insurance Amount”); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Insurance Amount, Parent shall cause to be maintained policies of directors’ and officers’ insurance that, in Parent’s good faith determination, provide the maximum coverage available at an annual premium equal to the Insurance Amount; provided, further, that Parent may (i) request the Company to obtain an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance policy or (ii) substitute therefor “tail” policies the material terms of which, including coverage and amount, are no less favorable in any material respect to such person’s than the Company’s existing insurance policies as of the date hereof.
(d) In the event MHC or Parent or any of their successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves, transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that such successor and assign of MHC and Parent and its successors and assigns assume the obligations set forth in this Section 5.12.
(e) The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

(f) Any indemnification payments made pursuant to this Section 5.12 are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).
5.13 Post-Closing Governance.
(a) MHC and Parent may consider increasing the size of their boards of directors and appointing one or more individuals from Pilgrim Bank’s market area to fill any vacancy created.
(b) Prior to the Closing, MHC and Parent shall offer each member of the Company’s board of directors who is not appointed a director of MHC and Parent pursuant to Section 5.13(a) the opportunity to serve as corporator of MHC, and MHC’s board of trustees shall recommend that MHC’s corporators, at the annual meeting of corporators next following the Effective Time, elect as corporators of MHC such directors who express an interest in serving as a corporator of MHC and who, in MHC’s good faith judgment and sole discretion, satisfies MHC’s selection criteria for its corporators generally.
5.14 Charitable Contributions.   MHC and Parent agree to provide annual community support in Cohasset, Massachusetts and surrounding Massachusetts communities in an amount per year to be disclosed in Section 5.14 of Parent’s Disclosure Letter, for a period of not less than five (5) years following the Effective Time; provided, however, that any decision with respect to the post-Closing deployment of resources to support community activities within Pilgrim Bank’s existing market areas shall at all times be in the sole discretion of MHC and Parent.
5.15 Rule 16b-3.   Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.16 Exchange Act Deregistration.   Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable SEC rules to enable the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
5.17 ESOP Matters.   The Trustee and the Company shall take or cause to be taken all such actions as may be necessary to effect the actions set forth below relating to the ESOP prior to or simultaneous with the Closing, as applicable: Effective on the day immediately before the Closing, the ESOP shall be terminated (the “ESOP Termination Date”), no new participants shall be admitted on or after the ESOP Termination Date, and all existing ESOP participants’ accounts shall be fully vested and 100% non-forfeitable. The Company shall cause the ESOP’s plan administrator to direct the Trustee to remit a sufficient amount of the Suspense Shares back to the Company to repay the outstanding ESOP Loan in full, and the proceeds of the sale of the Suspense Shares shall be used to repay the outstanding balance of the ESOP Loan as of the Effective Time, with each remitted share to be valued equal to the Merger Consideration. All remaining shares of Company Common Stock held by the ESOP as of the Effective Time shall be exchanged for the Merger Consideration. After repayment of the outstanding ESOP Loan and the exchange of the shares of Company Common Stock for the Merger Consideration, the cash received upon conversion of the remaining Suspense Shares shall be deemed to be earnings and shall be allocated to ESOP participants’ accounts in accordance with the ESOP. If the Suspense Shares are insufficient to repay the outstanding balance of the ESOP Loan in full, the Company shall forgive the remaining balance of the ESOP Loan (after remitting the Suspense Shares to the Company). The Company acknowledges and agrees that following the Company’s forgiveness of the remaining balance on the ESOP Loan the ESOP shall have no further obligation to the Company with respect to the ESOP Loan, and the Company shall have no recourse against the ESOP for any amounts then remaining due under the ESOP Loan. No benefit distributions shall be made from the ESOP without the prior written consent of MHC or Parent before the IRS issues a favorable determination letter with respect to the tax-qualified status of the ESOP on termination, except that distributions from the ESOP may be made earlier if required by law or upon the occurrence of the ESOP participant’s retirement, death, disability or termination of employment or any other event, other than plan termination, that requires a distribution from the ESOP. The Company also shall take such other actions in furtherance of terminating the ESOP as MHC or Parent may reasonably request prior to the Closing, including the adoption of amendments to the ESOP.
5.18 Disclosure Supplements.   From time to time prior to the Effective Time, the Company and Parent will promptly supplement or amend their respective Disclosure Letters delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Letters or that is necessary to correct any information in such Disclosure Letters that has been rendered materially inaccurate thereby. No supplement or amendment to such Disclosure Letters shall have any effect for determining satisfaction of the conditions set forth in Article VI.
5.19 Banking Subsidiary.
(a) Following the Effective Time, Pilgrim Bank will be maintained as a wholly owned subsidiary of Parent. As such, Parent will endeavor to utilize the Pilgrim Bank name.
(b) At the request of Parent, each of the executive officer and directors of Pilgrim Bank as of the Effective Time will resign such position with Pilgrim Bank.
5.20 Formation of Merger Sub; Accession.   As promptly as reasonably practicable after the date of this Agreement, Parent shall organize Merger Sub as a wholly owned Subsidiary of Parent. Promptly after organizing Merger Sub, (a) Parent, as the sole shareholder of Merger Sub, shall approve and adopt this Agreement and (b) Parent shall cause Merger Sub to accede to this Agreement by executing a signature page to this Agreement. Before the Effective Time, Parent shall take such actions as are reasonably necessary to cause the board of directors of Merger Sub to unanimously approve this Agreement and authorize Merger Sub to enter into this Agreement.
5.21 Federal Reserve Membership.   The Company agrees to use all commercially reasonable efforts to submit or cause Pilgrim Bank to submit an application for prior FRB approval under Section 208.3 of the FRB’s Regulation H (12 C.F.R. Part 208) for Pilgrim Bank to become a member of the Federal Reserve System at or prior to the Effective Time. The parties agree that MHC and Parent will indemnify and reimburse Pilgrim Bank and the Company for any costs, fees or expenses incurred by the Company or Pilgrim Bank in connection therewith. The parties also agree that Pilgrim Bank shall not be required to become a member of the Federal Reserve System at any time prior to the Effective Time.
ARTICLE VI
Conditions to Consummation
6.1 Conditions to Each Party’s Obligations.   The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:
(a) Stockholder Approval.   This Agreement shall have been approved by the requisite vote of the Company’s stockholders in accordance with applicable laws and regulations.
(b) Regulatory Approvals.   All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired or been terminated.
(c) No Injunctions or Restraints; Illegality.   No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

(d) Third Party Consents.   MHC, Parent and the Company shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 6.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on MHC or Parent (after giving effect to the consummation of the transactions contemplated hereby).
6.2 Conditions to the Obligations of MHC and Parent.   The obligations of MHC and Parent to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by MHC and Parent:
(a) The Company’s Representations and Warranties.   Subject to the standard set forth in Section 3.1, each of the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.
(b) Performance of the Company’s Obligations.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate.   MHC and Parent shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of the Company to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.
(d) No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.
(e) Burdensome Condition.   None of the approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to MHC or Parent of the transactions contemplated hereby that, had such condition or requirement been known, MHC and Parent would not, in their reasonable judgment, have entered into this Agreement.
6.3 Conditions to the Obligations of the Company.   The obligations of the Company to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Company:
(a) Parent’s Representations and Warranties.   Subject to the standard set forth in Section 3.1, each of the representations and warranties of MHC and Parent contained in this Agreement and in any certificate or other writing delivered by MHC and Parent pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.
(b) Performance of MHC’s and Parent’s Obligations.   MHC and Parent shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.
(c) Officers’ Certificate.   The Company shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of MHC and Parent to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.
(d) Delivery of Merger Consideration.   On the Business Day prior to Closing, Parent shall have deposited with the Paying Agent the aggregate Merger Consideration in accordance with Section 2.6(c).

ARTICLE VII
Termination
7.1 Termination.   This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party, either before or after any requisite stockholder approval:
(a) by the mutual written consent of Parent and the Company; or
(b) by either Parent or the Company, in the event of the failure of the Company’s stockholders to approve the Agreement at the Stockholder Meeting (as it may be postponed or adjourned and reconvened); provided, however, that the Company shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.8; or
(c) by either Parent or the Company, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied and such denial has become final and non-appealable or (ii) any court or Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or
(d) by either Parent or the Company, in the event that the Merger is not consummated by May 31, 2019, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or
(e) by either Parent or the Company (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) and (b) or Sections 6.3(a) and (b), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty; or
(f) by Parent, if  (i) the Company shall have materially breached its obligations under Section 5.1 or Section 5.8 or (ii) if the board of directors of the Company does not publicly recommend in the Proxy Statement that stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement, the board of directors effects a Change of Recommendation; or
(g) by the Company, at any time prior to the adoption and approval of this Agreement by the Company’s stockholders, in order to enter into an agreement with respect to a Superior Proposal, but only if  (i) the Company’s board of directors has determined in good faith based on the advice of legal counsel that failure to take such action would cause the board of directors to violate its fiduciary duties under applicable law, and (ii) the Company has not breached its obligations under Section 5.1.
7.2 Termination Fee.
(a) In the event of termination of this Agreement by the Company pursuant to Section 7.1(g), the Company shall make payment to Parent of the Termination Fee.
(b) In the event of termination of this Agreement by Parent pursuant to Section 7.1(f), so long as at the time of such termination Parent is not in material breach of any representation, warranty or material covenant contained herein, the Company shall make payment to Parent of the Termination Fee.
(c) If  (i) this Agreement is terminated by either party pursuant to Section 7.1(b) or by Parent pursuant to Section 7.1(e) if the breach giving rise to such termination was knowing or intentional and (ii) at the time of such termination Parent is not in material breach of any representation, warranty or material covenant contained herein and (iii) prior to the Stockholder Meeting (in the case of termination pursuant to Section 7.1(b)) or the date of termination (in the case of termination pursuant to Section 7.1(e)), an Acquisition Proposal has been publicly announced, disclosed or communicated and (iv) within twelve (12) months of such termination the Company shall consummate or enter into any agreement with respect to an Acquisition Proposal, the Company shall make payment to Parent of the Termination Fee.
(d) Any fee payable pursuant to this Section 7.2 shall be made by wire transfer of immediately available funds within two (2) Business Days after notice of demand for payment. The Company and Parent acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. The amount payable by the Company pursuant to this Section 7.2 constitutes liquidated damages and not a penalty and shall be the sole remedy of Parent in the event of termination of this Agreement on the bases specified in this Section 7.2. Nothing in this Agreement shall in any way limit the right of the Company to seek a remedy at law or in equity in the event of a breach of this Agreement by MHC or Parent.
7.3 Effect of Termination.   In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and, subject to Section 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 5.3(c), 7.2, 7.3, 8.2, 8.6 and 8.11, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement. In the event of a termination of this Agreement by either Parent or the Company, neither Parent nor the Company shall issue any press release or make any other public statement regarding this Agreement or the proposed Merger except as counsel deems necessary in order to satisfy such party’s disclosure obligations imposed by law.
ARTICLE VIII
Certain Other Matters
8.1 Interpretation.   When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.
8.2 Survival.   Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 5.12, 5.14, 8.5, 8.11 and 8.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.
8.3 Waiver; Amendment.   Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of the Company, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Company Common Stock or that would contravene any provision of the MGCL or the applicable state and federal banking laws, rules and regulations.
8.4 Counterparts.   This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.
8.5 Governing Law; Consent to Jurisdiction.   This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maryland, without regard to the conflict of law principles thereof. Each of the parties hereto (a) consents to and submits itself to the exclusive jurisdiction of the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts, or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.5, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
8.6 Expenses.   Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.
8.7 Notices.   All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), by email, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to MHC and Parent, to:
Hometown Financial Group, MHC
Hometown Financial Group, Inc.
36 Main Street
P.O. Box 351
Easthampton, Massachusetts 01027
Attention:Matthew S. Sosik, President and CEO
Email:msosik@bankesb.com
With copies to:
Nutter McClennen & Fish LLP
Seaport West
155 Seaport Blvd
Boston, Massachusetts 02210
Attention:Kenneth F. Ehrlich, Esq., kehrlich@nutter.com
Jason J. Cabral, Esq., jcabral@nutter.com
If to the Company, to:
Pilgrim Bancshares, Inc.
40 South Main Street
Cohasset, Massachusetts 02025
Attention:Francis E. Campbell, President and CEO
Email:fcampbell@bankpilgrim.com
With copies to:
Luse Gorman, PC
5335 Wisconsin Avenue, NW, Suite 780
Washington, DC 20015
Attention:Lawrence M.F. Spaccasi, Esq., lspaccasi@luselaw.com
Steven Lanter, Esq., slanter@luselaw.com

8.8 Entire Agreement; No Third Party Beneficiaries.   This Agreement, together with the Exhibits and Disclosure Letters hereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except for Section 5.12, which confers rights on the parties described therein, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.
8.9 Successors and Assigns; Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.
8.10 Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
8.11 Specific Performance.   The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for securing or posting a bond in connection with the other party’s seeking or obtaining such injunctive relief.
8.12 Confidentiality.   Except as specifically set forth herein, the Company and Parent mutually agree to be bound by the terms of the confidentiality agreement dated April 2, 2018 (the “Confidentiality Agreement”), previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.
[Signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.
Hometown Financial Group, MHC
By:
/s/ Matthew S. Sosik

Matthew S. Sosik
President and Chief Executive Officer
Hometown Financial Group, Inc.
By:
/s/ Matthew S. Sosik

Matthew S. Sosik
President and Chief Executive Officer
Pilgrim Bancshares, Inc.
By:
/s/ Francis E. Campbell

Francis E. Campbell
President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Appendix B
July 24, 2018
The Board of Directors
Pilgrim Bancshares, Inc.
40 South Main Street
Cohasset, MA 02025
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Pilgrim Bancshares, Inc. (“Pilgrim”), of the Merger Consideration (as defined below) to be received by such shareholders in the proposed acquisition of Pilgrim by Hometown Financial Group, Inc. (“Parent”), a wholly-owned subsidiary of Hometown Financial Group, MHC (“MHC”), through the proposed merger of a to-be-formed wholly-owned subsidiary (“Merger Sub”) of Parent with and into Pilgrim, with Pilgrim as the surviving corporation and a wholly-owned subsidiary of Parent (such transaction, the “Merger”), pursuant to the Agreement and Plan of Merger to be entered into by and among MHC, Parent and Pilgrim (the “Agreement”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, by virtue of the Merger, automatically and without any action on the part of MHC, Parent, Merger Sub, Pilgrim or any holder of common stock, par value $0.01 per share, of Pilgrim (“Pilgrim Common Stock”), each share of Pilgrim Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Pilgrim Common Stock to be cancelled pursuant to the terms of the Agreement) shall become and be converted into the right to receive $23.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
KBW has acted as financial advisor to Pilgrim and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our and their broker-dealer businesses (and in the case of Pilgrim, further to an existing sales and trading relationship with KBW), we and our affiliates may from time to time purchase securities from, and sell securities to, Pilgrim, MHC, Parent and their respective affiliates. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Pilgrim. We have acted exclusively for the board of directors of Pilgrim (the “Board”) in rendering this opinion and will receive a fee from Pilgrim for our services. A portion of our fee is payable upon the rendering of this opinion and a significant portion is contingent upon the successful completion of the Merger. In addition, Pilgrim has agreed to indemnify us for certain liabilities arising out of our engagement.
Other than in connection with this present engagement, KBW has not provided investment banking and financial advisory services to Pilgrim during the past two years. In the past two years, KBW has not provided investment banking and financial advisory services to MHC or Parent. We may in the future provide investment banking and financial advisory services to Pilgrim, MHC or Parent and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Pilgrim and bearing upon the Merger, including among other things, the following: (i) the execution version of the Agreement dated July 25, 2018; (ii) the audited financial

The Board of Directors — Pilgrim Bancshares, Inc.
July 24, 2018

statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2017 of Pilgrim; (iii) the unaudited quarterly financial statements and the Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018 of Pilgrim; (iv) certain regulatory filings of Pilgrim and its subsidiaries, including the quarterly reports on Form FR Y-9SP and quarterly call reports required to be filed with respect to each quarter during the three year period ended December 31, 2017 and the quarter ended March 31, 2018; (v) certain other interim reports and other communications of Pilgrim to its shareholders; and (vi) other financial information concerning the businesses and operations of Pilgrim that was furnished to us by Pilgrim or that we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Pilgrim; (ii) the assets and liabilities of Pilgrim; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for Pilgrim with similar information for certain other companies the securities of which are publicly traded; and (v) financial and operating forecasts and projections of Pilgrim that were prepared by, and provided to us and discussed with us by, Pilgrim management and that were used and relied upon by us at the direction of such management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions that were held with the management of Pilgrim regarding the past and current business operations, regulatory relations, financial condition and future prospects of Pilgrim and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Pilgrim, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Pilgrim.
In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Pilgrim as to the reasonableness and achievability of the financial and operating forecasts and projections of Pilgrim referred to above (and the assumptions and bases therefor) that were prepared by, and provided to us and discussed with us by, such management, and we have assumed that such forecasts and projections were reasonably prepared and represent the best currently available estimates and judgments of such management.
It is understood that the forecasts and projections provided to us and used and relied upon by us were not prepared with the expectation of public disclosure, that such information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. We have assumed, based on discussions with Pilgrim management and with the consent of the Board, that the forecasts and projections of Pilgrim that were prepared and provided to us by Pilgrim management provide a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Pilgrim since the date of the last financial statements that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for Pilgrim are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of

The Board of Directors — Pilgrim Bancshares, Inc.
July 24, 2018

the property, assets or liabilities (contingent or otherwise) of Pilgrim, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Pilgrim, MHC or Parent under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transaction will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us referred to above) with no adjustments to the Merger Consideration and with no other payments in respect of Pilgrim Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of Pilgrim. We have assumed that the Merger will be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. We have further been advised by Pilgrim that Pilgrim has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Pilgrim, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of Pilgrim Common Stock of the Merger Consideration to be received by such shareholders in the Merger. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the merger of Pilgrim with and into Parent (with Parent as the surviving corporation) immediately following the consummation of the Merger, the charitable contributions to be made by MHC and Parent as provided for in the Agreement and the termination of the Pilgrim Bank Employee Stock Ownership Plan prior to the consummation of the Merger), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to Pilgrim, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Pilgrim to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Pilgrim or the Board, (iii) the fairness of the amount or nature of the compensation to any of Pilgrim’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Pilgrim Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of Pilgrim (other than the holders of Pilgrim Common Stock (solely with respect to the Merger Consideration, as described herein and not relative to any consideration to be

The Board of Directors — Pilgrim Bancshares, Inc.
July 24, 2018

received by holders of any other class of securities)) or any other party to any transaction contemplated by the Agreement, (v) whether Parent has sufficient cash, available lines of credit or other sources of funds to enable the aggregate Merger Consideration to be paid to the holders of Pilgrim Common Stock at the closing of the Merger, (vi) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (vii) any legal, regulatory, accounting, tax or similar matters relating to Pilgrim or its shareholders, or relating to or arising out of or as a consequence of the Merger or any related transaction.
This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Pilgrim Common Stock as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such shareholder should enter into a voting, shareholders’, or affiliates’ or similar agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Pilgrim Common Stock in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,
Keefe, Bruyette & Woods, Inc.

REVOCABLE PROXY
PILGRIM BANCSHARES, INC.
SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 11, 2018
10:00 a.m., Local Time
_______________________________
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the official proxy committee of Pilgrim Bancshares, Inc. (the “Company”), consisting of the full board of directors, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on Tuesday, December 11, 2018 at 10:00 a.m., local time, at the Red Lion Inn located at 71 South Main Street, Cohasset, Massachusetts and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:
1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 25, 2018, by and among Hometown Financial Group, MHC, Hometown Financial Group, Inc. and Pilgrim Bancshares, Inc. (the “merger agreement”), pursuant to which Pilgrim Bancshares will merge with Hometown Financial Group Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Hometown Financial formed solely to facilitate the merger, with Pilgrim Bancshares as the surviving entity (the “merger”), and immediately thereafter Pilgrim Bancshares will merge with and into Hometown Financial (the “second step merger”), and upon consummation of the merger and the second step merger, Hometown Financial will maintain Pilgrim Bank, the wholly owned subsidiary of Pilgrim Bancshares, as a separate stand-alone bank subsidiary of Hometown Financial.

FOR	AGAINST	ABSTAIN
☐	☐	☐
2.
Authorize the Board of Directors of the Company to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in favor of the merger agreement proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.
Dated:	SIGNATURE OF STOCKHOLDER
SIGNATURE OF CO-HOLDER (IF ANY)
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.